Exhibit 10.7

Execution Version

AGREEMENT

FOR

ENGINEERING, PROCUREMENT, CONSTRUCTION AND

MANAGEMENT OF CONSTRUCTION SERVICES

of the

SABINE PASS LNG

PHASE 2 RECEIVING, STORAGE AND REGASIFICATION TERMINAL EXPANSION

between

SABINE PASS LNG, L.P.

and

BECHTEL CORPORATION

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LIST OF ATTACHMENTS

Attachment A	Scope of Services and Design Basis
Schedule A-1	Scope of Services
Schedule A-2	Design Basis
Attachment B	Scope of Bechtel’s Authority as Authorized Representative
Attachment C	Recoverable Costs Methodology
Attachment D	Fixed Fee
Attachment E	Change Order Forms
Attachment F	Insurance Requirements
Attachment G	[Intentionally Not Used]
Attachment H	Bechtel Holidays
Attachment I	Lien and Claim Waiver Forms
Schedule I-1	Bechtel Interim Conditional Lien Waiver Form
Schedule I-2	Bechtel Subcontractor Interim Conditional Lien Waiver Form
Schedule I-3	Bechtel Final Conditional Lien and Claim Waiver Form
Schedule I-4	Bechtel Subcontractor Final Conditional Lien and Claim Waiver Form
Attachment J	Key Personnel
Attachment K	[Intentionally Not Used]
Attachment L	Form of Acknowledgement and Consent Agreement with Lender
Attachment M	Phase 2 Site (Drawing with Metes and Bounds Description)
Attachment N	Notice of Provisional Acceptance Form
Attachment O	Notice of Final Acceptance Form
Attachment P	Notice of RFH Form

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AGREEMENT FOR

ENGINEERING, PROCUREMENT, CONSTRUCTION AND

MANAGEMENT OF CONSTRUCTION SERVICES

OF THE SABINE PASS LNG

PHASE 2 RECEIVING, STORAGE AND REGASIFICATION TERMINAL EXPANSION

THIS AGREEMENT (“Agreement”) is entered into as of the      day of July, 2006 (the “Effective Date”), by and between Sabine Pass LNG, L.P., a Delaware limited partnership, having its principal place of business at 717 Texas Avenue, Suite 3100, Houston, Texas 77002 (hereinafter called “Company”) and Bechtel Corporation, a Nevada corporation, having an address at 3000 Post Oak Boulevard, Houston, Texas 77056 (hereinafter called “Bechtel”).

ARTICLE 1     THE PHASE 2 PROJECT

The Phase 2 Project will be located on the Phase 2 Site provided by Company and consists of the engineering, procurement, construction and pre-commissioning of an expansion to the Phase 1 Facility.

The Services to be performed by Bechtel on the Phase 2 Project are set forth in this Agreement, including Article 4 and Attachment A.

ARTICLE 2     DEFINITIONS

Standard terms used throughout this Agreement shall have the meanings hereby assigned to them:

2.1 “AAA” has the meaning set forth in Section 27.2.

2.2 “AAA Rules” has the meaning set forth in Section 27.2.

2.3 “Affiliate” means any Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with a Party. For purposes of this definition, “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities or otherwise.

2.4 “Agreement” means this Agreement for Engineering, Procurement, Construction and Management of Construction Services of the Sabine Pass LNG Phase 2 Receiving, Storage and Regasification Terminal Expansion between Sabine Pass LNG, L.P. and Bechtel Corporation, including any Attachments and Schedules attached hereto, which are incorporated herein by reference.

2.5 “Applicable Codes and Standards” means any and all codes, standards or requirements applicable to the Services or the Phase 2 Project set forth or listed in Attachment A, in any Applicable Law, or which are set forth or listed in any document or drawing listed in Attachment A, which codes, standards and requirements shall govern Bechtel’s performance of the Services, as provided herein.

2.6 “Applicable Law” means all laws, statutes, ordinances, orders, decrees, injunctions, licenses, permits, approvals, rules and regulations, codes and standards (including Applicable Codes and Standards) including any conditions thereto, of any Governmental Instrumentality having jurisdiction over all or any portion of the Phase 2 Site or the Phase 2 Project or performance of all or any portion of the Services or the operation of the Phase 2 Facility, or other legislative or administrative action of a Governmental Instrumentality, or a final decree, judgment or order of a court which relates to the performance of the Services or other construction work for the Phase 2 Project.

2.7 “Approval” or “Approved” as it relates to Company approval means written approval.

2.8 “Authorized Representative” has the meaning set forth in Section 4.2.

2.9 “Balance of Plant” or “BOP” means all Systems of the Phase 2 Facility except the Phase 2 Tanks.

2.10 “Bechtel” means Bechtel Corporation together with its successors and permitted assignees.

2.11 “Bechtel Group” means (i) Bechtel and its Affiliates and (ii) the respective directors, officers, agents, employees, representatives of each Person specified in clause (i) above.

2.12 “Bechtel Holiday” has the meaning set forth in Attachment H.

2.13 “Bechtel’s Intellectual Property” shall have the meaning set forth in Section 16.1.1.

2.14 “Bechtel Subcontract” means any agreement executed by Bechtel with any Bechtel Subcontractor for any portion of the Services for the Phase 2 Project.

2.15 “Bechtel Subcontractors” mean subcontractors, sub-subcontractors, suppliers and vendors that enter into direct or indirect contracts with Bechtel, including Bechtel’s Affiliates or related companies, to provide a portion of the Services for the Phase 2 Project. The phrase “Bechtel and its Subcontractors” means Bechtel and Bechtel Subcontractors.

2.16 “Bechtel’s Confidential Information” has the meaning set forth in Section 17.2.

2.17 “BEO” has the meaning set forth in Section 4.12.

2.18 “Change Order” means a written order issued by Company to Bechtel to change the Services, whether by deduction, addition or otherwise, and/or a mutually executed document modifying the Fixed Fee in accordance with the requirements of Article 7.

2.19 “Company Contract” means any agreement executed by Company with any Company Contractor for the performance of any portion of the construction work or the provision of materials, equipment or services for the Phase 2 Project.

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2.20 “Company Contractor” means any contractor, supplier or vendor that enters into contracts with Company to provide construction work, materials, equipment or services for the Phase 2 Project.

2.21 “Company Contractor Payment Account” has the meaning set forth in Section 4.10.1.3.3.

2.22 “Company Group” means (i) Company, its parent, Lender, and each of their respective Affiliates and (ii) the respective directors, officers, agents, employees and representatives of each Person specified in clause (i) above.

2.23 “Company Vendor” means any Company Contractor who has entered into a Company Contract solely to supply equipment for the Phase 2 Project and not to perform any construction or installation work at the Phase 2 Site.

2.24 “Company’s Confidential Information” has the meaning set forth in Section 17.1.

2.25 “Confidential Information” has the meaning set forth in Section 17.3.

2.26 “Concurrent Funding Request” has the meaning set forth in Section 8.1.

2.27 “Consequential Damages’ has the meaning set forth in Section 13.2.1.

2.28 “Corrective Services” has the meaning set forth in Section 13.1.2

2.29 The term “day(s),” “week(s)” and “month(s)” means calendar day(s), week(s) and month(s) unless otherwise expressly states.

2.30 “Default” has the meaning set forth in Section 20.2.1.

2.31 “Defect” or “Defective” has the meaning set forth in Section 13.1.1.

2.32 “Defect Correction Period” has the meaning set forth in Section 13.1.2

2.33 “Disclosing Party” has the meaning set forth in Section 17.3.

2.34 “Discretionary Bonus” has the meaning set forth in Section 6.3.

2.35 “Dispute” has the meaning set forth in Section 27.1.

2.36 “Dispute Notice” has the meaning set forth in Section 27.1.

2.37 “FERC” means the Federal Energy Regulatory Commission.

2.38 “FERC Authorization” means the authorization given by the FERC on June 15, 2006, granting to Company the approvals requested in that certain application filed by Company with the FERC on July 29, 2005, in Docket No. CP05-396-000 (as may be amended from time to time) pursuant to Section 3(a) of the Natural Gas Act and the corresponding regulations of the FERC.

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2.39 “Final Acceptance” means that all Services to be performed by Bechtel or its Subcontractors and all work to be performed by Company Contractors and all other obligations under this Agreement (except for Services and obligations that survive the termination or expiration of this Agreement, including obligations for Warranties and correction of Defective Services) are fully and completely performed in accordance with the terms of this Agreement, including: (i) the achievement of Provisional Acceptance (BOP), Provisional Acceptance (Tank S-104) and Provisional Acceptance (Tank S-105); (ii) the completion of all Punchlist items, except those Punchlist items that Company has expressly in writing excused Bechtel or Company Contractors from performing; (iii) delivery by Bechtel to Company of a fully executed final conditional lien and claim waiver in the form of Attachment I, Schedule I-3; (iv) delivery by Bechtel of fully executed final conditional lien and claim waivers from all Major Bechtel Subcontractors in the form of Attachment I, Schedule I-4; (v) delivery by all Company Contractors and their subcontractors of conditional or unconditional final lien and claim waivers as required by the applicable Company Contracts; (vi) delivery by Bechtel to Company of all documentation required to be delivered under this Agreement as a prerequisite of achievement of Final Acceptance; (vii) unless otherwise instructed by Company pursuant to Section 18.2, removal from the Phase 2 Site of all of the personnel, supplies, waste, materials, rubbish, and temporary facilities of Bechtel, Bechtel Subcontractors and Company Contractors; and (viii) delivery by Bechtel to Company of all remaining consumable spare parts and capital spare parts purchased by Bechtel or its Subcontractors and still in Bechtel’s or its Subcontractors’ possession; (ix) delivery by Bechtel to Company of a Notice of Final Acceptance as required under Section 11.6.

2.40 “Fixed Fee” has the meaning set forth in Section 6.2.

2.41 “Force Majeure” has the meaning set forth in Section 19.2.

2.42 “GAAP” means generally accepted accounting principles.

2.43 “Good Engineering and Construction Management Practices” or “GECMP” means the generally accepted practices, skill, care, methods, techniques and standards employed by the international LNG industry at the time of the Effective Date that are commonly used in prudent design, engineering, procurement, construction, EPC management, and related technical and administrative services in connection with construction, procurement and pre-commissioning of LNG related facilities of similar size and type as the Phase 2 Facility, in accordance with Applicable Law and Applicable Codes and Standards.

2.44 “Governmental Instrumentality” means any federal, state or local department, office, instrumentality, agency, board or commission having jurisdiction over a Party or any portion of the Services, the Phase 2 Project or the Phase 2 Site.

2.45 “Hazardous Materials” means any substance that under Applicable Law is considered to be hazardous or toxic or is or may be required to be remediated, including (i) any petroleum or petroleum products, radioactive materials, asbestos in any form that is or could become friable, urea formaldehyde foam insulation, transformers or other equipment that contain dielectric fluid containing polychlorinated biphenyls and processes and certain cooling systems that use chlorofluorocarbons, (ii) any chemicals, materials or substances defined as or included in the

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definition of “hazardous substances,” “hazardous wastes,” “hazardous materials,” “extremely hazardous wastes,” “restricted hazardous wastes,” “toxic substances,” “toxic pollutants,” or any words of similar import pursuant to Applicable Law, or (iii) any other chemical, material, substance or waste, exposure to which is prohibited, limited or regulated by any Governmental Instrumentality, or which may be the subject of liability for damages, costs or remediation.

2.46 The term “including” means “including without limitation” or “including but not limited to.”

2.47 “Indemnified Party” means any member of the Company Group or the Bechtel Group, as the context requires.

2.48 “Indemnifying Party” means Company or Bechtel, as the context requires.

2.49 “Independent Engineer” means the engineer(s) employed by Lender.

2.50 “Insolvency Event” in relation to any Party means the bankruptcy, insolvency, liquidation, administration, administrative or other receivership or dissolution of such Party, and any equivalent or analogous proceedings by whatever name known and in whatever jurisdiction, and any step taken (including the presentation of a petition or the passing of a resolution or making a general assignment or filing for the benefit of its creditors) for or with a view toward any of the foregoing.

2.51 “Key Personnel” or “Key Persons” has the meaning set forth in Section 3.3.

2.52 “Landowner” means any Person that has leased real property, provided a right of way or easement or licensed the use of real property to Company Group in connection with the Phase 2 Facility; or any Person to which Company Group has granted an ownership interest in improved real property, leased real property, provided a right of way or easement or licensed the use of real property in connection with the Phase 2 Facility.

2.53 “Lender” means any entity or entities providing temporary or permanent debt financing to Company.

2.54 “Level III” means a level of detail in a schedule in which the work is broken down at an area level (common area, turbine generator area, vaporizer area, Phase 2 Tanks, pipe racks, etc.), and involves over one thousand (1,000) activities. The deliverables by each engineering discipline are captured at this level. All major equipment (including bulk material requirements) are scheduled at area level and detailed construction activities at each commodity level follow the same area concept.

2.55 “Major Bechtel Subcontractor” means a Bechtel Subcontractor having a Bechtel Subcontract with an aggregate value in excess of One Million US Dollars (US$1,000,000), except with respect to bulk materials, which shall have an aggregate value in excess of Two Million US Dollars (US$2,000,000).

2.56 “Notice to Proceed” has the meaning set forth in Section 4.4.

2.57 “Party” means Company or Bechtel, and “Parties” means Company and Bechtel.

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2.58 “Person” means any individual, company, joint venture, corporation, partnership, association, joint stock company, limited liability company, trust, estate, unincorporated organization, Governmental Instrumentality or other entity having legal capacity.

2.59 “Phase 1 EPC Agreement” means the Engineering, Procurement and Construction Agreement for the Sabine Pass LNG Receiving, Storage and Regasification Terminal by and between Bechtel Corporation and Sabine Pass LNG, L.P., dated December 18, 2004.

2.60 “Phase 1 Facility” means the facility owned by Company and currently under construction pursuant to the Phase 1 EPC Agreement.

2.61 “Phase 1 Project” means the engineering, procurement, construction, pre-commissioning, commissioning and testing of the Phase I Facility.

2.62 “Phase 1 Site” means that portion of Sabine Pass, Louisiana at which the construction activity is being or shall be performed for the Phase 1 Facility under the Phase 1 EPC Agreement.

2.63 “Phase 2 Facility” means the facilities contemplated by this Agreement as they are being constructed and once completed.

2.64 “Phase 2 Project” means the expansion to the Phase 1 Facility, to be constructed on the Phase 2 Site, which will include the engineering, procurement, construction management and construction services by Bechtel, in addition to construction work, equipment, materials and services to be provided by Company Contractors. The Phase 2 Project is described in greater detail herein.

2.65 “Phase 2 Site” means the real property located in Cameron Parish, Louisiana where the Phase 2 Project is contemplated to be constructed, which is described in greater detail in Attachment M.

2.66 “Phase 2 Tanks” means the LNG Tanks to be engineered, procured and constructed for the Phase 2 Facility by a Company Contractor, which are designated as Tank S-104 and Tank S-105.

2.67 “Procedures Manual” means the manual setting forth the project procedures as set forth in Section 4.14.

2.68 “Provisional Acceptance (BOP)” means that all Services to be performed by Bechtel or its Subcontractors and all work to be performed by Company Contractors and all other obligations under this Agreement are fully and completely performed in accordance with the terms of this Agreement, to achieve the following: (i) RFH for all Systems except the Phase 2 Tanks; (ii) delivery by Bechtel to Company of a comprehensive Punchlist, including a cost estimate (by System) to complete the Punchlist for each System, for all Systems except the Phase 2 Tanks and the approval of such Punchlist and cost estimate by Company; (iii) delivery by Bechtel to Company of all documentation required to be delivered under this Agreement as a prerequisite of achievement of Provisional Acceptance (BOP), including as-built drawings; (iv) delivery by Bechtel to Company of all remaining capital spares, capital spare parts and consumable spare parts purchased by Bechtel or

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its Subcontractors and still in Bechtel’s or its Subcontractors’ possession; and (v) delivery by Bechtel to Company of a Notice of Provisional Acceptance (BOP) as required under Section 11.3.

2.69 “Provisional Acceptance (Tank S-104)” means that all Services to be performed by Bechtel or its Subcontractors and all work to be performed by Company Contractors and all other obligations under this Agreement are fully and completely performed in accordance with the terms of this Agreement, to achieve the following: (i) RFH for Tank S-104; (ii) delivery by Bechtel to Company of a comprehensive Punchlist for Tank S-104, including a cost estimate to complete the Punchlist for Tank S-104, and the approval of such Punchlist and cost estimate by Company; (iii) delivery by Bechtel to Company of all documentation required to be delivered under this Agreement as a prerequisite of achievement of Provisional Acceptance (Tank S-104), including as-built drawings; (iv) delivery by Bechtel to Company of all remaining capital spares, capital spare parts and consumable spare parts purchased by Bechtel or its Subcontractors and still in Bechtel’s or its Subcontractors’ possession; and (v) delivery by Bechtel to Company of a Notice of Provisional Acceptance (Tank S-104) as required under Section 11.4.

2.70 “Provisional Acceptance (Tank S-105)” means that all Services to be performed by Bechtel or its Subcontractors and all work to be performed by Company Contractors and all other obligations under this Agreement are fully and completely performed in accordance with the terms of this Agreement, to achieve the following: (i) RFH for Tank S-105; (ii) delivery by Bechtel to Company of a comprehensive Punchlist for Tank S-105, including a cost estimate to complete the Punchlist for Tank S-105, and the approval of such Punchlist and cost estimate by Company; (iii) delivery by Bechtel to Company of all documentation required to be delivered under this Agreement as a prerequisite of achievement of Provisional Acceptance (Tank S-105), including as-built drawings; (iv) delivery by Bechtel to Company of all remaining capital spares, capital spare parts and consumable spare parts purchased by Bechtel or its Subcontractors and still in Bechtel’s or its Subcontractors’ possession; and (v) delivery by Bechtel to Company of a Notice of Provisional Acceptance (Tank S-105) as required under Section 11.5.

2.71 “Punchlist” means, with respect to a System or Systems, a list of those finishing items required to complete all of Bechtel’s Services and all work of all Company Contractors with respect to such System(s), the completion of which shall not materially interrupt nor affect the safe operation of such System(s) after the achievement of RFH for such System(s).

2.72 “Quality Surveillance Services” has the meaning set forth in Section 4.10.1.9.

2.73 “Ready for Handover” or “RFH” means, for each System, that all of the following have occurred: (i) Bechtel has completed all applicable Services and all work to be performed by Company Contractors have occurred, other than Services and work of a Punchlist nature, in accordance with the requirements contained in this Agreement and the Company Contracts to ensure that the respective System is ready for commissioning and startup; and (ii) Bechtel has delivered to Company a Notice of RFH as required by Section 11.1. At least ninety (90) days before the scheduled date of RFH for each System, Bechtel shall submit for Company’s review and approval detailed requirements for Ready for Handover for such System.

2.74 “Receiving Party” has the meaning set forth in Section 17.3.

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2.75 “Reconciliation of Cost” has the meaning set forth in Section 8.1.1.2.

2.76 “Recoverable Costs” means the costs set forth in Attachment C.

2.77 “Services” has the meaning set forth in Section 4.1.

2.78 The terms “shall” and “will” indicate mandatory requirements.

2.79 “Site” means all or any portion of the Phase 1 Site and Phase 2 Site combined, as the case may be.

2.80 “System” means a portion of the Phase 2 Project that can be considered physically or operationally separable from the remainder of the Phase 2 Project such that it can be commissioned and used before Provisional Acceptance (BOP), Provisional Acceptance (Tank S-104) or Provisional Acceptance (Tank S-105), as applicable. Company and Bechtel shall develop and agree upon a list of Systems for the Phase 2 Project within 180 following the issuance of the Notice to Proceed.

2.81 “Terms and Conditions” refers to Articles 1 through 31 of this Agreement.

2.82 “Third Party” means any Person other than a member of (i) the Bechtel Group, (ii) the Company Group, (iii) any Bechtel Subcontractor or any employee, officer or director of such Bechtel Subcontractor or (iv) any Company Contractor or any employee, officer or director of such Company Contractor.

2.83 “Third Party Proprietary Work Product” has the meaning set forth in Section 16.1.1.

2.84 “Warranty” or “Warranties” has the meaning set forth in Section 13.1.1.

2.85 “Work Product” has the meaning set forth in Section 16.1.1.

2.86 “Working Day” means calendar days excluding weekends and the Bechtel Holidays.

ARTICLE 3     INDEPENDENT CONTRACTOR

3.1 Bechtel shall perform all Services as an independent contractor, and Bechtel will act as Company’s Authorized Representative as set forth in Article 4 and Attachment B.

3.2 Neither Bechtel nor its agents and employees shall be employees of Company. Except for services provided by Bechtel’s employees under secondment agreements with Company in accordance with Section 4.13.2, Bechtel shall be responsible for and shall have exclusive direction and control of its agents, employees and Subcontractors and shall control the manner and method of carrying out the Services. However, if Company shall request Bechtel to remove one of its agents, employees (including Key Personnel) or Subcontractors, Bechtel shall cause such agent, employee or Subcontractor to be replaced within a reasonable time period. Company shall provide a written explanation for its request to remove any such agent, employee or Subcontractor, but Bechtel shall not be entitled to contest Company’s request or refuse to remove such agent, employee or

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Subcontractor. Bechtel shall be entitled to seek payment for Recoverable Costs incurred in the removal and replacement of such agent, employee or Subcontractor.

3.3 Attachment J contains a list of key personnel (“Key Personnel” or “Key Persons”) from Bechtel’s organization who will be assigned to the Services. Key Personnel shall, unless otherwise expressly stated in Attachment J, be devoted full-time to the Services until completion of their specifically assigned Services under this Agreement, and Key Personnel shall not be removed or reassigned without Company’s prior written approval (such approval not to be unreasonably withheld). All requests for the substitution of Key Personnel shall include a detailed explanation and reason for the request and, unless otherwise agreed in writing by Company, the resumes of professional education and experience for a minimum of two (2) candidates of equal or greater qualifications and experience. Should Company Approve of the replacement of a Key Person, Contractor shall, so far as reasonably practicable, allow for an overlap of at least one (1) week during which both the Key Person to be replaced and the Company-Approved new Key Person shall work together full time, unless otherwise Approved by Company.

ARTICLE 4     BECHTEL’S SERVICES

4.1 Bechtel shall perform or cause to be performed for the Phase 2 Project the services and items generally described below and in Attachment A (the “Services”). Bechtel shall perform all Services in accordance with all requirements of this Agreement, including GECMP, Applicable Law and Applicable Codes and Standards.

4.2 With respect to Bechtel’s solicitation and negotiation of Company Contracts, procurement, and construction management Services, Bechtel shall have limited authority to act as Company’s authorized representative (“Authorized Representative”). The scope of Bechtel’s authority to act as Authorized Representative is set forth in Attachment B.

4.3 Company shall include in all Company Contracts an express provision that Bechtel is authorized to act as Company’s Authorized Representative and shall attach to all Company Contracts an exhibit substantially similar to Attachment B setting forth the scope and extent of Bechtel’s authority as Authorized Representative.

4.4 Bechtel shall not, and shall not be obligated to, commence any performance of Services under this Agreement until Company issues a written Notice to Proceed (“NTP”). Upon Bechtel’s receipt from Company of the NTP, Bechtel shall promptly commence with the performance of Services. Bechtel shall timely file in the required superior court and post at the Phase 2 Site a notice of commencement as required under La. Rev. Stat §9:4801, et seq., and shall provide copies of such notice of commencement to Bechtel Subcontractors as required under La. Rev. Stat. §9:4801, et seq. Company shall not issue NTP until Company has furnished to Bechtel reasonable documentation which demonstrates that Company (i) has sufficient funds to fulfill its payment obligations under this Agreement, or (ii) has obtained financing from one or more Lenders to fulfill its payment obligations under this Agreement, including (a) satisfaction, or waiver by Lenders, of all applicable conditions precedent to the occurrence of the closing date of the financing, which shall be prior to or contemporaneous with the issuance of the NTP, and (b) evidence of the execution of the credit

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agreement with respect to such financing by Company and Lenders (including a copy of such executed credit agreement (without exhibits)).

4.5 Notwithstanding any provision express or implied to the contrary, Bechtel is not Company’s agent and is not authorized to enter into contracts or agreements on behalf of Company, execute change orders or other contractual modifications on behalf of Company, or otherwise contractually bind Company.

4.6 Engineering.

4.6.1 The Services shall include all of the services required to design, engineer and fully define the entire Phase 2 Facility, as described in greater detail in this Agreement and in Attachment A, with the exception of any design or engineering listed in this Agreement as being provided by Company Contractors or which Owner elects in writing to be performed by Company Contractors.

4.6.2 Bechtel’s design and engineering services shall include the preparation of drawings, plans, specifications, bills of material, schedules and estimates, and coordination with the engineering efforts of suppliers regarding interface requirements.

4.6.3 Bechtel shall develop complete “Issued for Construction” drawings and specifications, which shall be based on all of the requirements of this Agreement. Those drawings prepared by Bechtel or Bechtel Subcontractors under this Agreement shall be prepared using computer aided design (CAD). The Issued for Construction drawings and specifications shall be signed and stamped by design professionals licensed in accordance with Applicable Law. As part of its Services, Bechtel shall identify and provide notice to Company of all Defects and Defective Services in any Issued for Construction drawings and specifications.

4.6.4 Approval or acceptance by Company of any drawings and specifications prepared by Bechtel or any of its Subcontractors does not relieve Bechtel of any of its obligations under this Agreement.

4.7 Solicitation and Negotiation of Company Contracts.

4.7.1 Bechtel shall, as part of its Services under this Agreement, and as requested by Company, identify potential Company Contractors for the procurement of equipment and materials and construction of the Phase 2 Facility, and shall, after Company’s Approval of each such potential Company Contractor, prepare and solicit bids from such potential Company Contractor. Bechtel shall provide to Company all bid responses Bechtel receives, along with Bechtel’s analysis and recommendations regarding such responses.

4.7.2 Company may provide standard forms and terms and conditions for the Company Contracts. If Company does not provide standard forms and terms and conditions for the Company Contracts, Bechtel shall, as part of the Services, prepare and deliver for Company’s Approval standard forms and terms and conditions for the Company Contracts. As requested by Company, Bechtel shall use the standard terms and conditions provided or Approved by Company, and Bechtel shall incorporate the relevant scope of work into each Company Contract,

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including complete drawings and specifications, as necessary. Bechtel shall assist Company in the negotiation of all Company Contracts or, if requested by Company, negotiate the Company Contracts on behalf of Company. Each Company Contract shall be executed by Company and shall be between Company and the respective Company Contractor, and Bechtel is not authorized to sign or otherwise execute any Company Contract on behalf of Company.

4.8 Procurement by Bechtel

4.8.1 Bechtel shall procure materials, equipment, supplies, spare parts and related services for construction of the Phase 2 Project, except those items and services furnished by Company or Company Contractors. Procurement of materials, equipment and supplies under this Section 4.8 shall be limited to items that are required for the performance of Bechtel’s Services and shall not include materials, equipment and supplies to be incorporated into the Phase 2 Project by Company Contractors. It is contemplated that the majority of the materials, equipment and supplies on the Phase 2 Project will be furnished by Company Contractors.

4.8.2 Bechtel shall identify and provide notice to Company of Defective materials, equipment and supplies that are procured by Bechtel or its Subcontractors.

4.8.3 Company agrees that excess and surplus materials from the Phase I Project may be furnished by Bechtel for the Phase 2 Project at fair market prices to be agreed upon by Company and Bechtel.

4.9 Construction Management Services. As part of the Services, Bechtel shall perform for Company the construction management Services generally described below and described in greater detail in Attachment A. Such construction management Services shall include:

4.9.1 Services associated with monitoring, forecasting, projecting costs and scheduling the Phase 2 Project as a whole and coordinating the construction of the Phase 2 Project. Such Services shall further include:

4.9.1.1 Developing and submitting to Company within one hundred twenty (120) days after Notice to Proceed an overall Level III schedule which organizes and plans the Phase 2 Project construction program, subject to Company’s approval. The Level III schedule will include all critical Phase 1 Project activities.

4.9.1.2 Preparing cost reports, progress reports, construction schedules, construction forecasts, estimates of monthly cash requirements, estimates for contract progress payments, and such other reports and data as may be required by Company.

4.9.1.3 Developing for Company’s Approval a project safety program, subject to the provisions of Section 4.10.3 below.

4.9.1.4 Providing advice and guidance for Company with regard to labor relations.

4.9.1.5 Providing such other construction management services as are agreed to by the Parties.

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4.10 Management of Company Contractors

4.10.1 Unless otherwise specified in writing by Company, Bechtel shall assist in administering all of the Company Contracts for the Phase 2 Project. In this regard, Bechtel’s activities shall include:

4.10.1.1 Performing inspection, receiving, and warehousing of equipment and materials for those items not designated to be inspected, received and warehoused by Company Contractors.

4.10.1.2 Inspecting the quality and monitoring the progress of Company Contractors’ work and observing all such work at the Phase 2 Site, and if requested by Company, observing the performance of such work at other locations.

4.10.1.3 Reviewing, approving and paying invoices and payment applications from Company Contractors, using funds provided by Company, as follows:

4.10.1.3.1 At least forty-five (45) days prior to the beginning of any month in which payments to Company Contractors will be due, Bechtel shall provide to Company an estimate of the amount that will be due to Company Contractors in such month;

4.10.1.3.2 Company shall have the right to review and approve such estimate and to request additional information of the estimate and revision of the estimate;

4.10.1.3.3 After approval by Company of the estimate, Company shall deposit funds into a separate Phase 2 Project specific bank account (“Company Contractor Payment Account”) in an amount such that the available funds in the Company Contractor Payment Account are equal to or exceed, at Company’s discretion, the amount of the estimate;

4.10.1.3.4 Within ten (10) days after receipt of any invoice or payment application from a Company Contractor, Bechtel shall review such invoice or payment application and provide comments, analyses and recommendations regarding such invoice or payment application to Company. Company shall have ten (10) days to review Bechtel’s review, analysis and recommendation with respect to such invoice or payment application, and Bechtel shall comply with any instruction from Company regarding such invoice or payment application;

4.10.1.3.5 On or before the due date for payment of a Company Contractor invoice or payment application, and provided that Company Contractor or Company has timely submitted its payment estimates and invoice or payment application to allow Bechtel sufficient time to comply with the requirements of Section 4.10.1.3, and provided that Company has deposited sufficient funds into the Company Contractor Payment Account, Bechtel shall make payment on such Company Contractor invoice or payment application from the Company Contractor Payment Account in accordance with Bechtel’s review and recommendation of such invoice, unless Company has instructed Bechtel to proceed otherwise, in which case Bechtel shall follow Company’s instructions with respect to such invoice or payment application;

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4.10.1.3.6 Once per month, Bechtel shall provide to Company a reconciliation report (“Company Contractor Payment Reconciliation Report”) in such detail and with such backup documentation as is reasonably acceptable to Company. The Company Contractor Payment Reconciliation Report shall, at a minimum, show the payment amounts requested in Company Contractor invoices, the amounts paid to Company Contractors on such invoices, and the remaining balance of the Company Contractor Payment Account;

4.10.1.3.7 The Procedures Manual may contain further detail regarding the procedures for the receipt and review by Bechtel of invoices and payment applications from Company Contractors, and the payment of such invoices and payment applications;

4.10.1.3.8 Bechtel shall not be entitled to any burden, overhead, mark-up, or other direct costs on any payments to Company Contractors; and

4.10.1.3.9 It shall be a material breach of this Agreement for Bechtel to withdraw or otherwise transfer or pay funds from the Company Contractor Payment Account for payment to Bechtel, any Bechtel Affiliate, any Bechtel Subcontractor, or for any other purpose other than paying such funds to Company Contractors.

4.10.1.4 Monitoring contractors’ performance of jobsite security obligations.

4.10.1.5 Subject to the provisions of Section 4.10.3 below, monitoring Company Contractors’ performance of contractual obligations relating to personnel safety, including health.

4.10.1.6 Issuing to Company Contractors notices of non-conforming work and notices of failure to progress the work in accordance with the schedule under the applicable Company Contract (but such notices shall not include formal notices of a breach under the applicable Company Contract); if necessary and appropriate, Bechtel may recommend to Company further action with respect to such Company Contractors, including the issuance of formal notice of breach or of default under the applicable Company Contract and termination for default if the Company Contractor fails to correct such non-compliance in accordance with the terms of the applicable Company Contract. If requested by Company to do so, Bechtel may draft such notices for issuance by Company, but Bechtel shall not be authorized to issue such notices of default or to terminate a Company Contractor for default on behalf of Company.

4.10.1.7 Monitoring, reviewing and inspecting Company Contractors’ work related to the correction of defects, errors or omissions in the materials, equipment, supplies, work or services provided or performed by such Company Contractors or their subcontractors, and assisting Company in the enforcement of warranties and warranty obligations of Company Contractors (up to Final Acceptance).

4.10.1.8 Consulting with Company as to the available space for storage of materials and equipment and location of facilities, places of access to the Phase 2 Site, etc., to suit Company’s requirements.

4.10.1.9 On behalf of and as requested by Company, as part of its Services, Bechtel also shall perform expediting, quality surveillance and traffic services with respect to materials, equipment and supplies procured through Company Contractors. Company shall notify such

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Company Contractors of Bechtel’s authorization to so act for and on behalf of Company. As used herein, “Quality Surveillance Services” consists of the review, observation and evaluation of processes, procurement, manufacturing operations, quality control systems and programs to monitor Company Contractor compliance with contractual quality requirements. Bechtel shall perform such Quality Surveillance Services in accordance with GECMP, this Agreement and the Company Contracts. Bechtel’s Quality Surveillance Services shall not take the place of any Company Contractors’ quality programs or warranties, and Bechtel assumes no responsibility for such Company Contractors’ programs or warranties.

4.10.2 Bechtel will provide a safety/security supervisor, who will be responsible for working with the safety representatives of Company Contractors for implementation by the Company Contractors of specific programs designed to enhance safety awareness and promote accident and fire prevention. Bechtel shall notify Company immediately if any Company Contractor fails to follow any such program.

4.10.3 Regardless of any of the foregoing to the contrary, each Company Contractor shall implement a written safety program and shall be responsible for safety in connection with its work. Bechtel’s obligations hereunder related to safety are for the exclusive benefit of the Company and in no event shall inure to the benefit of any third party, except the Lender(s).

4.11 Construction

With the exception of certain construction services to be performed by Company Contractors, Bechtel shall perform services to construct the Phase 2 Project, furnishing labor, equipment, materials and tools for such construction in accordance with Attachment A. With regard to the forgoing, Bechtel shall also handle and warehouse materials, supplies and equipment for permanent and temporary construction, and prepare budget schedules and estimates.

4.12 Construction Equipment and Tools

As requested by Company, or to the extent Bechtel determines they are necessary, Bechtel shall furnish construction equipment and tools. Company and Bechtel shall agree upon the source of such equipment and tools and whether they shall be acquired on a purchased, leased, or rented basis. Company agrees that such construction equipment and tools may be furnished by Bechtel’s related entity Bechtel Equipment Operations, Inc. (“BEO”) or its Affiliates, subject to Company’s approval of the equipment rental rates of BEO at the time such equipment is to be furnished. If Company does not approve such equipment rental rates and similar equipment can be rented in the nearby market at lower rates, Bechtel shall furnish such construction equipment from another suitable equipment supplier.

4.13 Commissioning and Start-Up Support Services

4.13.1 Company may request for Bechtel to provide technical and other assistance to Company in the commissioning and start-up of components, calibration of controls and equipment, initial operation of the Phase 2 Facility, functional verification tests, and other start-up and initial operation functions of the Phase 2 Facility.

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4.13.2 If requested by Company to do so, Bechtel will furnish commissioning, start-up and performance testing personnel to assist Company’s operating organization during the commissioning, start-up and performance testing of the Phase 2 Facility on a “seconded” basis in accordance with a secondment agreement to be agreed upon by the Parties. The performance of services by such personnel shall be under the supervision, direction and control of Company. The Services performed by such personnel may include the following:

4.13.2.1 Assist with regard to planning, coordinating, witnessing systems and equipment pre-operational tests, and equipment commissioning and start-up.

4.13.2.2 Provide consultation to Company on operational features.

4.13.2.3 Consult with and advise Company’s operating staff and Company Contractors regarding necessary modifications, if any, to equipment.

4.13.2.4 Collaborate with and assist Company’s operating staff in setting up, commissioning and start-up schedules, procedures and practices, including, if requested by Company, procedures and protocols for performance tests desired by Company.

4.13.2.5 Coordinate the services provided by manufacturers in adjusting, calibrating and verifying the correct installation of their equipment.

4.13.3 If Company desires for Bechtel to furnish commissioning, start-up and performance testing personnel, Company shall give Bechtel ninety (90) days notice prior to the beginning of such commissioning, start-up and performance testing.

4.13.4 The start-up and testing personnel will be provided for no longer than ninety (90) days unless otherwise agreed upon by the Parties.

4.14 Project Procedures. Bechtel will develop with Company a detailed procedures manual or manuals (“Procedures Manual”) setting forth such information that further specifies the scope of Services including: requirements for safety, labor relations and/or security services; correspondence procedures; requirements for issuing contract and procurement specifications; solicitation and analysis of bids; award of contracts and Bechtel-procured items; and the timing and content of cost, progress and final reports. Bechtel shall prepare the Procedures Manual for review and Approval by Company within ninety (90) days following the issuance of the Notice to Proceed.

4.15 Time of Performance. Bechtel shall prepare for Company’s Approval a schedule for the performance of the Services. Bechtel shall use its best efforts to achieve completion of the Services in accordance with such schedule.

ARTICLE 5     THE PHASE 2 SITE

5.1 Company has furnished to Bechtel a legal description of the Phase 2 Site and a survey of the Phase 2 Site showing the boundaries of the Phase 2 Site and at least one survey control point. Bechtel shall be entitled to rely upon the accuracy of this information. The legal description of the Phase 2 Site is set forth in Attachment M.

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5.2 Bechtel agrees that the Phase 2 Site is adequate for the Phase 2 Project and has adequate space for the Phase 2 Project construction facilities and, at the time of the execution of this Agreement, has suitable access.

5.3 Company shall secure at its own expense all leases, titles, concessions, bonds, deposits, permits, approvals, licenses, easements and rights-of-way necessary for the engineering, procurement, construction and completion of the Phase 2 Project, except for those permits, approvals and licenses required to be in Bechtel’s name or to be obtained by Company Contractors. Bechtel will provide reasonable assistance to Company, to the extent requested by Company, for Company to obtain such leases, titles, concessions, bonds, deposits, permits, licenses, easements and other land rights, and in connection with applications to and hearings before Governmental Instrumentalities having jurisdiction over the construction, management or operation of the Phase 2 Project.

5.4 Company shall have custody and control of the Phase 2 Site at all times, but Bechtel shall manage the Phase 2 Site, including with respect to safety, environmental compliance, access and security. More specifically, Bechtel shall coordinate access of itself, all Bechtel Subcontractors and all Company Contractors to the Phase 2 Site and within the Phase 2 Site and the use of lay down areas, parking facilities, and other areas of the Phase 2 Site. Company’s custody and control of the Phase 2 Site shall not relieve Bechtel of any responsibility or obligation under this Agreement, including any of Bechtel’s safety or indemnification obligations under this Agreement.

ARTICLE 6     COMPENSATION

6.1 For the performance of the Services, Company shall pay to Bechtel, in the manner and at the times hereinafter specified, a total compensation consisting of Bechtel’s Recoverable Costs as defined in Attachment C, “Recoverable Costs,” plus a Fixed Fee as specified hereinafter.

6.2 Company shall pay to Bechtel a fixed fee (“Fixed Fee”), as set forth in Attachment D.

6.3 In its sole and unfettered discretion, Company may pay to Bechtel a discretionary bonus (“Discretionary Bonus”) after Final Acceptance.

ARTICLE 7     CHANGES

7.1 Changes by Company. Company shall have the right to require changes in the Services and the scope of the work of Company Contractors, whether by addition, deduction or other change. Changes in the Services shall be by Change Order, and changes in the scope of work by Company Contractors shall be by change order to the Company Contracts. For the performance of any additional Services as required by a Company change order, Company shall pay to Bechtel in the manner as defined in Attachment C, “Recoverable Costs Methodology.” For purposes of this Article 7, the baseline scope and cost estimate for the Phase 2 Project is set forth in Bechtel’s March 23, 2006 estimate, as modified by Bechtel’s April 28, 2006 estimate.

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7.2 Adjustment to Fixed Fee.

7.2.1 Subject to Section 7.2.3 and 7.2.5, for Change Orders for changed Services or change orders for changed work to be performed by Company Contractors that increase the cost of the Phase 2 Project by Five Million US Dollars (US$5,000,000) individually or in the aggregate, the Fixed Fee will be adjusted accordingly by Two Hundred Thousand US Dollars (US$200,000).

7.2.2 Subject to Section 7.2.3 and 7.2.5, for any individual or group of Change Orders for changed Services or change orders for changed work by Company Contractors that in the aggregate exceed Five Million US Dollars (US$5,000,000), the excess cost over Five Million US Dollars (US$5,000,000) will be included in the next increase of Five Million US Dollars (US$5,000,000) of the cost of the Services and/or work by Company Contractors. By way of explanation and example only, if the aggregate increase by Change Orders or change orders above was US$6,000,000, Bechtel would be entitled to an adjustment of the Fixed Fee based on the first US$5,000,000, but not on the subsequent US$1,000,000, however, this amount will be added to additional Change Orders or change orders to achieve the next US$5,000,000 threshold.

7.2.3 The Fixed Fee shall not be adjusted for any change due to increased costs caused by escalation in the cost of labor, materials or equipment, estimating errors, or higher than expected costs for labor, materials or equipment.

7.2.4 If (i) the Project is delayed for more than ninety (90) consecutive days by a Force Majeure event, (ii) Company orders a suspension of all or a significant portion of the Services and work for more than sixty (60) consecutive days, or (iii) Company directs Bechtel and/or the Company Contractors to significantly delay the progress of the Phase 2 Project, then Bechtel shall be entitled to an increase in the Fixed Fee pursuant to Section7.2.1.

7.2.5 Bechtel shall not be entitled to an increase in the Fixed Fee if the circumstances of a change arise out of or relate to any Defective Services by Bechtel, Bechtel Affiliates or Bechtel Subcontractors.

7.3 Request for Change Order. If Bechtel believes that it is entitled to a Change Order adjusting the Fixed Fee under this Article 7, it shall so inform Company in writing in the form of Attachment E, Form E-1, within thirty (30) Days of the date that such entitlement first arises, providing a detailed statement of all known and presumed facts upon which its claim is based, including the character, duration and extent of such circumstance, the date Bechtel first knew of the circumstance giving rise to such entitlement, any activities impacted by such circumstance, a good faith estimate of the adjustment of the Fixed Fee for which Bechtel believes it is entitled under this Agreement and any other details or information that are expressly required under this Agreement or reasonably required by Company. Failure to provide the notice required by this Section shall operate as a final waiver of any right to request an adjustment to the Fixed Fee.

7.3.1 Company shall respond to Bechtel’s written statement and request for a Change Order within fourteen (14) Working Days of receipt, responding to Bechtel’s statement as to the effects of the proposed Change Order.

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7.3.2 If the Parties agree on the terms of the proposed Change Order, the Parties shall execute such Change Order, which shall be in the form of Attachment E, and such Change Order shall become binding on the Parties, as part of this Agreement.

7.3.3 If the Parties cannot agree on the proposed Change Order, Bechtel may seek relief pursuant to Article 27. Pending resolution of such Dispute, Bechtel shall continue to perform the Services without interruption, including (if directed by Company) any Services which are the subject of the Dispute.

7.4 Change Orders Act as Accord and Satisfaction. Unless otherwise expressly stated in the Change Order, Change Orders executed by the Parties pursuant to this Article 7 shall constitute a full and final settlement and accord and satisfaction of all effects of the change as described in the Change Order and shall be deemed to compensate Bechtel fully for such change. Accordingly, unless otherwise expressly stated in such Change Order, Bechtel expressly waives and releases any and all right to make a claim or demand or to take any action or proceeding against Company for any other consequences arising out of, relating to, or resulting from such change reflected in such Change Order, whether the consequences result directly or indirectly from such change reflected in such Change Order, including any claim or demand for any increase in the Fixed Fee.

7.5 Adjustment Only Through Change Order. Section 7.1 and Section 7.2 set forth Bechtel’s exclusive rights to any increase in the Fixed Fee and are Bechtel’s exclusive rights to a Change Order under this Agreement. No change in the requirements of this Agreement, whether an addition to, deletion from, suspension of or modification to this Agreement or the Phase 2 Project schedule, including any Services or Company Contractor work, and no act of Company or circumstance on the Project, including delay, acceleration, or otherwise, shall be the basis for an increase in the Fixed Fee unless and until such addition, deletion, suspension or modification has been authorized by a Change Order executed and issued in accordance with and in strict compliance with the requirements of this Article 7. An increase in the cost of the Company Contractor work or the cost of the Services shall not entitle Bechtel to an increase in the Fixed Fee unless such increase in cost meets all the requirements of Section 7.1.

ARTICLE 8     MANNER AND TIMES OF PAYMENT

8.1 Payment of Recoverable Costs

8.1.1 Within the first five (5) Working Days of each month, Bechtel shall submit to Company an electronic invoice for compensation that Bechtel estimates will be due to Bechtel for Services to be performed in that month (“Concurrent Funding Request”). With each Concurrent Funding Request after the first one, Bechtel shall submit fully executed conditional lien waivers for itself and all Major Bechtel Subcontractors performing Services on the Phase 2 Project in the form set forth in Attachment I, Schedules I-1 and I-2, respectively. The submission of such lien waivers shall be a condition precedent to payment from Company.

8.1.1.1 The amount of the Concurrent Funding Request for each month will be equal to the sum of the estimated labor costs (consisting of actual hours spent to-date for the month plus estimated hours to-go for the month) and other Recoverable Costs expected to be due to

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Bechtel for the current calendar month, calculated in accordance with the provisions of Attachment C. Company shall electronically transfer funds in U.S. Dollars to an account designated by Bechtel on the 26th day of the month, or if such day is not a Working Day, then on the first Working Day immediately following the 26th day of the month.

8.1.1.2 As soon as practical after the close of each calendar month, Bechtel shall submit to Company a reconciliation of the Recoverable Costs for such month, which shall reflect the difference between the amount requested in the Concurrent Funding Request for the Recoverable Costs for such month and the actual value of the Recoverable Costs earned during such month, calculated in accordance with the provisions of Attachment C (“Reconciliation of Cost”). The monthly Reconciliation of Cost will contain a reconciliation of payments received and compensation due for both the latest calendar month and inception-to-date. Any adjustments necessary will be reflected on the next Concurrent Funding Request submitted. The Reconciliation of Cost shall include information and documents requested by Company.

8.1.1.3 Company shall have the right to audit Bechtel’s Reconciliation of Cost in accordance with Article 10 and to dispute the amounts requested in a Concurrent Funding Request or the amounts set forth in the Reconciliation of Cost. Company shall have no obligation to pay amounts in dispute, pending resolution of such dispute.

8.1.1.4 Without in any way relieving Bechtel of its obligations under this Agreement or depriving Company of any other rights under this Agreement, Bechtel agrees that it shall not seek payment of any amounts for Services performed after one hundred eighty (180) days following the expiration of the Defect Correction Period or resolution of all pending claims, whichever is later.

8.1.1.5 Company shall not be obligated to pay, and Bechtel shall not include a request for payment or otherwise seek payment under this Agreement, for any cost, expense, fee or profit related to the Phase 1 Facility or that is otherwise part of the scope of work for the Phase 1 Facility or under the Phase 1 EPC Agreement.

8.1.1.6 On or after the Effective Date of this Agreement, Bechtel and Company shall agree upon the rates for certain Recoverable Costs, which shall be specified in a letter agreement.

8.2 Payment of Fixed Fee

Company shall pay Bechtel, by electronically transferring funds in U.S. Dollars, the Fixed Fee in accordance with Attachment D “Fixed Fee” attached hereto and incorporated by reference. The Fixed Fee shall be billed with the Concurrent Funding Request.

8.3 Interest

In addition to any other rights Bechtel may have under this Agreement with respect to amounts owed to Bechtel under this Agreement, if Company fails to pay any undisputed amount owed to Bechtel for more than forty-give (45) days after the date such amount is owed, such amounts shall

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accrue interest, starting on the forty-sixth (46th) day after such amount is due, for each day such amount is not paid at the lesser of: (i) a simple per annum interest rate equal to three percent (3%) above the prime lending rate quoted to substantial and responsible commercial borrowers on ninety (90) day loans by the Bank of America, N.T. & S.A., San Francisco, California, or (ii) the maximum rate permitted by Applicable Law.

8.4 Final Waiver of Liens and Claims

The final invoice submitted by Bechtel to Company under this Agreement shall be accompanied by fully executed final conditional lien and claim waivers from Bechtel and all Major Bechtel Subcontractors that performed Services on the Phase 2 Project, in the form set forth in Attachment I.

8.5 Payments Withheld. In addition to disputed amounts set forth in a Concurrent Funding Request, Company may, in addition to any other rights under this Agreement, withhold payment on an Concurrent Funding Request or a portion thereof, in an amount and to such extent as may be reasonably necessary to protect Company from loss due to:

8.5.1 Defective Services, unless Bechtel has, within fourteen (14) days of written notice from Company, either (i) remedied such applicable Defective Services or (ii) if such applicable Defective Services cannot be remedied by the exercise of reasonable diligence within such fourteen (14) day period, provided Company with a written plan, reasonably acceptable to Company, to remedy such applicable Defective Services and commenced the remedy of such Defective Services, provided that the amount withheld by Company shall be based on rates comparable to those being charged by Bechtel hereunder;

8.5.2 liens or other encumbrances on all or a portion of the Phase 2 Site or the Phase 2 Facility, which are filed by any Bechtel Subcontractor or officer, director, employee or agent of any Bechtel Subcontractor or Bechtel, or any other Person acting through or under any of them unless Bechtel has, within fourteen (14) days of written notice from Company, taken any of the following actions: (i) paid, satisfied or discharged the applicable liability, (ii) removed the lien or other encumbrance, or (iii) provided Company with a bank guarantee or bond reasonably satisfactory to Company and Lender in the applicable amount;

8.5.3 any material breach by Bechtel of any term or provision of this Agreement, unless Bechtel has, within fourteen (14) days of written notice from Company, either (i) cured such breach or (ii) if such breach cannot be cured by the exercise of reasonable diligence within such fourteen (14) day period, Bechtel has commenced corrective action and is diligently exercising all commercially practicable efforts to cure such breach;

8.5.4 the assessment of any fines or penalties against Company as a result of Bechtel’s failure to comply with Applicable Law or Applicable Codes and Standards, provided that such fines and penalties were not the result of Company’s failure to secure necessary licenses, approvals or permits for which Company was responsible under this Agreement;

8.5.5 amounts paid by Company to Bechtel in a preceding month incorrectly;

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8.5.6 any other costs or liabilities which Company has incurred for which Bechtel is responsible under this Agreement.

Company shall pay Bechtel the amount withheld as soon as practicable, but in no event later than fifteen (15) Working Days after Company’s receipt of an invoice from Bechtel, if Bechtel, as appropriate, (i) pays, satisfies or discharges the applicable liability and provides Company with reasonable evidence of such payment, satisfaction or discharge, (ii) removes the lien or other encumbrance, (iii) cures the breach in question, (iv) remedies the Defective Services in question, or (v) provides Company with a bank guarantee or bond reasonably satisfactory to Company and Lender in the amount of the withheld payment.

If Company withholds payment under this Section 8.5, it shall provide Bechtel with written notice of such withholding, stating the amount being withheld and the basis for such withholding, no later than the date on which payment would otherwise be due.

8.6 Payment Error. If an error is made in connection with a payment, and such payment is an overpayment, the Party receiving the payment in error shall immediately refund the mistaken amount to the paying Party. Without limiting the preceding sentence, and in addition to any other remedy available to Company under this Agreement, if Company discovers that any amount paid by it to Bechtel in a preceding month was incorrect, then Company may, at its sole discretion, offset such amount against future payments, provided that Company notifies Bechtel in writing of the amount of and the basis for such offset.

ARTICLE 9     TAXES

9.1 The term “taxes” means any and all applicable duties, imposts, taxes, fees, licenses and other similar charges of every kind and all penalties or interest thereon which may be assessed or levied on Bechtel or its employees or agents, Bechtel Subcontractors, and their employees or agents, arising out of or in connection with this Agreement, wherever levied or assessed. The term “taxes” also includes any withholding taxes, which Company may be required to withhold from any payments to Bechtel.

9.2 Bechtel shall be liable and responsible for the reporting, filing and payment of any income, business, gross receipts, excise, payroll, unemployment, medical, social or any other taxes, imposed directly or indirectly on Bechtel or Bechtel Subcontractors, or their employees or agents, as a result of the performance of the Services under this Agreement, and SHALL DEFEND, INDEMNIFY AND HOLD COMPANY HARMLESS FROM ANY AND ALL CLAIMS, JUDGMENTS, LOSSES, EXPENSES AND ANY COSTS RELATED THERETO (INCLUDING COURT COSTS AND ATTORNEYS’ FEES) FOR ANY TAXES FOR WHICH BECHTEL IS RESPONSIBLE UNDER THIS AGREEMENT. Except as set forth in Section 9.4 below, all applicable taxes and social charges, including withholding taxes, for which Bechtel is liable under this Article 9, Sections 9.2 or 9.3, are included in the rates and prices to be provided in the letter agreement specified in Section 8.1.1.6, and Company shall have no responsibility to separately reimburse Bechtel for any such taxes or social charges.

9.3 Unless Bechtel provides evidence to substantiate that Company is not required to withhold taxes from its payment to Bechtel, Company shall withhold from sums otherwise due Bechtel under

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this Agreement any taxes or amounts required by Applicable Law to be withheld and shall pay the same when due to the appropriate taxing Governmental Instrumentalities. Company shall provide Bechtel with governmental receipts evidencing payment of taxes withheld. Should Bechtel claim exemption from withholding, Bechtel shall provide Company with all evidence as may be required by Applicable Law to substantiate that Company is not required to withhold the applicable amounts from payments to Bechtel. Taxes withheld pursuant to this Section 9.3 shall be for Bechtel’s account only and Company shall have no obligation to reimburse Bechtel for any such taxes withheld.

9.4 Invoiced compensation payable to Bechtel shall be exclusive of value added taxes, and sales and use taxes, where applicable. Any such taxes shall be shown separately on the Concurrent Funding Request and Cost Reconciliation, and Company shall pay such amounts to Bechtel, in addition to the compensation payable. Bechtel shall make all reasonable efforts to minimize its liability to pay and to recover from Company any value added taxes or sales and use taxes, which may be assessed on compensation or payments under this Agreement, and Bechtel shall cooperate fully with Company in any reasonable and lawful effort by Company to reduce or eliminate any such value added or sales and use taxes for which Company is liable under this Agreement.

9.5 In the event that Bechtel purchases tangible personal property pursuant to this Agreement that is ultimately incorporated into the Phase 2 Facility that, at the time Bechtel’s use or purchase was subject to Louisiana sales and use tax, and such Louisiana sales and use tax is recoverable by Company under the Louisiana Enterprise Zone Incentive Program, Bechtel agrees to provide the information required to Company’s auditor to allow Company’s auditor to recover such Louisiana sales and use tax directly from the State of Louisiana Department of Revenue.

ARTICLE 10     ACCOUNTING AND LIEN SUBORDINATION

10.1 Accounting

10.1.1 Bechtel shall keep full and detailed books, construction logs, records, daily reports, schedules, accounts, payroll records, receipts, statements, electronic files, correspondence and other pertinent documents as may be necessary for proper performance of the Services and proper management under this Agreement, including as required under Applicable Law or this Agreement, and in any way relating to Recoverable Costs, Reconciliation of Cost, or this Agreement. Bechtel shall maintain all such documents in accordance with GAAP and shall retain all such documents, including all electronic copies and related data, for a minimum period of two (2) years after Final Completion, or such greater period of time as may be required under Applicable Law.

10.1.2 Upon reasonable notice, and at any time from the Effective Date to at least two (2) years after Final Completion, Company shall have the right to audit, or have audited by Company’s third party auditors, all such documents listed above. When requested by Company, Bechtel shall provide Company or its auditors with reasonable access to all such documents, and Bechtel’s personnel shall cooperate with Company and such auditors to effectuate the audit or audits hereunder. Company and its auditors shall have the right to copy all such documents, including any electronic copies of such documents. Bechtel shall include audit provisions

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identical to this Article in all Bechtel Subcontracts. Company’s audit rights shall not extend to the internal composition of fixed rates or fixed multipliers. All reasonable costs incurred by Bechtel in complying with an audit request from Company shall be Recoverable Costs. Prior to conducting any audit under this Section 10.1.2, Company’s third party auditors shall enter into a confidentiality agreement with Bechtel with terms customary in the audit industry for audits of this kind.

10.1.3 In addition, provided that Company has advised Bechtel of Company’s requirements in advance, Bechtel shall organize its records and books of accounts to segregate various costs and otherwise provide data required by Company for investment, tax and related purposes. At Company’s request, such Company-required records and books of accounts shall be delivered to Company at Final Acceptance.

10.2 Lien Subordination. Bechtel will subordinate any mechanic’s and materialmen’s liens or other claims or encumbrances that may be brought by Bechtel against any or all of the Site or Phase 2 Project to any liens granted in favor of Lender, whether such lien in favor of Lender is created, attached or perfected prior to or after any such liens, claims or encumbrances, and shall require Bechtel Subcontractors to similarly subordinate their lien, claim and encumbrance rights. Nothing in this Section shall be construed as a limitation on or waiver by Bechtel of any of its rights under Applicable Law to file a lien or claim or otherwise encumber the Phase 2 Site or Phase 2 Project as security for any undisputed payments owed to it by Company hereunder which are past due; provided that such lien, claim or encumbrance shall be subordinate to any liens granted in favor of Lenders.

ARTICLE 11     READY FOR HANDOVER AND FINAL ACCEPTANCE

11.1 Ready for Handover

11.1.1 When in Bechtel’s opinion a System is Ready for Handover, Bechtel shall notify Company in writing using the Notice of RFH Form attached as Attachment P. Company within ten (10) days of such notice shall in writing either accept the System as Ready for Handover or give Bechtel written notice of unfinished Services or deficiencies. Upon completion of such specified unfinished Services with regard to a System and correction of all specified deficiencies, Bechtel shall so advise Company in writing and Company within ten (10) days of the date of such notice shall in writing either accept the System as Ready for Handover or give Bechtel notice of the failure to so complete the specified unfinished Services or correct the specified deficiencies. In the latter instance, the foregoing procedure with respect to such specified unfinished Services and specified deficiencies shall be repeated. Company’s use of any portion of the System or Company’s failure to respond to Bechtel’s notice given hereunder shall not be deemed to constitute acceptance or agreement that the System is Ready for Handover.

11.1.2 After Ready for Handover for a System, Company shall be responsible for the testing, commissioning, start-up, operation and maintenance of the System.

11.2 Punchlist. Whenever a System is Ready for Handover, Bechtel shall submit to Company for Company’s review a Punchlist for that System. Bechtel shall thereafter modify the Punchlist as

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directed by Company, and the Parties shall then mutually agree upon the Punchlist for such System. Bechtel shall update such Punchlist as appropriate as additional Services and work are performed with respect to such System. At the same time that it gives Company notice that the requirements for Provisional Acceptance (BOP), Provisional Acceptance (Tank S-104), or Provisional Acceptance (Tank S-105), have been met pursuant to Section 11.3, 11.4, or 11.5, as applicable, Bechtel shall also submit to Company for Company’s review an updated Punchlist for all Systems. Bechtel shall thereafter modify such updated Punchlist as directed by Company, and the Parties shall then mutually agree upon the final Punchlist for all Systems. Bechtel shall not have any obligation to perform Company Contractor’s Punchlist work.

11.3 Provisional Acceptance (BOP). When all the requirements for Provisional Acceptance (BOP) have been met, Bechtel shall so notify Company in writing using the Notice of Provisional Acceptance Form attached hereto as Attachment N. Within thirty (30) days of the date of such notice, Company shall give Bechtel written notice of Company’s Provisional Acceptance (BOP) of the Balance of Plant, or will advise Bechtel in writing of any Services remaining to be performed by Bechtel and any work remaining to be performed by Company Contractors, related to the Balance of Plant, other than Services or work of a Punchlist nature. Upon completion of such Services and the completion of such work by Company Contractors, Bechtel shall so notify Company in writing. Within ten (10) days of the date of such notice, Company shall in writing give Bechtel notice of Company’s Provisional Acceptance (BOP) of the Balance of Plant, or written notice of any Services remaining to be performed by Bechtel and any work remaining to be performed by Company Contractors, related to the Balance of Plant. In the latter instance, the foregoing procedure with respect to such specified unfinished Services and work will be repeated. Company’s use of the Phase 2 Project shall not constitute Provisional Acceptance (BOP). If Company fails to give the required notice within the specified period above, provided that Bechtel gave notice of Provisional Acceptance (BOP) on the required Notice of Provisional Acceptance Form, and provided further that Bechtel has reasonably complied with the requirements for achieving Provisional Acceptance (BOP), as defined herein, then Bechtel shall be deemed to have achieved Provisional Acceptance (BOP), but only as between Bechtel and Company, and not with respect to any Company Contractor. Such Provisional Acceptance (BOP) shall not relieve Bechtel of any obligations surviving Provisional Acceptance (BOP), Final Acceptance or of any Defective Services.

11.4 Provisional Acceptance (Tank S-104). When all the requirements for Provisional Acceptance (Tank S-104) have been met, Bechtel shall so notify Company in writing using the Notice of Provisional Acceptance Form attached hereto as Attachment N. Within thirty (30) days of the date of such notice, Company shall give Bechtel written notice of Company’s Provisional Acceptance (Tank S-104) of Tank S-104, or will advise Bechtel in writing of any Services remaining to be performed by Bechtel and any work remaining to be performed by Company Contractors, related to Tank S-104, other than Services or work of a Punchlist nature. Upon completion of such Services and the completion of such work by Company Contractors, Bechtel shall so notify Company in writing using the Notice of Provisional Acceptance Form attached hereto as Attachment N. Within ten (10) days of the date of such notice, Company shall in writing give Bechtel notice of Company’s Provisional Acceptance (Tank S-104) of Tank S-104, or written notice of any Services remaining to be performed by Bechtel and any work remaining to be performed by Company Contractors, related to Tank S-104. In the latter instance, the foregoing procedure with respect to such specified unfinished Services and work will be repeated. Company’s

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use of the Phase 2 Project shall not constitute Provisional Acceptance (Tank S-104). If Company fails to give the required notice within the specified period above, provided that Bechtel gave notice of Provisional Acceptance (Tank S-104) on the required Notice of Provisional Acceptance Form, and provided further that Bechtel has reasonably complied with the requirements for achieving Provisional Acceptance (Tank S-104), as defined herein, then Bechtel shall be deemed to have achieved Provisional Acceptance (Tank S-104), but only as between Bechtel and Company, and not with respect to any Company Contractor. Such Provisional Acceptance (Tank S-104) shall not relieve Bechtel of any obligations surviving Provisional Acceptance (Tank S-104), Final Acceptance or of any Defective Services.

11.5 Provisional Acceptance (Tank S-105). When all the requirements for Provisional Acceptance (Tank S-105) have been met, Bechtel shall so notify Company in writing using the Notice of Provisional Acceptance Form attached hereto as Attachment N. Within thirty (30) days of the date of such notice, Company shall give Bechtel written notice of Company’s Provisional Acceptance (Tank S-105) of Tank S-105, or will advise Bechtel in writing of any Services remaining to be performed by Bechtel and any work remaining to be performed by Company Contractors, related to Tank S-105, other than Services or work of a Punchlist nature. Upon completion of such Services and the completion of such work by Company Contractors, Bechtel shall so notify Company in writing using the Notice of Provisional Acceptance Form attached hereto as Attachment N. Within ten (10) days of the date of such notice, Company shall in writing give Bechtel notice of Company’s Provisional Acceptance (Tank S-105) of Tank S-105, or written notice of any Services remaining to be performed by Bechtel and any work remaining to be performed by Company Contractors, related to Tank S-105. In the latter instance, the foregoing procedure with respect to such specified unfinished Services and work will be repeated. Company’s use of the Phase 2 Project shall not constitute Provisional Acceptance (Tank S-105). If Company fails to give the required notice within the specified period above, provided that Bechtel gave notice of Provisional Acceptance (Tank S-105) on the required Notice of Provisional Acceptance Form, and provided further that Bechtel has reasonably complied with the requirements for achieving Provisional Acceptance (Tank S-105), as defined herein, then Bechtel shall be deemed to have achieved Provisional Acceptance (Tank S-105), but only as between Bechtel and Company, and not with respect to any Company Contractor. Such Provisional Acceptance (Tank S-105) shall not relieve Bechtel of any obligations surviving Provisional Acceptance (Tank S-105), Final Acceptance or of any Defective Services.

11.6 Final Acceptance. After Provisional Acceptance (BOP), Provisional Acceptance (Tank S-104), and Provisional Acceptance (Tank S-105), Bechtel shall ensure that all items on the Punchlist are completed unless Company in writing excuses the completion of certain Punchlist items. Once all items on the Punchlist have been completed or excused in writing by Company, Bechtel shall give notice to Company, on the Notice of Final Acceptance Form attached hereto as Attachment O, that all the requirements for Final Acceptance have been met. Within thirty (30) days of the date of such notice, Company shall give Bechtel written notice of Company’s Final Acceptance of the Phase 2 Project, or will advise Bechtel in writing of any Services remaining to be performed by Bechtel and any work remaining to be performed by Company Contractors. Upon completion of such Services and the completion of such work by Company Contractors, Bechtel shall so notify Company in writing, using the Notice of Final Acceptance Form attached hereto as Attachment O. Within ten (10) days of the date of such notice, Company shall in writing give Bechtel notice of

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Company’s Final Acceptance or written notice of any Services remaining to be performed by Bechtel and any work remaining to be performed by Company Contractors. In the latter instance, the foregoing procedure with respect to such specified unfinished Services and work will be repeated. Company’s use of the Phase 2 Project shall not constitute Final Acceptance of the Phase 2 Project. If Company fails to give the required notice within the specified period above, provided that Bechtel gave notice of Final Acceptance on the required Notice of Final Acceptance Form, and provided further that Bechtel has reasonably complied with the requirements for achieving Final Acceptance, as defined herein, then Bechtel shall be deemed to have achieved Final Acceptance, but only as between Bechtel and Company, and not with respect to any Company Contractor. Final Acceptance shall not relieve Bechtel of any obligations surviving Final Acceptance or of any Defective Services. Bechtel shall not be required to perform any further Services other than the Services specified in Section 13.1.2 after Final Acceptance, except that Company may request Construction Management Services limited to management of warranty or remedial work by Company Contractors after Final Acceptance.

For the purpose of this Section 11.6, failure by a Company Contractor to complete items on its Punchlist or obtain conditional or unconditional lien and claim waivers from any Company Contractor despite Bechtel’s best efforts to enforce the terms of the Company Contracts, short of arbitration or litigation, shall excuse Bechtel from the completion of such Punchlist items or obtaining such lien and claim waivers, and shall not be a basis for Company to deny or object to Final Acceptance of Bechtel’s performance under this Agreement.

ARTICLE 12     INDEMNITY

12.1 General Indemnification. In addition to its indemnification, defense and hold harmless obligations contained elsewhere in this Agreement, Bechtel shall indemnify, hold harmless and defend the Company Group from any and all damages, losses, costs and expenses (including all reasonable attorneys’ fees and litigation or arbitration expenses) to the extent that such damages, losses, costs and expenses result from any of the following:

12.1.1 FAILURE OF BECHTEL OR ITS SUBCONTRACTORS TO COMPLY WITH APPLICABLE LAW, BUT ONLY TO THE EXTENT OF ANY FINES AND PENALTIES IMPOSED ON COMPANY RESULTING FROM BECHTEL’S FAILURE TO (I) COMPLY WITH APPLICABLE LAW OR (II) SECURE FROM GOVERNMENTAL INSTRUMENTALITIES THE PERMITS AND APPROVALS REQUIRED UNDER THIS AGREEMENT TO BE OBTAINED BY BECHTEL FOR THE CONSTRUCTION OF THE PHASE 2 PROJECT;

12.1.2 ANY AND ALL DAMAGES, LOSSES, COSTS AND EXPENSES SUFFERED BY A THIRD PARTY AND RESULTING FROM ACTUAL OR ASSERTED VIOLATION OR INFRINGEMENT OF ANY DOMESTIC OR FOREIGN PATENTS, COPYRIGHTS OR TRADEMARKS OR OTHER INTELLECTUAL PROPERTY OWNED BY A THIRD PARTY TO THE EXTENT THAT SUCH VIOLATION OR INFRINGEMENT RESULTS FROM PERFORMANCE OF THE SERVICES BY BECHTEL OR ANY OF ITS SUBCONTRACTORS OR ANY IMPROPER USE OF THIRD PARTY CONFIDENTIAL INFORMATION OR OTHER THIRD PARTY PROPRIETARY RIGHTS THAT MAY BE ATTRIBUTABLE TO BECHTEL OR ANY OF ITS SUBCONTRACTORS IN CONNECTION WITH THE SERVICES; PROVIDED, HOWEVER, THE FOREGOING INDEMNITY OBLIGATION SHALL NOT APPLY TO ANY PARTICULAR MANUFACTURER’S EQUIPMENT OR PROCESS SPECIFICALLY MANDATED IN WRITING BY COMPANY TO BE USED ON THE PHASE 2 FACILITY, BUT

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ONLY IF BECHTEL GIVES WRITTEN NOTICE TO COMPANY ACKNOWLEDGING RECEIPT OF SUCH MANDATORY REQUIREMENT WITHIN THE LATER OF (I) THIRTY (30) DAYS AFTER THE DATE ON WHICH COMPANY MANDATES SUCH EQUIPMENT OR PROCESS OR (II) THIRTY (30) DAYS AFTER THE EFFECTIVE DATE. NOTWITHSTANDING THE FOREGOING, COMPANY’S DIRECTION TO BECHTEL TO USE ON THE PHASE 2 PROJECT ENGINEERING, DESIGNS, EQUIPMENT, MATERIALS OR PROCESSES USED ON THE PHASE 1 PROJECT, IN THE SAME MANNER AS ON THE PHASE 1 PROJECT, SHALL NOT RELIEVE BECHTEL OF ITS INDEMNITY OBLIGATIONS UNDER THIS SECTION UNLESS BECHTEL GIVES COMPANY NOTICE IN WRITING THAT THE RIGHTS GRANTED WITH RESPECT TO THE PHASE 1 PROJECT DO NOT PERMIT USE ON THE PHASE 2 PROJECT AND THAT AN ADDITIONAL ROYALTY IS OWED FOR USE ON THE PHASE 2 PROJECT, AND COMPANY FAILS TO PAY SUCH ROYALTY WHEN INVOICED TO COMPANY BY BECHTEL;

12.1.3 CONTAMINATION OR POLLUTION SUFFERED BY A THIRD PARTY TO THE EXTENT RESULTING FROM BECHTEL’S OR ANY BECHTEL SUBCONTRACTOR’S USE, HANDLING OR DISPOSAL OF HAZARDOUS MATERIALS BROUGHT ON THE SITE BY BECHTEL OR ANY SUBCONTRACTOR;

12.1.4 FAILURE BY BECHTEL OR ANY OF ITS SUBCONTRACTORS TO PAY TAXES FOR WHICH SUCH PERSON IS LIABLE;

12.1.5 FAILURE OF BECHTEL TO MAKE PAYMENTS TO ANY OF ITS SUBCONTRACTOR IN ACCORDANCE WITH THE RESPECTIVE SUBCONTRACT, BUT NOT EXTENDING TO ANY SETTLEMENT PAYMENT MADE BY COMPANY TO ANY BECHTEL SUBCONTRACTOR AGAINST WHICH BECHTEL HAS PENDING OR PROSPECTIVE CLAIMS, UNLESS SUCH SETTLEMENT IS MADE WITH BECHTEL’S CONSENT, EXCEPT AFTER ASSUMPTION OF SUCH BECHTEL SUBCONTRACT BY COMPANY IN ACCORDANCE WITH ARTICLE 20; OR

12.1.6 PERSONAL INJURY TO OR DEATH OF ANY PERSON (OTHER THAN EMPLOYEES OF ANY MEMBER OF THE BECHTEL GROUP, THE COMPANY GROUP, COMPANY CONTRACTOR OR ANY BECHTEL SUBCONTRACTOR, OR THE EMPLOYEES OF ANY LNG TANKER), AND DAMAGE TO OR DESTRUCTION OF PROPERTY OF THIRD PARTIES (OTHER THAN PROPERTY OF THE OWNERS OF LNG TANKERS OR COMPANY CONTRACTOR) TO THE EXTENT ARISING OUT OF OR RESULTING FROM THE NEGLIGENCE IN CONNECTION WITH THE SERVICES OF ANY MEMBER OF THE BECHTEL GROUP OR ANY BECHTEL SUBCONTRACTOR OR ANYONE DIRECTLY OR INDIRECTLY EMPLOYED BY THEM. NOTWITHSTANDING THE FOREGOING, BECHTEL SHALL HAVE NO OBLIGATION TO DEFEND, INDEMNIFY AND HOLD COMPANY GROUP HARMLESS FOR ANY CLAIMS, CAUSES OF ACTION, ALLEGATION AND ASSERTIONS TO THE EXTENT THAT COMPANY HAS INDEMNIFICATION OBLIGATIONS TO BECHTEL GROUP PURSUANT TO SECTION 12.7.

12.1.7 PERSONAL INJURY TO OR DEATH OF ANY EMPLOYEE, OFFICER OR DIRECTOR OF COMPANY CONTRACTORS OR ANY OF THEIR SUBCONTRACTORS, AND DAMAGE TO OR DESTRUCTION OF PROPERTY OF COMPANY CONTRACTORS OR ANY OF THEIR SUBCONTRACTORS TO THE EXTENT ARISING OUT OF OR RESULTING FROM THE NEGLIGENCE IN CONNECTION WITH THE SERVICES OF ANY MEMBER OF THE BECHTEL GROUP OR ANY BECHTEL SUBCONTRACTOR OR ANYONE DIRECTLY OR INDIRECTLY EMPLOYED BY THEM, PROVIDED HOWEVER THAT THIS OBLIGATION TO DEFEND, INDEMNIFY AND HOLD COMPANY HARMLESS SHALL BE LIMITED TO THE PROCEEDS OF APPLICABLE INSURANCE SPECIFIED IN ATTACHMENT F “INSURANCE REQUIREMENTS.”

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12.2 Injuries to Bechtel’s Employees and Damage to Bechtel’s Property. Notwithstanding the provisions of Section 12.1.6, and except as otherwise provided in Article 15, Bechtel shall defend, indemnify and hold harmless the Company Group from and against all damages, losses, costs and expenses (including all reasonable attorneys’ fees, and litigation or arbitration expenses) arising out of or resulting from or related to (i) injury to or death of employees, officers or directors of any member of the Bechtel Group or any Bechtel Subcontractor or (ii) damage to or destruction of property of any member of the Bechtel Group or any Bechtel Subcontractor occurring in connection with the Services or the Phase 2 Project, regardless of the cause of such injury, death, damage or destruction, including the sole or joint negligence, breach of contract or other basis of liability of any member of the Company Group.

12.3 Injuries to Company’s Employees and Damage to Company’s Property. Except as otherwise provided in Section 15.1, Company shall defend, indemnify and hold harmless the Bechtel Group and Bechtel Subcontractors from and against all damages, losses, costs and expenses (including all reasonable attorneys’ fees, and litigation or arbitration expenses) resulting from or related to (i) injury to or death of any member of the Company Group or (ii) damage to or destruction of property of Company Group (excluding the Phase 1 Facility until “Substantial Completion” of the Phase 1 Facility, as defined in the Phase 1 EPC Agreement, or excluding the Phase 1 Facility until Company takes care, custody and control of the Phase 1 Facility, whichever occurs first) occurring in connection with the Phase 2 Project, regardless of the cause of such injury, death, damage or destruction, including the sole or joint negligence, breach of contract or other basis of liability of any member of the Bechtel Group or Bechtel Subcontractors.

12.4 Patent and Copyright Indemnification Procedure. In the event that any violation or infringement for which Bechtel is responsible to indemnify the Company Group as set forth in Section 12.1.2 results in any suit, claim, temporary restraining order or preliminary injunction Bechtel shall, in addition to its obligations under Section 12.1.2, make every reasonable effort, by giving a satisfactory bond or otherwise, to secure the suspension of the injunction or restraining order. If, in any such suit or claim, the Phase 2 Project, the Phase 2 Facility, or any part, combination or process thereof, is held to constitute an infringement and its use is preliminarily or permanently enjoined, Bechtel shall promptly make every reasonable effort to secure for Company a license, at no cost to Company, authorizing continued use of the infringing Services or portion of the Phase 2 Facility. If Bechtel is unable to secure such a license within a reasonable time, Bechtel shall, at its own expense and without impairing performance requirements, either re-perform the affected Services and replace the affected portions of the Phase 2 Facility, in whole or part, with non-infringing components or parts or modify the same so that they become non-infringing.

12.5 Lien Indemnification. Should Bechtel or any Bechtel Subcontractor or any other Person acting through or under any of them file a lien or other encumbrance against all or any portion of the Phase 2 Project, the Site or the Phase 2 Facility, Bechtel shall, at its sole cost and expense, remove or discharge, by payment, bond or otherwise, such lien or encumbrance within twenty-one (21) days of Bechtel’s receipt of written notice from Company notifying Bechtel of such lien or encumbrance; provided that Company shall have made payment of all amounts properly due and owing to Bechtel under this Agreement, other than amounts disputed in accordance with Section 8.1.1.3, provided that the amounts being withheld are not the basis of the lien or encumbrance. If Bechtel fails to remove or discharge any such lien or encumbrance within such twenty-one (21) Day period in

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circumstances where Company has made payment of all amounts properly due and owing to Bechtel under this Agreement, other than amounts disputed in accordance with Section 8.1.1.3, provided that the amounts being withheld are not the basis of the lien or encumbrance, then Company may, in its sole discretion and in addition to any other rights that it has under this Agreement, remove or discharge such lien and encumbrance using whatever means that Company, in its sole discretion, deems appropriate, including the payment of settlement amounts that it determines in its sole discretion as being necessary to remove or discharge such lien or encumbrance. In such circumstance, Bechtel shall be liable to Company for all damages, costs, losses and expenses (including all reasonable attorneys’ fees, consultant fees and arbitration expenses, and settlement payments) incurred by Company arising out of or relating to such removal or discharge. All such damages, costs, losses and expenses shall be paid by Bechtel no later than thirty (30) Days after receipt of each invoice from Company.

12.6 Company’s Failure to Comply with Applicable Law. Company shall defend, indemnify and hold harmless the Bechtel Group from any and all damages, losses, costs and expenses (including all reasonable attorneys’ fees and litigation or arbitration expenses) arising out of or resulting from the failure of any member of Company Group to comply with Applicable Law, but only to the extent of any fines and penalties imposed on Bechtel resulting from Company’s failure to (i) comply with Applicable Law or (ii) secure from Governmental Instrumentalities the Permits and approvals required under this Agreement to be obtained by Company for the construction of the Phase 2 Project.

12.7 Landowner Claims. Subject to Bechtel’s indemnification obligations set forth in Sections 12.1.1 and 12.1.3, Company shall defend, indemnify and hold harmless the Bechtel Group from and against any and all damages, losses, costs and expenses (including all reasonable attorneys’ fees, and litigation or arbitration expenses) arising out of or resulting from claims occurring in connection with the Services and the Phase 2 Project and brought by any Landowner on whose land, right of way or easement Bechtel or any of its Subcontractors are performing the Services, including any claim from such Landowner related to damage to or destruction of property. Such indemnity shall apply regardless of the cause of such damages, losses, costs and expenses, including negligence, breach of contract or other basis of liability of any member of the Bechtel Group or any Subcontractor.

12.8 Legal Defense. Not later than fifteen (15) days after receipt of written notice from the Indemnified Party to the Indemnifying Party of any claims, demands, actions or causes of action asserted against such Indemnified Party for which the Indemnifying Party has indemnification, defense and hold harmless obligations under this Agreement, whether such claim, demand, action or cause of action is asserted in a legal, judicial, arbitral or administrative proceeding or action or by notice without institution of such legal, judicial, arbitral or administrative proceeding or action, the Indemnifying Party shall affirm in writing by notice to such Indemnified Party that the Indemnifying Party will indemnify, defend and hold harmless such Indemnified Party and shall, at the Indemnifying Party’s own cost and expense, assume on behalf of the Indemnified Party and conduct with due diligence and in good faith the defense thereof with counsel selected by the Indemnifying Party and reasonably satisfactory to such Indemnified Party; provided, however, that such Indemnified Party shall have the right to be represented therein by advisory counsel of its own selection, and at its own expense; and provided further that if the defendants in any such action or

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proceeding include the Indemnifying Party and an Indemnified Party and the Indemnified Party shall have reasonably concluded that there may be legal defenses available to it which are different from or additional to, or inconsistent with, those available to the Indemnifying Party, such Indemnified Party shall have the right to select up to one separate counsel to participate in the defense of such action or proceeding on its own behalf at the reasonable expense of the Indemnifying Party. In the event of the failure of the Indemnifying Party to perform fully in accordance with the defense obligations under this Section 12.8, such Indemnified Party may, at its option, and without relieving the Indemnifying Party of its obligations hereunder, so perform, but all damages, costs and expenses (including all reasonable attorneys’ fees, and litigation or arbitration expenses, settlement payments and judgments) so incurred by such Indemnified Party in that event shall be reimbursed by the Indemnifying Party to such Indemnified Party, together with interest on same from the date any such cost and expense was paid by such Indemnified Party until reimbursed by the Indemnifying Party at the interest rate set forth in Section 8.3 of this Agreement.

12.9 Enforceability.

12.9.1 EXCEPT AS OTHERWISE SET FORTH IN SECTIONS 12.2 AND 12.3, THE INDEMNITY, DEFENSE AND HOLD HARMLESS OBLIGATIONS FOR PERSONAL INJURY OR DEATH OR PROPERTY DAMAGE UNDER THIS AGREEMENT SHALL APPLY REGARDLESS OF WHETHER THE INDEMNIFIED PARTY WAS CONCURRENTLY NEGLIGENT (WHETHER ACTIVELY OR PASSIVELY), IT BEING AGREED BY THE PARTIES THAT IN THIS EVENT, THE PARTIES’ RESPECTIVE LIABILITY OR RESPONSIBILITY FOR SUCH DAMAGES, LOSSES, COSTS AND EXPENSES UNDER THIS ARTICLE 12 SHALL BE DETERMINED IN ACCORDANCE WITH PRINCIPLES OF COMPARATIVE NEGLIGENCE.

12.9.2 COMPANY AND BECHTEL AGREE THAT THE LOUISIANA OILFIELD ANTI-INDEMNITY ACT, LA. REV. STAT. § 9:2780, ET. SEQ., IS INAPPLICABLE TO THIS AGREEMENT AND THE PERFORMANCE OF THE SERVICES. APPLICATION OF THESE CODE SECTIONS TO THIS AGREEMENT WOULD BE CONTRARY TO THE INTENT OF THE PARTIES, AND EACH PARTY HEREBY IRREVOCABLY WAIVES ANY CONTENTION THAT THESE CODES SECTIONS ARE APPLICABLE TO THIS AGREEMENT OR THE SERVICES. IN ADDITION, IT IS THE INTENT OF THE PARTIES IN THE EVENT THAT THE AFOREMENTIONED ACT WERE TO APPLY THAT EACH PARTY SHALL PROVIDE INSURANCE TO COVER THE LOSSES CONTEMPLATED BY SUCH CODE SECTIONS AND ASSUMED BY EACH SUCH PARTY UNDER THE INDEMNIFICATION PROVISIONS OF THIS AGREEMENT, AND BECHTEL AGREES THAT THE FIXED FEE (AS MAY BE ADJUSTED BY CHANGE ORDER IN ACCORDANCE WITH ARTICLE 7) COMPENSATES BECHTEL FOR THE COST OF PREMIUMS FOR THE INSURANCE PROVIDED BY IT UNDER THIS AGREEMENT. THE PARTIES AGREE THAT EACH PARTY’S AGREEMENT TO SUPPORT THEIR INDEMNIFICATION OBLIGATIONS BY INSURANCE SHALL IN NO RESPECT IMPAIR THEIR INDEMNIFICATION OBLIGATIONS.

12.9.3 IN THE EVENT THAT ANY INDEMNITY PROVISIONS IN THIS AGREEMENT ARE CONTRARY TO THE LAW GOVERNING THIS AGREEMENT, THEN THE INDEMNITY OBLIGATIONS APPLICABLE HEREUNDER SHALL BE APPLIED TO THE MAXIMUM EXTENT ALLOWED BY APPLICABLE LAW.

12.10 Risk of Loss. Bechtel shall have no liability for loss of or damage to the Phase 2 Project, and Company releases Bechtel Group from any and all liability for damage to or destruction of the

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Phase 2 Project. Company shall defend, indemnify and hold harmless Bechtel Group and Bechtel Subcontractors from any and all damages, losses, costs and expenses (including all reasonable attorneys’ fees and litigation expenses) arising out of resulting from damage to or destruction of Phase 2 Project that are asserted or claimed by Company Contractors, their insurers or subcontractors, regardless of the cause of such damage or destruction, including the sole or joint negligence or other basis of liability of any member of Bechtel Group or Bechtel Subcontractors, but only to the extent of receipt by Company of insurance proceeds. Notwithstanding anything to the contrary, in no event shall this Section 12.10 be construed as limiting in any way Bechtel’s responsibilities under Article 13.

12.11 LNG Tanker Release. Company shall endeavor to obtain a release of Bechtel Group and Company Group from the owner of any LNG tanker and related LNG cargo from any and all damages, losses, costs and expenses arising out of or resulting from claims for damage to or destruction of an LNG tanker and loss of the related LNG cargo or personal injury or death of any employee, officer or director employed by the company operating, owning or leasing such LNG tanker or owning the related LNG cargo in connection with the delivery of LNG of any LNG tanker to the Phase 2 Project where such damage, destruction, loss, injury or death occurs prior to Final Acceptance. Company shall endeavor to obtain a release which shall apply regardless of the cause of such damage, destruction, injury or death, including the sole or joint negligence, breach of contract or other basis of liability of any member of the Bechtel Group and any member of the Company Group. If Company is unable to obtain such release, Company shall add Bechtel as an additional insured to Company’s marine terminal liability insurance policy that Company procures after substantial completion of the Phase 1 Facility; such coverage as an additional insured shall not extend beyond the expiration of the last Defect Correction Period during which Bechtel is performing Services on the Phase 2 Project.

ARTICLE 13     WARRANTIES AND LIMITATIONS OF LIABILITY

13.1 Warranties.

13.1.1 Bechtel warrants that:

13.1.1.1 all materials, supplies and equipment (and each component thereof) furnished by Bechtel or its Subcontractors shall be new (unless otherwise specified) and of good quality;

13.1.1.2 the Services shall be in accordance with all of the requirements of this Agreement, including in accordance with GECMP, Applicable Law and Applicable Codes and Standards; and

13.1.1.3 all equipment, materials and supplies furnished by Bechtel or its Subcontractors to be incorporated into the Phase 2 Project shall be free from encumbrances to title, as set forth in greater detail in Article 18.

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The warranties set forth in this Section 13.1.1 are individually referred to as a “Warranty” or collectively as the “Warranties.” Any Services, or component thereof, that is not in conformity with any Warranty is “Defective” or a “Defect.”

13.1.2 Provided Company has notified Bechtel in writing, within a reasonable time after Company’s discovery of a Defect in the Services at any time during the performance of the Services and within eighteen (18) months after Provisional Acceptance (BOP) with respect to the Balance of Plant, and within eighteen (18) months after Provisional Acceptance (Tank S-104) with respect to Tank S-104, and within eighteen (18) months after Provisional Acceptance (Tank S-105) with respect to Tank S-105 (each such period during the performance of the Services and for eighteen (18) months after the respective Provisional Acceptance hereinafter called “Defect Correction Period”), stating with reasonable specificity the reasons Company believes such Services are Defective, Bechtel shall promptly correct (by repair, replacement, re-performance or otherwise) such Defective Services and perform any other Services, including construction and management Services, necessary to correct such Defective Services (“Corrective Services”). Notwithstanding the foregoing, the Defect Correction Period for each of the respective Provisional Acceptances for BOP, Tank S-104 and Tank S-105 shall not extend beyond thirty (30) months from the date for each of the respective Provisional Acceptances. Bechtel shall be reimbursed as a Recoverable Cost, as determined in accordance with this Agreement, for performing Corrective Services, including the cost of field labor, field supervision, materials and equipment, provided that in no case shall Bechtel be entitled to payment for any costs associated with design; engineering; construction management; or for the costs of field personnel above a rank of general foreman or greater. Bechtel shall not be entitled to any increase in the Fixed Fee or to the payment of any other fee in connection with the performance of Corrective Services.

13.1.3 Company shall give Bechtel reasonable access to the Phase 2 Facility sufficient to perform the Corrective Services, so long as such access does not unreasonably interfere with the operation of the Facility and subject to any reasonable security or safety requirements of Company.

13.1.4 If Bechtel fails to commence the Corrective Services within a reasonable period of time not to exceed twenty (20) Working Days after notice by Company, or does not complete the Correct Services promptly (and provided that Company provides Bechtel with access to the Phase 2 Facility in accordance with this Article), then Company, upon providing prior written notice to Bechtel, may perform such Corrective Services, and Bechtel shall be liable to Company for the reasonable costs incurred by Company in connection with performing such Corrective Services, which costs shall be at rates comparable to those charged by Bechtel, and Bechtel shall pay Company, within twenty (20) days after receipt of written notice from Company, an amount equal to such costs (or, at Company’s sole discretion, Company may withhold amounts owed to Bechtel in accordance with this Agreement). To the extent that any Corrective Services are performed by or on behalf of Company, Bechtel’s obligations with respect to such Defective Services that are corrected by or on behalf of Company shall be relieved, with the exception of Bechtel’s obligations to pay Company the reasonable costs incurred by Company in connection with performing such Corrective Services.

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13.1.5 Notwithstanding anything contained in this Section 13.1, Bechtel shall have no liability to Company for any defective services to the extent such defect was caused by:

13.1.5.1 improper repairs or alterations, misuse, neglect or accident by Company;

13.1.5.2 operation, maintenance or use of the Phase 2 Project or any component thereof in a manner not in compliance with a material requirement of operation and maintenance manuals delivered by Bechtel or Company Contractors to Company;

13.1.5.3 defects in the materials, equipment and supplies supplied by Company Contractors;

13.1.5.4 defects, errors or omissions in the work or services performed by Company Contractors;

13.1.5.5 normal wear and tear;

13.1.5.6 normal corrosion; or

13.1.5.7 an event of Force Majeure.

13.1.6 Bechtel shall, without additional cost to Company, obtain from any of Bechtel’s Affiliates that are Subcontractors on the Phase 2 Project, and shall make reasonable efforts to obtain from all other Bechtel Subcontractors on the Phase 2 Project, warranties that meet or exceed the requirements of this Agreement; provided, however, Bechtel shall not in any way be relieved of its responsibilities and liability to Company under this Agreement, regardless of whether such Bechtel Subcontractor warranties meet the requirements of this Agreement, as Bechtel shall be fully responsible and liable to Company for its Warranty and Corrective Services obligations and liability under this Agreement for all Services. Bechtel shall assign such warranties to Company upon Final Acceptance. This Section 13.1.6 shall not in any way be construed to limit Bechtel’s liability under this Agreement for the Services or its obligation to enforce warranties from Bechtel Subcontractors.

13.1.7 The warranty on equipment, materials and supplies procured and incorporated into the Phase 2 Project by Bechtel and its Subcontractors shall be limited to assignment of such vendor and manufacturer warranties provided to Bechtel and its Subcontractors to Company; provided that during the Defect Correction Period, Bechtel shall perform Services to assist Company in enforcing such vendor and manufacturer warranties at Recoverable Costs; and provided further that if equipment, materials or supplies fail to perform because of Defective engineering by Bechtel, including Defective specifications with respect to such equipment, materials or supplies, then Bechtel shall perform Corrective Services with respect to such equipment, materials and supplies.

13.1.8 Bechtel does not warrant the services and work performed by Company Contractors.

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13.1.9 With respect to any Corrective Services performed by Bechtel, the Defect Correction Period for such Corrective Services shall be extended for an additional one (1) year from the date of the completion of such Corrective Services; provided, however, in no event shall the Defect Correction Period for any Services (including Corrective Services) extend beyond thirty (30) months after Final Acceptance.

13.1.10 All Corrective Services shall be performed subject to the same terms and conditions under this Agreement as the original Services are required to be performed.

13.1.11 Bechtel shall not be liable to Company for any Defective Services discovered after the expiration of the Defect Correction Period (as may be extended pursuant to this Article), except for any liability of Contractor pursuant to its indemnification, defense and hold harmless obligations under this Agreement.

13.1.12 The Warranties made in this Agreement shall be for the benefit of Company and its successors and permitted assigns and the respective successors and permitted assigns of any of them, and are fully transferable and assignable.

13.1.13 THE EXPRESS WARRANTIES SET FORTH IN THIS AGREEMENT (INCLUDING WARRANTIES) ARE EXCLUSIVE AND THE PARTIES HEREBY DISCLAIM, AND COMPANY HEREBY WAIVES ANY AND ALL WARRANTIES IMPLIED UNDER APPLICABLE LAW (INCLUDING THE GOVERNING LAW SPECIFIED IN ARTICLE 26), INCLUDING THE IMPLIED WARRANTY OF MERCHANTABILITY AND IMPLIED WARRANTY OF FITNESS FOR A PARTICULAR PURPOSE.

13.2 Limitation of Liability.

13.2.1 NOTWITHSTANDING ANY OTHER PROVISIONS OF THIS AGREEMENT TO THE CONTRARY, NEITHER COMPANY GROUP NOR BECHTEL GROUP SHALL BE LIABLE UNDER THIS AGREEMENT OR UNDER ANY CAUSE OF ACTION RELATED TO THE SUBJECT MATTER OF THIS AGREEMENT, WHETHER IN CONTRACT, WARRANTY, TORT (INCLUDING NEGLIGENCE), STRICT LIABILITY, PRODUCTS LIABILITY, PROFESSIONAL LIABILITY, INDEMNITY, CONTRIBUTION, OR ANY OTHER CAUSE OF ACTION FOR SPECIAL, INDIRECT, INCIDENTAL OR CONSEQUENTIAL LOSSES OR DAMAGES, INCLUDING LOSS OF PROFITS, LOSS OF USE, LOSS OF OPPORTUNITY, LOSS OF REVENUES, LOSS OF FINANCING, LOSS OR INCREASE OF BONDING CAPACITY, COSTS OF OBTAINING OR MAINTAINING FINANCING, LOSS OF GOODWILL, OR BUSINESS INTERRUPTION, OR DAMAGES OR LOSSES FOR PRINCIPAL OFFICE EXPENSES INCLUDING COMPENSATION OF PERSONNEL STATIONED THERE (“CONSEQUENTIAL DAMAGES”) AND COMPANY SHALL RELEASE BECHTEL GROUP AND BECHTEL GROUP SHALL RELEASE COMPANY GROUP FROM ANY LIABILITY FOR SUCH CONSEQUENTIAL DAMAGES.

13.2.2 NOTWITHSTANDING ANY OTHER PROVISIONS OF THIS AGREEMENT TO THE CONTRARY, BECHTEL GROUP SHALL NOT BE LIABLE TO COMPANY GROUP UNDER THIS AGREEMENT OR UNDER ANY CAUSE OF ACTION RELATED TO THE SUBJECT MATTER OF THIS AGREEMENT, WHETHER IN CONTRACT, WARRANTY, TORT (INCLUDING NEGLIGENCE), STRICT LIABILITY, PRODUCTS LIABILITY, PROFESSIONAL LIABILITY, INDEMNITY, CONTRIBUTION OR ANY OTHER CAUSE OF ACTION, IN EXCESS OF A CUMULATIVE AGGREGATE AMOUNT OF FIFTY PERCENT

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(50%) OF THE FIXED FEE (AS ADJUSTED BY CHANGE ORDER), AND COMPANY SHALL RELEASE BECHTEL GROUP FROM ANY LIABILITY IN EXCESS THEREOF; PROVIDED THAT, NOTWITHSTANDING THE FOREGOING, THE LIMITATION OF LIABILITY SET FORTH IN THIS SECTION 13.2.2 SHALL NOT (I) APPLY TO (A) BECHTEL’S INDEMNIFICATION OBLIGATIONS UNDER SECTIONS 12.1.2, 12.1.5, 12.1.6, 12.2 OR 12.5; (B) BECHTEL’S OBLIGATIONS UNDER SECTION 18.1; OR (II) INCLUDE THE PROCEEDS PAID UNDER ANY INSURANCE POLICY THAT BECHTEL OR ITS SUBCONTRACTORS IS REQUIRED TO OBTAIN PURSUANT TO THIS AGREEMENT. IN NO EVENT SHALL THE LIMITATION OF LIABILITY SET FORTH IN THIS SECTION 13.2.2 BE IN ANY WAY DEEMED TO LIMIT BECHTEL’S OBLIGATION TO PERFORM ALL SERVICES REQUIRED TO ACHIEVE FINAL ACCEPTANCE.

13.2.3 EXCEPT TO THE EXTENT EXPRESSLY PROHIBITED BY LAW OR EXPRESSLY STATED IN THIS AGREEMENT TO THE CONTRARY, THE WAIVERS AND DISCLAIMERS OF LIABILITY, EXCLUSIONS, LIMITATIONS AND APPORTIONMENTS OF LIABILITY SHALL APPLY EVEN IN THE EVENT OF THE FAULT, NEGLIGENCE, STRICT LIABILITY, BREACH OF CONTRACT, OR OTHERWISE OF THE PARTY RELEASED OR WHOSE LIABILITY IS WAIVED, DISCLAIMED, LIMITED OR FIXED, AND SHALL EXTEND IN FAVOR OF ALL MEMBERS OF THE COMPANY GROUP OR THE BECHTEL GROUP, AS THE CASE MAY BE.

ARTICLE 14     INSURANCE

14.1 The Parties shall provide the insurance as specified in Attachment F “Insurance Requirements” attached hereto and incorporated by reference. Cost of insurance procured by Bechtel as required under Attachment “F”, including the costs and fees incurred to procure such insurance, shall be a Recoverable Cost.

14.2 If any Party fails to provide or maintain insurance as required herein, and fails to cure such failure within fourteen (14) days of receiving notice of such failure (provided that such fourteen (14) day cure period falls within the applicable sixty (60) day notice period required under Section 2 of Attachment F), the other Party shall have the right but not the obligation to purchase such insurance. Costs and fees incurred by Bechtel to procure such insurance shall be Recoverable Costs.

14.3 If any insurance (including the limits or deductibles thereof) hereby required to be maintained, other than insurance required by Applicable Law to be maintained, shall not be reasonably available in the commercial insurance market, Company and Bechtel shall not unreasonably withhold their agreement to waive such requirement to the extent that maintenance thereof is not so available; provided, however, that the Party shall first request any such waiver in writing from the other Party, which request shall be accompanied by written reports prepared by (a) the Lender’s insurance adviser and (b) an independent adviser, who may be an insurance broker, of recognized international standing, each certifying that such insurance is not reasonably available in the commercial insurance market (and, in any case where the required amount is not so available, explaining in detail the basis for such conclusions), such insurance advisers and the form and substance of such reports to be reasonably acceptable to the other Party. Any such waiver shall be effective only so long as such insurance shall not be available and commercially feasible in the commercial insurance market.

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ARTICLE 15     HAZARDOUS MATERIALS

15.1 Bechtel shall not, nor shall it permit or allow any Bechtel Subcontractor to, bring any Hazardous Materials on the Site and shall bear all responsibility and liability for such materials; provided, however, that Bechtel may bring onto the Phase 2 Site such Hazardous Materials as are necessary to perform the Services so long as the same is done in compliance with Applicable Law, Applicable Codes and Standards, and any applicable health and safety plans, and Bechtel shall remain responsible and liable for all such Hazardous Materials. If Bechtel or any Bechtel Subcontractor, or any Company Contractor or subcontractors encounter pre-existing Hazardous Materials at the Phase 2 Site, and Bechtel or any such Bechtel Subcontractor knows or suspects that such material is Hazardous Material, Bechtel and its Subcontractors shall promptly stop performing Services in the affected area, and Bechtel shall instruct any Company Contractors and subcontractors to promptly stop performing work in the affected area; Bechtel shall further notify Company and wait for instructions from Company before resuming any Services or construction work in the affected area.

15.2 Company shall remove, transport and, as appropriate, dispose of any Hazardous Materials discovered or released at the Phase 2 Site, including any Hazardous Materials brought on the Phase 2 Site or generated by Third Parties, but excluding any Hazardous Materials brought on to the Phase 2 Site or generated by Bechtel or any of its Subcontractors. COMPANY SHALL DEFEND, INDEMNIFY AND HOLD HARMLESS BECHTEL GROUP FROM AND AGAINST ALL DAMAGES, LOSSES, COSTS AND EXPENSES (INCLUDING ALL REASONABLE ATTORNEYS’ FEES AND LITIGATION OR ARBITRATION EXPENSES) INCURRED BY BECHTEL GROUP TO THE EXTENT ARISING FROM ANY CONTAMINATION OR POLLUTION RESULTING FROM ANY HAZARDOUS MATERIALS FOR WHICH COMPANY IS RESPONSIBLE UNDER THIS SECTION.

ARTICLE 16     INTELLECTUAL PROPERTY RIGHTS

16.1 Work Product, Bechtel’s Intellectual Property and Third Party Proprietary Work Product

16.1.1 Company and Bechtel acknowledge that during the course of, and as a result of, the performance of the Services and prior work related to the Phase 2 Facility done by Bechtel for Company, Bechtel or Bechtel Subcontractors will create, or have created, for this Phase 2 Project and will deliver, or have delivered, to Company, certain written materials, plans, drawings (including P&IDs), specifications, or other tangible results of performance of the Services under this Agreement or performance of work under other agreements related to the Phase 2 Facility (hereinafter individually or collectively referred to as “Work Product”). Subject to this Section 16.1.1, Company shall own all rights, title and interest to the Work Product and any and all intellectual property rights in the Work Product (including all patents and applications therefor, all inventions, trade secrets, know-how, technology, technical data, customer lists, copyrights and all registrations and applications therefor, and all industrial designs) irrespective of any copyright notices or confidentiality legends to the contrary which may have been placed in or on such Work Product by Bechtel, a Bechtel Subcontractor or any other Person. Notwithstanding the foregoing, Bechtel shall retain ownership of all intellectual property rights previously owned by Bechtel and developed by it outside this Agreement, the Phase 1 EPC Agreement, and all memoranda of understanding and technical services agreements

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related to the Phase 2 Facility (hereinafter referred to as “Bechtel’s Intellectual Property”), regardless of whether such Bechtel’s Intellectual Property is embedded in the Work Product, and nothing in this Agreement shall result in a transfer of ownership of either Bechtel’s Intellectual Property or the intellectual property rights previously owned and developed by Bechtel Subcontractors outside this Agreement, the Phase 1 EPC Agreement and all other agreements related to the Phase 1 Facility and the Phase 2 Facility (“Third Party Proprietary Work Product”). The ownership rights with respect to documents prepared under the Phase 1 EPC Agreement are governed by the Phase 1 EPC Agreement.

16.1.2 Company shall be entitled to use the Work Product and Bechtel hereby grants Company an irrevocable and royalty-free license to use and (subject to Section 16.1.3) modify Bechtel’s Intellectual Property and Third Party Proprietary Work Product which in either case is embedded in the Work Product relating to the Phase 2 Facility, in each case solely for the purpose of: (i) operating and maintaining the Phase 2 Facility, (ii) training operators for the Phase 2 Facility; and (iii) repairing, replacing, expanding, completing or modifying any part of the Phase 2 Facility. Company shall be entitled to assign its rights in the Work Product and in such license; provided that such assignee shall only be entitled to use the Work Product and Bechtel’s Intellectual Property and Third Party Proprietary Work Product which is embedded in the Work Product for the purposes specified in clauses (i) through (iii) above.

16.1.3 In addition, Company or its contractors shall be entitled to modify (a) the Work Product or (b) Bechtel’s Intellectual Property embedded in the Work Product in connection with the purposes set forth in clauses (i) through (iii) in Section 16.1.2; provided that Company shall first remove, or cause to be removed, all references to Bechtel from the Work Product and Bechtel’s Intellectual Property embedded in the Work Product. COMPANY SHALL DEFEND, INDEMNIFY AND HOLD THE BECHTEL GROUP HARMLESS FROM AND AGAINST ALL DAMAGES, LOSSES, COSTS AND EXPENSES (INCLUDING ALL REASONABLE ATTORNEYS’ FEES AND LITIGATION OR ARBITRATION EXPENSES) INCURRED BY ANY MEMBER OF THE BECHTEL GROUP AND CAUSED BY ANY MODIFICATIONS BY COMPANY OR ITS CONTRACTORS TO THE WORK PRODUCT OR BECHTEL’S INTELLECTUAL PROPERTY.

16.1.4 In addition, Company’s Affiliates shall be entitled to use the Work Product, and Bechtel hereby grants to Company’s Affiliates an irrevocable and royalty-free license, non-transferable and non-assignable (except as set forth below) to use Bechtel’s Intellectual Property embedded in the Work Product, in each case solely for the purpose of developing other projects, including the Corpus Christi and Creole Trail projects, provided that (i) Company’s Affiliates shall first remove all references to Bechtel and the Phase 2 Project from the Work Product and Bechtel’s Intellectual Property embedded in the Work Product, (ii) the use of any of Bechtel’s Intellectual Property on such other projects shall be limited to such Bechtel’s Intellectual Property which is embedded in the Work Product; and (iii) Company’s Affiliates shall not assign such Work Product or license without Bechtel’s consent, which consent shall not be unreasonably withheld. COMPANY SHALL DEFEND, INDEMNIFY AND HOLD THE BECHTEL GROUP HARMLESS FROM AND AGAINST ALL DAMAGES, LOSSES, COSTS AND EXPENSES (INCLUDING ALL REASONABLE ATTORNEYS’ FEES AND LITIGATION OR ARBITRATION EXPENSES) INCURRED BY ANY MEMBER OF THE BECHTEL GROUP AND CAUSED BY USE OF THE WORK PRODUCT OR BECHTEL’S

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INTELLECTUAL PROPERTY IN CONNECTION WITH PROJECTS OTHER THAN THE PHASE 2 PROJECT WHICH IS THE SUBJECT OF THIS AGREEMENT.

16.1.5 Bechtel shall identify which portions of the Work Product contain Third Party Proprietary Work Product for which Company’s Affiliates shall need to obtain permission from the appropriate owners of such Third Party Proprietary Work Product for use by Company’s Affiliates on projects other than the Phase 2 Project. Notwithstanding anything to the contrary in this Agreement, no license is granted to Company with respect to the use of any Bechtel proprietary software or systems.

16.1.6 COMPANY SHALL DEFEND, INDEMNIFY AND HOLD THE BECHTEL GROUP HARMLESS FROM AND AGAINST ALL DAMAGES, LOSSES, COSTS AND EXPENSES (INCLUDING ALL REASONABLE ATTORNEYS’ FEES AND LITIGATION OR ARBITRATION EXPENSES) FOR CLAIMS OR CAUSES OF ACTIONS BROUGHT BY A THIRD PARTY AGAINST THE BECHTEL GROUP FOR ACTUAL OR ASSERTED VIOLATION OF OR INFRINGEMENT OF ANY DOMESTIC OR FOREIGN PATENTS, COPYRIGHTS OR TRADEMARKS OR OTHER INTELLECTUAL PROPERTY OWNED BY A THIRD PARTY TO THE EXTENT THAT SUCH VIOLATION OR INFRINGEMENT RESULTS FROM THE USE OF SUCH INTELLECTUAL PROPERTY PROVIDED TO BECHTEL FOR USE ON THE PHASE 2 PROJECT BY COMPANY CONTRACTOR AND FURTHER PROVIDED THAT SUCH INTELLECTUAL PROPERTY WAS NOT USED IN THE PHASE 1 FACILITY.

16.2 Return/Delivery of Certain Property. All Work Product, and all copies thereof, shall be returned or delivered to Company upon the earlier of (i) two (2) years after the date of Final Acceptance of the entire Phase 2 Project and (ii) termination of this Agreement, except that (a) Bechtel may, subject to its confidentiality obligations set forth in Article 17, retain one record set of the Work Product and may use and modify such Work Product in accordance with Section 16.3, and (b) Bechtel Subcontractors may retain any Work Product generated by them so long as Company has been provided the following copies of such Work Product: six (6) hard copies; two (2) reproducible drawings, where applicable; and two (2) sets each of fully editable and operable native and ..pdf files of documents on CD for all such drawings and specifications.

16.3 Bechtel’s Right to Use of Work Product. With the exception of any granted United States patents owned, or pending patents filed by, Company or any of Company’s Affiliates, Company hereby grants Bechtel an irrevocable and royalty-free license to use and modify the Work Product for any other project, provided that Bechtel removes from the Work Product any reference to the Phase 1 Project, the Phase 2 Project or Company.

16.4 Company Provided Documents. All written materials, plans, drafts, specifications, computer files or other documents (if any) prepared or furnished by Company or any of Company’s Contractors shall at all times remain the property of Company, and Bechtel shall not make use of any such documents or other media for any other project or for any other purpose than as set forth herein. All such documents and other media, including all copies thereof, shall be returned to Company upon the earlier of (i) two (2) years after the date of Final Acceptance of the entire Phase 2 Project and (ii) termination of this Agreement, except that Bechtel may, subject to its confidentiality obligations as set forth in Article 17, retain one record set of such documents or other media.

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ARTICLE 17     CONFIDENTIALITY

17.1 Bechtel’s Obligations. Bechtel hereby covenants and warrants that Bechtel and its employees and agents shall not (without in each instance obtaining Company’s prior written consent) disclose, make commercial or other use of, or give or sell to any Person, other than to members of the Bechtel Group and Bechtel Subcontractors as necessary to perform the Services, any information conspicuously marked and identified in writing as confidential and relating to the business, products, services, research or development, clients or customers of Company or any Company Affiliate, or relating to similar information of a Third Party who has entrusted such information to Company or any Company Affiliate (hereinafter individually or collectively, “Company’s Confidential Information”). Prior to disclosing any such information to any Bechtel Subcontractor as necessary to perform the Services, Bechtel shall bind such Bechtel Subcontractor to the confidentiality obligations contained in this Section 17.1. Nothing in this Section 17.1 or this Agreement shall in any way prohibit Bechtel or any of its Subcontractors from making commercial or other use of, selling, or disclosing any of their respective Bechtel’s Intellectual Property or Third Party Proprietary Work Product.

17.2 Company’s Obligations. Company hereby covenants and warrants that Company and its employees and agents shall not (without in each instance obtaining Bechtel’s prior written consent) disclose, make commercial or other use of, or give or sell to any Person any of the following information: (i) any estimating, technical or pricing methodologies, techniques, know-how or information relating to the business, products, services, research or development of Bechtel conspicuously marked and identified in writing as confidential by Bechtel; or (ii) any of Bechtel’s Intellectual Property or Third Party Proprietary Work Product which is conspicuously marked and identified in writing as confidential (hereinafter individually or collectively, “Bechtel’s Confidential Information”). The Parties agree that (y) notwithstanding the foregoing, Company shall not be restricted from the use or disclosure of Work Product except as expressly set forth in Article 16; and (z) Company shall be entitled to disclose that portion of Bechtel’s Intellectual Property and Third Party Proprietary Work Product for which Company has a license in, and which is to be used by Company for the purpose for which such license is granted pursuant to Section 16.1, provided that, with respect to such Bechtel’s Intellectual Property and Third Party Proprietary Work Product, Company binds such disclosee to the confidentiality obligations contained in this Section 17.2.

17.3 Definitions. The term “Confidential Information” shall mean one or both of Bechtel’s Confidential Information and Company’s Confidential Information, as the context requires. The Party having the confidentiality obligations with respect to such Confidential Information shall be referred to as the “Receiving Party,” and the Party to whom such confidentiality obligations are owed shall be referred to as the “Disclosing Party.”

17.4 Exceptions. Notwithstanding Section 17.1 and Section 17.2, Confidential Information shall not include: (i) information which at the time of disclosure or acquisition is in the public domain, or which after disclosure or acquisition becomes part of the public domain without violation of Article 17; (ii) information which at the time of disclosure or acquisition was already in the possession of the Receiving Party or its employees or agents and was not previously acquired from the Disclosing Party or any of its employees or agents directly or indirectly; (iii) information which the Receiving Party can show was acquired by such entity after the time of disclosure or acquisition

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hereunder from a Third Party without any confidentiality commitment, if, to the best of Receiving Party’s or its employees’ or agent’s knowledge, such Third Party did not acquire it, directly or indirectly, from the Disclosing Party or any of its employees or agents; (iv) information independently developed by the Receiving Party without benefit of the Confidential Information; and (v) information which a Party believes in good faith is required to be disclosed in connection with the Phase 2 Project by Applicable Law, any Governmental Instrumentality (including the FERC), applicable securities laws or the rules of any stock exchange; provided, however, that prior to such disclosure, the Receiving Party gives reasonable notice to the Disclosing Party of the information required to be disclosed.

17.5 Equitable Relief. The Parties acknowledge that in the event of a breach of any of the terms contained in this Article 17, the Disclosing Party would suffer irreparable harm for which remedies at law, including damages, would be inadequate, and that the Disclosing Party shall be entitled to seek equitable relief therefor by injunction, without the requirement of posting a bond.

17.6 Term. The confidentiality obligations of this Article 17 shall expire upon the earlier of a period of ten (10) years following (i) the termination of this Agreement or (ii) Final Completion.

ARTICLE 18     TITLE TO MATERIALS, EQUIPMENT AND SUPPLIES

18.1 Title to all or any portion of materials, equipment and supplies (other than the Work Product) procured by Bechtel or its Subcontractors for permanent incorporation into the Phase 2 Project shall pass to Company upon the earlier of (i) payment by Company therefore or (ii) delivery of such Services to the Site. Transfer of title to such materials, equipment and supplies shall be without prejudice to Company’s right to reject Defective Services, or any other right in the Agreement.

18.2 Upon Final Acceptance of the Phase 2 Project, Bechtel shall leave all temporary facilities and surplus material and equipment at the Phase 2 Site for disposition by Company unless specifically instructed otherwise by Company. If instructed by Company, Bechtel shall dispose of such facilities, materials and equipment, and such costs to dispose shall be a Recoverable Cost and Bechtel shall remit to Company any proceeds obtained from such disposal.

ARTICLE 19     FORCE MAJEURE

19.1 Neither Party shall be considered in default in the performance of its obligations hereunder, except the obligations to make payments hereunder, to the extent that the performance of any such obligation is prevented or delayed by Force Majeure.

19.2 “Force Majeure” is defined as:

any act or event that (i) prevents or delays the affected Party’s performance of its obligations in accordance with the terms of this Agreement, (ii) is beyond the reasonable control of the affected Party, not due to its fault or negligence and (iii) could not have been prevented or avoided by the affected Party through the exercise of due diligence. Force Majeure may include catastrophic storms or floods, excessive rainfall, lightning, tornadoes, hurricanes, a named tropical storm, earthquakes and other acts of God, wars, civil disturbances,

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revolution, acts of public enemy, acts of terrorism, credible threats of terrorism, revolts, insurrections, sabotage, riot, plague, epidemic, commercial embargoes, expropriation or confiscation of the Phase 2 Facility, fires, explosions, industrial action or strike (except as excluded below), and actions of a Governmental Instrumentality that were not requested, promoted, or caused by the affected Party. For avoidance of doubt, Force Majeure shall not include any of the following, unless such condition or circumstance was otherwise caused by Force Majeure: (i) economic hardship; (ii) changes in market conditions; (iii) industrial actions and strikes involving only the employees of Bechtel or any of its Subcontractors; or (iv) nonperformance or delay by Bechtel or its Subcontractors.

19.3 Any costs incurred by Bechtel in exercising reasonable efforts to prevent, avoid, overcome or mitigate the effects of Force Majeure on the Phase 2 Project shall be deemed Recoverable Costs.

ARTICLE 20     TERMINATION

20.1 Company’s Right to Terminate for Convenience.

20.1.1 Company may for its convenience terminate all or a portion of Bechtel’s Services at any time by giving Bechtel thirty (30) days’ prior written notice of such termination, whereupon Bechtel shall:

20.1.1.1 stop the performance of the terminated Services, except as may be necessary to carry out such termination;

20.1.1.2 issue no further Bechtel Subcontracts for the terminated Services except with the written consent of Company;

20.1.1.3 assign to Company, upon Company’s request, all of Bechtel’s rights, if any, under Bechtel Subcontracts then outstanding, except for any Bechtel Subcontracts with BEO or its affiliates to furnish construction equipment and tools which shall not be assignable;

20.1.1.4 terminate, to the extent possible and at Company’s written request, outstanding Subcontracts; and

20.1.1.5 take any other action toward termination of Bechtel’s Services which Company may reasonably direct.

20.1.2 Upon such termination for convenience, Bechtel shall be paid the following amounts no later than twenty five (25) days after submission of Bechtel’s invoice(s) therefor: (i) all Recoverable Costs incurred through the date of termination, less amounts previously paid to Bechtel; (ii) all Fixed Fee earned on Services performed through the date of termination, less amounts previously paid to Bechtel; and (iii) all Recoverable Costs reasonably incurred by Bechtel on account of such termination (which costs shall be adequately documented and supported by Bechtel), including cancellation charges owed by Bechtel to its Subcontractors (provided that Company does not take assignment of such Subcontracts) and costs associated with demobilization of Bechtel’s and its Subcontractors’ personnel and construction equipment.

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20.1.3 After such termination, Bechtel shall not have any liability to Company for incomplete Services: including drawings and specification not Issued for Construction incomplete construction Services.

20.2 Company’s Right to Terminate for Default.

20.2.1 If Bechtel shall at any time: (i) fail to commence the Services in accordance with the provisions of this Agreement; (ii) abandon the Services; (iii) repudiate or fail to materially comply with any of its material obligations under this Agreement; (iv) be in Default pursuant to Section 25.1; (v) materially disregard Applicable Law or Applicable Standards and Codes; or (vi) experience an Insolvency Event (each of the foregoing being a “Default”) then, Company has the right (without prejudice to any other rights under the Agreement) to provide written notice to Bechtel specifying the nature of the Default and demanding that such Default be cured. If: (a) with respect to any clause above (with the exception of clause (vi)), (1) Bechtel fails to cure such Default within thirty (30) days after receipt of such notice or, (2) if the Default cannot be cured within such thirty (30) day period through the diligent exercise of all commercially practicable efforts, Bechtel fails to diligently exercise all commercially practicable efforts to cure such condition or fails to cure such condition within ninety (90) days after receipt of such notice to cure such Default; or (b) Bechtel experiences an Insolvency Event, Company, in the event of (a) or (b), at its sole option and, without prejudice to any other rights that it has under this Agreement and, upon notice to Bechtel, may (y) take such steps as are reasonably necessary to overcome the Default condition, in which case Bechtel shall be liable to Company for any and all reasonable costs and expenses (including all reasonable attorneys’ fees, consultant fees and arbitration expenses) incurred by Company in connection therewith, or (z) terminate for Default Bechtel’s performance of all of the Services.

20.2.2 In the event that Company terminates this Agreement for Default in accordance with Section 20.2.1, then Company may, at its sole option, (i) take possession of the materials, equipment and Work Product, (ii) take assignment of any or all of the Bechtel Subcontracts (with the exception of any Subcontracts with Bechtel Affiliates); and (iii) take assignment of any rental agreement with BEO (for a period of no more than ninety (90) days with respect to such rental agreement); and/or (iii) either itself or through others complete the Services.

20.2.3 Upon termination for Default in accordance with Section 20.2.1, Bechtel shall (i) immediately discontinue Services on the date specified in the notice; (ii) place no further orders for Bechtel Subcontractors or any other items or services; (iii) inventory, maintain and turn over to Company all construction equipment rented by Bechtel (for a period of no more than ninety (90) days with respect to construction equipment rented from BEO) and, in each case, present on the Phase 2 Site prior to Bechtel’s receipt of the termination notice or provided by Company for performance of the terminated Services; (iv) promptly make every reasonable effort to procure assignment or cancellation upon terms satisfactory to Company of all Bechtel Subcontracts; (v) cooperate with Company in the transfer of Work Product, including drawings and specifications, permits and any other items or information and disposition of Services in progress so as to mitigate damages; (vi) comply with other reasonable requests from Company regarding the terminated Services; and (vii) thereafter preserve and protect Services already in progress and to

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protect equipment and materials at the Phase 2 Site or in transit thereto, and to comply with any Applicable Law and any Applicable Codes and Standards.

20.2.4 Upon termination for Default in accordance with Section 20.2.1, Bechtel shall not be entitled to any further payment from Company, and Company shall have no further obligation to make any payment to Bechtel. If Company has paid in advance to Bechtel amounts not yet earned under the Agreement because of the Concurrent Funding Request payment system specified in Article 8, Bechtel shall promptly repay such amounts to Company.

20.3 Bechtel’s Right to Terminate for Default. If Company shall at any time: (i) fail to pay any undisputed amount; (ii) fail to materially comply with any of its material obligations under this Agreement (but only to the extent such material failure and the impact thereof is not subject to adjustment by Change Order as set forth in Article 7); or (iii) experience an Insolvency Event, then, Bechtel has the right (without prejudice to any other rights under the Agreement) to provide written notice to Company specifying the nature of Company’s default hereunder and demanding that such default be cured. If: (a) with respect to clause (i) Company fails to cure such default within forty-five (45) days after receipt of such notice; (b) with respect to clause (ii), (1) Company fails to cure such default within thirty (30) days after receipt of such notice or, (2) if the default cannot be cured within such thirty (30) day period through the diligent exercise of all commercially practicable efforts, Company fails to diligently exercise all commercially practicable efforts to cure such condition or fails to cure such condition within sixty (60) days after receipt of such notice to cure such default; or (c) Company experiences an Insolvency Event; then Bechtel may, in the event of (a), (b) or (c), at its sole option and without prejudice to any other rights that it has under this Agreement, and upon notice to Company, terminate this Agreement. In the event of such termination under this Section 20.3, Bechtel shall have the rights (and Company shall make the payments) provided for in Section 20.1 in the event of an Company termination for convenience.

20.4 Right to Terminate for Extended Force Majeure. In the event (i) any one Force Majeure event or the effects thereof causes suspension of a substantial portion of the work at the Phase 2 Site for a period exceeding ninety (90) consecutive days or (ii) any one or more Force Majeure events or the effects thereof causes suspension of a substantial portion of the work at the Phase 2 Site for a period exceeding one hundred and eighty (180) days in the aggregate during any continuous twenty-four (24) month period, then either Party shall have the right to terminate this Agreement by providing fourteen (14) days’ written notice of termination to the other Party, to be effective upon receipt by such other Party. In the event of such termination, Bechtel shall have the rights (and Company shall make the payments) provided for in Section 20.1.2.

ARTICLE 21     SUSPENSION OF SERVICES

21.1 Company may, for any reason, at any time and from time to time, by giving ten (10) days’ prior written notice to Bechtel, suspend the carrying out of the Services or any part thereof, whereupon Bechtel shall suspend the carrying out of such suspended Services for such time or times as Company may require and shall take reasonable steps to minimize any costs associated with such suspension. During any such suspension, Bechtel shall properly protect and secure such suspended Services in such manner as Company may reasonably require. Unless otherwise instructed by Company, Bechtel shall during any such suspension maintain its staff and labor on or near the Phase

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2 Site and otherwise be ready to proceed expeditiously with the Services as soon as reasonably practicable after receipt of Company’s further instructions. If any significant suspension by Company continues for a period exceeding ninety (90) consecutive days, Bechtel may remove or reassign its Key Personnel affected by such suspension, provided that such suspension was not due to the fault or negligence of Bechtel or any Bechtel Subcontractor. As soon as reasonably practicable after receipt of notice to resume suspended Services, Bechtel shall promptly resume performance of the Services to the extent required in the notice. In no event shall Bechtel be entitled to any additional profits or damages due to such suspension, but only Recoverable Costs reasonably incurred by Bechtel. In the event that Company suspends all of the Services under this Agreement and such suspension (i) continues for an individual period exceeding ninety (90) consecutive days, or (ii) in the event that one or more suspension periods continue for more than one hundred eighty (180) days in the cumulative aggregate, and provided that such suspension is not due to the fault or negligence of Bechtel or any of its Subcontractors or an event of Force Majeure, then Bechtel shall have the right to terminate this Agreement by providing fourteen (14) days’ written notice to Company. In the event of such termination, Bechtel shall have the rights (and Company shall make the payments) provided for in Section 20.1.

21.2 If Company fails to pay any undisputed amount due and owing to Bechtel and such failure continues for more than thirty (30) days after the due date for such payment, then Bechtel may suspend performance of its Services until Contractor receives such undisputed amounts. Prior to any such suspension, Bechtel shall provide Company with at least fourteen (14) days’ prior written notice of its intent to suspend performance of its Services.

ARTICLE 22     NOTICES

Unless otherwise specifically provided, all notices and other communications provided for in this Agreement shall be in writing and shall be effective upon receipt. Such notice and communications shall be given either: (i) by hand delivery to an authorized representative of the Party to whom directed, or (ii) by United States mail, postage prepaid, or (iii) by courier service guaranteeing delivery within two (2) days or less, charges prepared, or (iv) by facsimile, to the address of the Party as designated below:

To Company:	To Bechtel:

Sabine Pass LNG, L.P.	Bechtel Corporation

717 Texas Avenue, Suite 3100	3000 Post Oak Boulevard

Houston, Texas 77002	Houston, Texas 77056

Facsimile Number: 713-659-5459	Facsimile Number: 713-235-1610

Attn: Ed Lehotsky	Attn: Jose Montalvo

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Any notice, other than Force Majeure notice, delivered after 5:00 p.m. or on a weekend or Bechtel Holiday, shall not be deemed delivered until the next Working Day. Either Party may at any time change its address, facsimile number or attention recipient upon written notice to the other Party.

ARTICLE 23     REPRESENTATIVE OF THE PARTIES

23.1 At all times during the construction of the Phase 2 Project Bechtel and Company will each have a representative who will be authorized and empowered to act for and on behalf of each on matters within the terms of this Agreement. Each Party will notify the other in writing of its representative and this appointment will remain in full force and effect until written notice of substitution is delivered to the other Party.

ARTICLE 24     OWNERSHIP OF THE PHASE 2 PROJECT

Company represents that it is the owner, subject to any rights of Lender, of the Phase 2 Project and binds itself fully and completely to the releases and limitations of liability set forth in this Agreement.

ARTICLE 25     ASSIGNMENT AND SUBCONTRACTS

25.1 Assignment. This Agreement may be assigned to other Persons only upon the prior written consent of the non-assigning Party hereto, except that Company may assign this Agreement to any of its Affiliates by providing notice to Bechtel. Furthermore, Company may, for the purpose of providing collateral, assign, pledge and/or grant a security interest in this Agreement to any Lender without Bechtel’s consent. When duly assigned in accordance with the foregoing, this Agreement shall be binding upon and shall inure to the benefit of the assignee; provided that any assignment by Bechtel or Company pursuant to this Section 25.1 shall not relieve Bechtel or Company (as applicable) of any of its obligations or liabilities under this Agreement. Any assignment not in accordance with this Section 25.1 shall be void and without force or effect, and any attempt to assign this Agreement in violation of this provision shall grant the non-assigning Party the right, but not the obligation, to terminate this Agreement at its option for default.

25.2 Bechtel Subcontractors. Owner acknowledges and agrees that Bechtel intends to have portions of the Services accomplished by Bechtel Subcontractors pursuant to written Bechtel Subcontracts. All Bechtel Subcontractors shall be reputable, qualified firms with an established record of successful performance in their respective professions performing identical or substantially similar services. No Bechtel Subcontractor is intended to be or shall be deemed a third-party beneficiary of this Agreement. Bechtel shall be fully responsible to Company for the acts and omissions of Bechtel Subcontractors and of Persons directly or indirectly employed by any of them, as it is for the acts or omissions of Persons directly employed by Bechtel. The services of any Bechtel Subcontractor shall be subject to inspection by Company to the same extent as the Services of Bechtel. All Bechtel Subcontractors and their personnel are to be instructed in the terms and requirements of Company-approved safety and environmental protection regulations and shall be expected to comply with such regulations. In the event that such personnel are not adhering to such regulations, then they shall be removed by Bechtel. Nothing contained herein shall (i) create

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any contractual relationship between any Bechtel Subcontractor and Company, or (ii) obligate Company to pay or see to the payment of any Bechtel Subcontractor.

25.3 Approval of Bechtel Subcontractors. Bechtel shall (i) notify Company of all proposed Bechtel Subcontractors as soon as possible during the selection process and furnish to Company all information reasonably requested by Company with respect to Bechtel’s selection criteria (including copies of bid packages furnished to prospective Bechtel Subcontractors, responses to such bid packages, and the qualifications of the proposed Bechtel Subcontractors), and (ii) notify Company no less than thirty (30) days prior to the execution of a Bechtel Subcontract with any Bechtel Subcontractor. Owner shall have the discretion to reject any proposed Bechtel Subcontractor. Bechtel shall not enter into any Bechtel Subcontracts with a proposed Bechtel Subcontractor rejected by Company in accordance with the preceding sentence. Company shall undertake in good faith to review the information provided by Bechtel pursuant to this Section 25.3 expeditiously and shall notify Bechtel of its decision to accept or reject a proposed Bechtel Subcontractor as soon as practicable after such decision is made.

25.4 Bechtel Subcontracts. Bechtel shall furnish Company with a fully executed copy of all Bechtel Subcontracts within ten (10) days after the award of each such Bechtel Subcontract. Unless Company consents otherwise in writing, each Bechtel Subcontract shall contain the following provisions:

25.4.1 the Bechtel Subcontract may, upon termination of this Agreement or all or any part of the Services, and Company’s written notice to such Bechtel Subcontractor, be assigned to Company without the consent of the Bechtel Subcontractor; and

25.4.2 each Bechtel Subcontractor shall comply with and perform for the benefit of Company all requirements and obligations of Bechtel to Company under this Agreement, as such requirements and obligations are applicable to the performance of the work under the Bechtel Subcontract.

25.5 Bechtel Subcontract with Bechtel Affiliates. Bechtel may subcontract to, or cause to have performed portions of the Services by, its Affiliates with the prior written approval of Company. Bechtel guarantees such entities’ compliance with the requirements of this Agreement, provided that the limitations on Bechtel’s liability set forth in this Agreement constitute the aggregate limit of liability of Bechtel and its Affiliates to Company. For purposes of this Section 25.5, Company hereby approves Bechtel to subcontract with or cause to have performed by its Affiliates as follows: Bechtel Equipment Operations, Inc. (“BEO”) to provide construction equipment (subject to Company’s approval of rental rates); Becon Construction Company, Inc. to perform construction Services, and Global Supply Systems, Inc. to perform expediting and inspection Services.

ARTICLE 26     APPLICABLE LAW

26.1 This Agreement shall be interpreted under and governed by the law of the state of Texas (without giving effect to the principles thereof relating to conflicts of law), except that with respect to the laws relating to mechanics and materialmen’s liens and with respect to Section 26.2 below,

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Louisiana law shall apply. The United Nations Convention on Contracts for the International Sale of Goods shall not apply to this Agreement.

26.2 In all cases where Bechtel’s employees (defined to include the direct, borrowed, special, or statutory employees of Bechtel Subcontractors) are performing Services in or offshore the state of Louisiana or are otherwise covered by the Louisiana Workers’ Compensation Act, La. R.S. 23:1021, et seq., Company and Bechtel agree that the Services performed by Bechtel, Bechtel Subcontractors, and Bechtel’s and Bechtel Subcontractors’ employees pursuant to this Agreement are an integral part of and are essential to the ability of Company to generate Company’s goods, products, and services for the purpose of La. R.S. 23:1061(a)(1). Furthermore, Company and Bechtel agree that Company is the statutory employer of Bechtel’s and Bechtel Subcontractors’ employees for purposes of La. R.S. 23:1061(a)(3) for the Phase 2 Project, and that Company shall be entitled to the protections afforded a statutory employer under Louisiana law. Regardless of Company’s status as the statutory or special employer (as defined in La. R.S. 23:1031(c)) of the employees of Bechtel or Bechtel Subcontractors, and regardless of any other relationship or alleged relationship between such employees and Company, Bechtel shall be and remain at all times primarily responsible for the payment of all workers’ compensation and medical benefits to Bechtel’s and Bechtel Subcontractors’ employees, and neither Bechtel, Bechtel Subcontractors, nor their respective insurers or underwriters shall be entitled to seek contribution or indemnity for any such payments from Company or any other member of the Company Group. NOTWITHSTANDING THE FOREGOING, UNDER NO CIRCUMSTANCES SHALL THIS Section 26.2 BE INTERPRETED TO RELIEVE BECHTEL FROM ITS FULL RESPONSIBILITY AND LIABILITY TO COMPANY UNDER THIS AGREEMENT FOR THE EMPLOYEES OF BECHTEL OR ITS BECHTEL SUBCONTRACTORS (WHETHER OR NOT SUCH EMPLOYEES ARE A STATUTORY, SPECIAL OR BORROWED EMPLOYEE, OR OTHERWISE), INCLUDING BECHTEL’S OBLIGATIONS TO DEFEND, INDEMNIFY AND HOLD HARMLESS COMPANY GROUP FROM AND AGAINST INJURY OR DEATH TO SUCH EMPLOYEES OR DAMAGE TO OR DESTRUCTION OF PROPERTY OF SUCH EMPLOYEES, AS PROVIDED IN SECTION 12.2.

ARTICLE 27     DISPUTE RESOLUTION

27.1 In the event that any claim, dispute or controversy arising out of or relating to this Agreement (including the breach, termination or invalidity thereof, and whether arising out of tort or contract) (“Dispute”) cannot be resolved informally within thirty (30) Days after the Dispute arises, either Party may give written notice of the Dispute (“Dispute Notice”) to the other Party requesting that a representative of Company’s senior management and Bechtel’s senior management meet in an attempt to resolve the Dispute. Each such management representative shall have full authority to resolve the Dispute and shall meet at a mutually agreeable time and place within thirty (30) Days after receipt by the non-notifying Party of such Dispute Notice, and thereafter as often as they deem reasonably necessary to exchange relevant information and to attempt to resolve the Dispute. In no event shall this Section 27.1 be construed to limit either Party’s right to take any action under this Agreement. The Parties agree that if any Dispute is not resolved within ninety (90) days after receipt of the Dispute Notice given in this Section 27.1, then either Party may by notice to the other Party refer the Dispute to be decided by final and binding arbitration in accordance with Section 27.2.

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27.2 Any arbitration held under this Agreement shall be held in Houston, Texas, unless otherwise agreed by the Parties, shall be administered by the Dallas, Texas office of the American Arbitration Association (“AAA”) and shall, except as otherwise modified by this Section 27.2, be governed by the AAA’s Construction Industry Arbitration Rules and Mediation Procedures (including Procedures for Large, Complex Construction Disputes) (the “AAA Rules”). The number of arbitrators required for the arbitration hearing shall be determined in accordance with the AAA Rules. The arbitrator(s) shall determine the rights and obligations of the Parties according to the substantive law of the state of Texas, excluding its conflict of law principles, as would a court for the state of Texas; provided, however, the law applicable to the validity of the arbitration clause, the conduct of the arbitration, including resort to a court for provisional remedies, the enforcement of any award and any other question of arbitration law or procedure shall be the Federal Arbitration Act, 9 U.S.C.A. § 2. Issues concerning the arbitrability of a matter in dispute shall be decided by a court with proper jurisdiction. The Parties shall be entitled to engage in reasonable discovery, including the right to production of relevant and material documents by the opposing Party and the right to take depositions reasonably limited in number, time and place; provided that in no event shall any Party be entitled to refuse to produce relevant and non-privileged documents or copies thereof requested by the other Party within the time limit set and to the extent required by order of the arbitrator(s). All disputes regarding discovery shall be promptly resolved by the arbitrator(s). This agreement to arbitrate is binding upon the Parties, Bechtel’s surety (if any) and the successors and permitted assigns of any of them. At either Party’s option, any other Person may be joined as an additional party to any arbitration conducted under this Section 27.2, provided that the party to be joined is or may be liable to either Party in connection with all or any part of any dispute between the Parties. Notwithstanding the foregoing, any arbitration conducted under this Article shall not be joined or consolidated with arbitration to resolve any issues or disputes involving the Phase 1 Facility, the Phase 1 EPC Agreement or the work performed or to be performed under the Phase 1 EPC Agreement, unless otherwise mutually agreed between the Parties.

27.3 At any time when the total amounts invoiced by Bechtel pursuant to Section 8.1 of this Agreement which are disputed and unpaid by Company exceed Ten Million U.S. Dollars (U.S.$10,000,000) in the cumulative aggregate, Company shall escrow any such disputed and unpaid amounts in excess of the aforesaid amount (“Escrowed Amounts”); provided, however, the Parties acknowledge and agree that such Escrowed Amounts shall not include any claims by Bechtel for compensation for (i) additional Fixed Fee in excess of the original Fixed Fee (as adjusted by Change Order) or (ii) any other amounts beyond that in the original estimate of the cost of Services as set forth in the estimates described in Section 7.1. For the purposes of determining the date when Company must deposit the Escrowed Amounts with the Escrow Agent, amounts are “unpaid” on the date that Company is required to make payment of an Invoice under Section 8.1 of this Agreement. The Escrowed Amounts will be deposited with the Escrow Agent pursuant to the Escrow Agreement (which provides, among other things, that the Escrowed Amounts shall be held in an interest bearing account and disbursed upon the instructions of both Parties or pursuant to an arbitration award). Prior to issuance of the NTP, (i) the Escrow Agent shall be selected by mutual agreement of the Parties and (ii) the Escrow Agreement shall be in final form and executed by the Escrow Agent and each Party. The Parties shall each pay fifty percent (50%) of the cost of the Escrow Agreement including without limitation the fees and expenses of the Escrow Agent, and Bechtel’s portion of such amount shall not be a Recoverable Cost.

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27.4 The arbitration award shall be final and binding, in writing, signed by all arbitrators, and shall state the reasons upon which the award thereof is based. The Parties agree that judgment on the arbitration award may be entered by any court having jurisdiction thereof.

27.5 Notwithstanding any Dispute, it shall be the responsibility of each Party to continue to perform its obligations under this Agreement pending resolution of Disputes. Company shall, subject to its right to withhold or offset amounts pursuant to this Agreement, continue to pay Bechtel undisputed amounts in accordance with this Agreement and, except as provided in this Agreement, continue to perform all of its obligations under this Agreement; provided, however, in no event shall the occurrence of any negotiation or arbitration prevent or affect Company from exercising its rights under this Agreement.

ARTICLE 28     SUCCESSORS AND ASSIGNS

This Agreement shall inure to the benefit of and be binding upon the successors and permitted assigns of the Parties.

ARTICLE 29     SEVERABILITY AND SURVIVAL

29.1 In the event that any of the provisions, or portions, or applications thereof, of this Agreement are held to be unenforceable or invalid by any court of competent jurisdiction, Company and Bechtel shall negotiate an equitable adjustment in the provisions of this Agreement with a view toward effecting the purpose of this Agreement and the validity and enforceability of the remaining provisions, or portions, or applications thereof, shall not be affected thereby.

29.2 The rights and obligations set forth in Articles 9, 10, 12, 13, 14, 15, 16, 17, 18, 26 and 27 shall survive the termination of this Agreement or the completion of the Services hereunder in accordance with their terms.

ARTICLE 30     MISCELLANEOUS

30.1 No Interference with the Phase 1 Facility.

30.1.1 Notwithstanding anything to the contrary in this Agreement, it is the Parties’ intent that the performance of the Services and Bechtel’s other obligations under this Agreement shall not, in any way, negatively impact the cost or schedule for development of the Phase 1 Facility or otherwise interfere with the operation of the Phase 1 Facility, and Bechtel shall ensure that the performance of the Services does not negatively impact the cost or schedule for development of the Phase 1 Facility or with the operation of the Phase 1 Facility. If Bechtel believes that performance of some portion of the Services might adversely impact the cost or schedule of the Phase 1 Facility, or the operation of the Phase 1 Facility, Bechtel shall notify Company in writing of such potential interference, and Bechtel shall not proceed with the performance of such Services unless and only to the extent specifically instructed in writing by Company to perform any such potentially interfering Services.

30.1.2 With respect to the Phase 1 Project, Bechtel shall coordinate access of itself and all Bechtel Subcontractors, Company Contractors (including Company Vendors), and their

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respective subcontractors, to and from the Phase 2 Site, and within the Phase 2 Site, to ensure that the performance of the Services and the work of Company Contractors and subcontractors does not interfere with the construction or operation of the Phase 1 Facility. As part of this coordination, Bechtel shall schedule and coordinate access to any areas that are shared by the Phase 1 Project and the Phase 2 Project, the construction dock, plant, roads, and other delivery routes for all Bechtel Subcontractors, Company Contractors (including Company Vendors) and their respective subcontractors, requiring such access such that such entities have reasonable access without interfering with the construction or operation of the Phase 1 Facility. If Bechtel believes that access to the Phase 2 Site or use of the construction dock, plant, roads, or other delivery routes might adversely impact the cost or schedule of the Phase 1 Facility, or the operation of the Phase 1 Facility, Bechtel shall notify Company in writing of such potential interference, and Bechtel shall not permit such interference to occur, unless and only to the extent specifically instructed in writing by Company. Upon “Substantial Completion” of the Phase 1 Facility, as defined under the Phase 1 EPC Agreement, Company shall coordinate access to and from the Phase 2 Site, with assistance from Bechtel as request by Company.

30.1.3 To the extent any insurance policy provided by Bechtel under this Agreement also applies to the Phase 1 Facility and an occurrence with respect to that policy affects both the Phase 1 Facility and the Phase 2 Facility, the Phase 1 Facility shall have priority and any proceeds from such insurance policy shall be used first to satisfy any claim(s) with respect to the Phase 1 Facility before being applied or used to satisfy any claims with respect to the Phase 2 Facility.

30.1.4 Notwithstanding anything herein to the contrary, Bechtel shall not be excused from or relieved of any obligations or responsibilities under the Phase 1 EPC Agreement by virtue or because of any obligation of Bechtel hereunder or any act, instruction, or direction of Company or anyone acting for or on behalf of Company under this Agreement.

30.2 Independent Engineer. Bechtel shall cooperate with the Independent Engineer in the conduct of his or her duties in relation to the Phase 2 Project and the Services. Company shall give Bechtel a copy of the anticipated activities of the Independent Engineer within thirty (30) days of the Effective Date. No review, approval or disapproval by such Independent Engineer shall serve to reduce or limit the liability of Bechtel to Company under this Agreement.

30.3 Lender and Opinion of Counsel.

30.3.1 Within fourteen (14) days after the Effective Date, Bechtel shall enter into a mutually acceptable form of acknowledgement and consent with the Lender. Such acknowledgement and consent shall be substantially in the form of Attachment L. Bechtel shall cooperate in considering appropriate and reasonable amendments to that form of direct agreement as such amendments may be proposed by Lender or its counsel.

30.3.2 Within fourteen (14) days after the Effective Date, Bechtel shall deliver to Company an opinion of counsel with respect to the due authorization, execution and delivery of this Agreement and its validity and enforceability and such other matters as Lender may reasonably request.

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30.4 Language. This Agreement and all notices, communications and submittals between the Parties pursuant to this Agreement shall be in the English language.

30.5 Foreign Corrupt Practices Act. With respect to the performance of the Services, Bechtel shall, and shall cause each member of the Bechtel Group to, comply with all provisions of the Foreign Corrupt Practices Act of the United States (15 U.S.C. § 78dd-1 and 2) and not to take any action that could result in Company or any of its Affiliates becoming subject to any action, penalty or loss of benefits under such act. Company shall, and shall cause each member of the Company Group to, comply with all provisions of the Foreign Corrupt Practices Act of the United States (15 U.S.C. § 78dd-1 and 2) and not to take any action that could result in Bechtel or any of its Affiliates becoming subject to any action, penalty or loss of benefits under such act.

30.6 Restrictions on Public Announcements. Neither Bechtel nor its Subcontractors shall take any photographs of any part of the Phase 2 Facility, issue a press release, advertisement, publicity material, financial document or similar matter or participate in a media interview that mentions or refers to the Services or any part of the Phase 2 Facility without the prior written consent of Company; provided that Bechtel shall not be required to obtain Company’s prior written consent of Bechtel’s issuance of a press release to correct any errors made by Company concerning Bechtel in a prior press release issued by Company if Bechtel first gives Company five (5) days’ prior written notice of Bechtel’s intent to issue such corrective press release and an opportunity of Company to correct such error within such five (5) day period. Company agrees to cooperate with Bechtel and provide to Bechtel for review and comment a copy of any press release that mentions or refers to Bechtel prior to the issuance of such press release; provided that Company shall not be required to obtain Bechtel’s prior consent prior to the issuance of such press release. Bechtel acknowledges and agrees that Company shall be required, from time to time, to make disclosures and press releases and applicable filings with the Securities and Exchange Commission in accordance with applicable securities laws, that Company believes in good faith are required by Applicable Law or the rules of any stock exchange. If any such disclosure, press release or filing includes any reference to Bechtel, then Company shall provide as much notice as is practicable to Bechtel to provide it with an opportunity to comment; provided, however, the final determination shall remain with Company. Bechtel acknowledges that Company shall be required from time to time to make filings in compliance with applicable securities laws, including a copy of this Agreement.

30.7 Potential Lenders, Potential Equity Investors and Equity Participants.

30.7.1 Company shall provide to Bechtel (i) the identity of Potential Lenders that have signed confidentiality agreements with Company and (ii) a copy of excerpts from the preliminary information memorandum or preliminary offering circular distributed to such Potential Lenders. As used herein, “Potential Lender” shall mean any commercial bank, insurance company, investment or mutual fund or other entity that is an “accredited investor” (as defined in Rule 501 of Regulation D promulgated under the Securities Act of 1933, as amended) and which extends credit, buys loans and is in the business of lending as one of its businesses.

30.7.2 Prior to disclosure of any Work Product by Company to any potential equity investor in Company in connection with the Phase 2 Project, Company shall (i) obtain Bechtel’s written consent (such consent not to be unreasonably withheld) to the description of the Work

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Product to be disclosed, and (ii) obtain a waiver from such potential equity investor agreeing that it is not relying upon such Work Product in making any investment decision in connection with the Phase 2 Project and waiving and releasing any claim it may have against Bechtel or Bechtel’s Affiliates on account of any such reliance or purported reliance. Company acknowledges and agrees that each potential equity investor shall be an “accredited investor” within the meaning of Rule 501 of Regulation D promulgated under the Securities Act of 1933, as amended.

30.7.3 Company’s successors, assigns and any future recipient of any equity ownership in Company shall be bound by the releases, limitations on liability and other protections of Bechtel set forth in this Agreement, and Company shall obtain the express written agreement of such equity participants to be bound by such releases, limitations of liability and other protections of Bechtel.

30.8 Priority. The documents that form this Agreement are listed below in order of priority, with the document having the highest priority listed first and the one with the lowest priority listed last. In the event of any conflict or inconsistency between a provision in one document and a provision in another document, the document with the higher priority shall control. This Agreement is composed of the following documents, which are listed in priority:

30.8.1 Change Orders which expressly modify the terms of this Agreement or written amendments to this Agreement;

30.8.2 the Articles of this Agreement; and

30.8.3 Attachments and Schedules to this Agreement.

30.9 Amendments. No change, amendment or modification of the terms of this Agreement shall be valid or binding upon the Parties hereto unless such change, amendment or modification is in writing and duly executed by both Parties.

ARTICLE 31     ENTIRE AGREEMENT

Any Services provided for herein which were performed or caused to be performed by Bechtel prior to issuance of Notice to Proceed shall be deemed to have been performed under this Agreement. This Agreement constitutes the entire agreement between the Parties relating to the subject matter hereof, and supersedes any previous agreements or understandings. The printed terms and conditions contained in any purchase orders, work orders, or other documents issued by Company to Bechtel prior to issuance of the Notice to Proceed with respect to the Services shall be of no force and effect and shall be superseded by the terms and conditions contained in this Agreement.

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IN WITNESS WHEREOF, the Parties have entered into this Agreement on the Effective Date.

SABINE PASS LNG, L.P.		BECHTEL CORPORATION

By:	/s/ Stanley C. Horton	By:	/s/ JT Jackson
Name:	Stanley C. Horton	Name:	JT Jackson
Title:	Chief Executive Officer	Title:	Sr. Vice Pres.

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Execution Version

ATTACHMENT A

SCOPE OF WORK AND DESIGN BASIS

Schedule A-1

SCOPE OF WORK

TABLE OF CONTENTS

SCHEDULE A-1		1

1.	SCOPE REQUIREMENTS	3

1.1	GENERAL INTRODUCTION	3
1.2	SUMMARY OF BECHTEL SCOPE	3

2.	DESCRIPTION OF THE FACILITY	3

2.1	LNG STORAGE FACILITIES	3
2.2	BOIL-OFF GAS AND VAPOR REMOVAL SYSTEM	5
2.3	LNG VAPORIZATION AND SENDOUT FACILITIES	6
2.4	BUILDINGS AND STRUCTURES	8
2.5	CONTROL SYSTEMS	8
2.6	ELECTRICAL	9
2.7	FIRE PROTECTION	10
2.8	HAZARD DETECTION	10
2.9	SOIL IMPROVEMENT AND EARTHEN DIKE SPILL CONTAINMENT FOR LNG TANKS	12
2.10	SITE DEVELOPMENT AND CIVIL WORK	12
2.11	SETTLEMENT OF STRUCTURES	12

3.	MANAGEMENT AND SUPERVISION	13

3.1	COMPANY MANAGEMENT PHILOSOPHY	13
3.2	PHASE 2 PROJECT EXECUTION PLAN	14
3.3	COMPANY OFFICE ACCOMMODATIONS	14

4.	ENGINEERING	15

4.1	DESIGN BASIS	15
4.2	APPLICABLE CODES AND STANDARDS	15
4.3	PHASE 2 PROJECT ENGINEERING PLAN	17
4.4	ENGINEERING DESIGN	17
4.5	PROCUREMENT AND MATERIAL CONTROL	21
4.6	WELDING	22

5.	SUBCONTRACTS	22

5.1	GENERAL	22
5.2	PHASE 2 PROJECT SUBCONTRACT PLAN	23
5.3	LOCAL SUBCONTRACTORS AND SUB-SUBCONTRACTORS	23
5.4	BID PACKAGES	23

6.	CONSTRUCTION	23

6.1	GENERAL	23
6.2	SITE PREPARATION	24
6.3	SCAFFOLDING AND ACCESS EQUIPMENT	25
6.4	CRANEAGE AND LIFTING EQUIPMENT	25
6.5	MEDICAL FACILITIES	25
6.6	SANITATION	26

Attachment A

EPCM Agreement

6.7	HOUSEKEEPING	26
6.8	TEMPORARY FACILITIES	26
6.9	HEALTH, SAFETY AND THE ENVIRONMENT (HSE)	26
6.10	INDUSTRIAL RELATIONS	27
6.11	SITE SECURITY	27
6.12	SITE MATERIALS HANDLING, CONTROL AND PRESERVATION	27
6.13	MATERIAL CONTROL PROCEDURE	28
6.14	MATERIAL MARKING	28
6.15	CONSTRUCTION UTILITIES	28
6.16	FIRST FILL MATERIALS	29
6.17	CONSTRUCTION MANAGEMENT	29

7.	QUALITY MANAGEMENT	30

7.1	QUALITY ASSURANCE REQUIREMENTS	30
7.2	PHASE 2 PROJECT QUALITY PLAN	30

8.	COMMISSIONING AND START UP	31

8.1	GENERAL	31
8.2	OPERATING AND MAINTENANCE MANUALS	31
8.3	PERFORMANCE TESTS	31
8.4	OPERATING TESTS	31

9.	PHASE 2 PROJECT CONTROL	31

9.1	GENERAL	31
9.2	PHASE 2 PROJECT CONTROLS PLAN	31
9.3	PROGRAM REPORTING - PLANNING NETWORK	32
9.4	CPM SCHEDULE	32
9.5	MEETINGS; WEEKLY PROGRESS MEETINGS; MINUTES	33
9.6	MONTHLY PROGRESS REPORTS	33
9.7	QUARTERLY EXECUTIVE PROGRESS REPORTS	34

10.	CONTRACTOR INTERFACES	35

10.1	FERC ACTIVITIES – DIVISION OF RESPONSIBILITY	35
10.2	FERC REQUIRED REPORTS	36
10.3	REQUIREMENTS OF DEPARTMENT OF HOMELAND SECURITY	36
10.4	VESSEL SECURITY PLAN	36
10.5	EXISTING WELL	36
10.6	ENVIRONMENTAL MITIGATION	36
10.7	WT PROPERTY	37

11.	BECHTEL DELIVERABLES	37

11.1	DOCUMENT FORMATS	37
11.2	PROGRESS REVIEWS	37
11.3	DOCUMENTS FOR COMPANY APPROVAL	38
11.4	DOCUMENTS FOR COMPANY REVIEW	38
11.5	REVIEW PERIODS	39
11.6	RECORD DRAWINGS AND SPECIFICATIONS	39
11.7	TURNOVER DOCUMENTS	40

1. SCOPE REQUIREMENTS

1.1 General Introduction

This Scope of Services is intended to provide an overall description of Bechtel’s responsibilities for the design, engineering, procurement, management, construction management, installation, and pre-commissioning of the Phase 2 Facility.

The Phase 2 Project will involve expanding the LNG receiving, storage and sendout Facility (the “Facility” consists of the Phase 1 Facility and the Phase 2 Facility combined) in Cameron Parish, Louisiana. The expansion will be designed to import, store, and vaporize on average approximately an additional 1,400 MMSCFD of LNG, for supply to Natural Gas markets.

All the work will be performed on a reimbursable basis as described in the main contract.

1.2 Summary of Bechtel Scope

Bechtel’s responsibilities include:

a.	Detailed engineering design of the Phase 2 Facility

b.	Development of Bechtel deliverables as described herein

c.	Equipment Procurement Services to support Company’s Purchasing

d.	Mobilization and Site establishment

e.	Management, reporting and supervision of the Phase 2 Project work and Services

f.	Construction Management and Installation of the Phase 2 Facility

g.	Sub-contractor Management

h.	Care, maintenance and preservation of Equipment.

i.	Ready For Handover

j.	Pre-commissioning

k.	Final Acceptance

l.	Administer Company Contracts

2. DESCRIPTION OF THE FACILITY

2.1 LNG Storage Facilities

The LNG will be stored in two single containment insulated LNG storage tanks (the “Tanks”) (also designated as Tank S-104, and Tank S-105), of 160,000 cubic meters net storage capacity each. Future LNG Tank S-106 is excluded from this scope.

The Tanks will be designed and constructed so that the primary container and an earthen impoundment dike will be capable of independently containing the LNG.

The Company will let a contract directly to a specialty tank contractor (the “Tank Contractor”) for all necessary engineering design, procurement of materials and equipment, fabrication, delivery, erection, installation, testing and pre-commissioning of the two above ground, single containment tanks. Design and purchased components will include but not necessarily be limited to: piling and tank foundations, single containment tanks, associated equipment and structures, piping, tank insulation, instrumentation and electrical systems. The Tank Contractor’s work, unless specified otherwise, shall extend to its Battery Limits defined as 20 feet beyond the outside perimeter of outer tank. The sole exceptions shall be that Bechtel shall procure and provide the Tank Contractor with three in-tank pumps for each Tank, dry chemical system, LP vent stacks, and also control valves, for installation by Tank Contractor.

Each Tank will be a double walled design and will consist of a 9% nickel steel inner container; a carbon steel outer tank and a carbon steel domed roof with an insulated aluminum deck over the inner container suspended from the domed roof.

The annular space between the inner and outer tanks will be approximately 36 inches wide and will be filled with Perlite. The suspended deck will be insulated with glass wool blankets. The Tank bottoms will be insulated with cellular glass load bearing block insulation designed to support the Tank and product weight.

The inner container will be designed and constructed in accordance with the requirements of API Standard 620 Appendix Q. The Tank system will meet the requirements of NFPA 59A and 49 CFR Part 193. The inner tank will be “open top”, consisting of a shell and bottom. The self-supporting roof of the outer tank will contain gas and gas pressure produced by the stored product. The Tanks will be designed taking into consideration the seismic loads as well as the wind loads.

The Tank insulation system will be designed to limit the Tank Boil-Off rate to a nominal rate of no greater than 0.05% by volume per day of the Tank contents at an ambient temperature of 90°F, with the Tank full and in a steady-state condition. The nominal Tank Boil-Off rate will be documented through heat transfer calculations.

Tank instrumentation will consist of resistance temperature detectors (RTDs) for sensing the Cool Down and foundation temperatures, tank gauging system that will provide level, temperature, density and a data acquisition system. The Tanks will be protected with pressure and vacuum relief systems. For servicing of relief valves a monorail will be provided.

Roof platforms will be provided to provide sufficient working space around the pump wells and piping. A Jib Crane will be provided for the maintenance of pumps and control valves etc.

Four intank pump columns will be installed in each Tank for three operating pumps and the fourth spare for a future intank pump. An additional spare pump (shared by the 2 new tanks) will be stored in the warehouse.

Stairways and an emergency escape ladder will be provided to access the roof platforms. A stairway will be provided to the inner tank bottom.

Spill protection of the Tank roof will extend over the edge of the roof dome with a chute to grade.

Exposed portions of carbon steel surfaces of the tank shell and roof will be blasted and painted. Stainless steel, aluminum and galvanized surfaces will not be painted.

A general Tank lighting system will be provided. Emergency lighting and aircraft warning lights will also be provided. Each Tank will be provided with a tank-grounding grid.

In addition to other testing during installation of the Tanks, partial hydrostatic testing of the inner container will be performed in accordance with API 620 Appendix Q8. Hydrotest water will be discharged in accordance with Applicable Law upon completion of the tests. A pneumatic test of the outer container will be performed in accordance with API 620 Appendix Q.8.

A settlement monitoring system will be provided to measure and record inner and outer container movements during construction and hydrotest. This construction monitoring will form the basis for continued periodic monitoring once the Phase 2 Facility is in operation.

The Tanks will be equipped with continuous density monitoring instrumentation to detect stratification. Facilities will be provided to circulate the stored product so that if stratification begins to develop, the Tank contents can be thoroughly mixed within each Tank and between Tanks.

2.2 Boil-Off Gas and Vapor Removal System

Small amounts of Natural Gas vapors will be produced within the system during the handling of LNG from ship unloading through storage and other transfers. Boil-Off of LNG in the Tanks will be caused by exposure of cryogenic equipment to ambient temperature and other factors such as barometric pressure changes, pump heat input, and ship flash vapor.

Excess vapor will be removed from the Tanks in order to control pressure in the Tanks. This vapor will be conveyed to and compressed in the existing Boil-Off Gas compressors (“BOG Compressors”). Fuel gas for the submerged combustion vaporizers (“Submerged Combustion Vaporizers” or “SCVs”) will be taken from the compressed gas and the remainder of the compressed gas will be mixed with part of the LNG from the in-Tank pumps and re-condensed in the Boil-Off gas condenser system (“BOG Condenser System”).

The existing BOG Compressors are cryogenic reciprocating machines and have the capacity to handle all Boil-Off vapors generated during all operating modes, including the Expansion phase. The BOG Re-Condenser drum will separate the condensed gas from any non-condensed vapors.

During ship unloading, a portion of the vapors from the Tanks will flow to the existing vapor return blowers. The blowers will boost the pressure to overcome the pressure drop in the piping to the ship. In order to maintain ship tank pressure, vapors must be returned to the ship during unloading to make up for the volume of liquid being pumped from the ship.

2.3 LNG Vaporization and Sendout Facilities

Three vertical submerged pumps shall be provided in each Tank to transfer LNG to the sendout pumps. The pumps will normally operate submerged with about 1.5 psig tank pressure plus static head on the pump suction. Discharge pressure shall be designed to be approximately 100 psig.

The LNG sendout pumps will be multi-stage and seal-less with the motor submerged in LNG. The LNG sendout pumps boost the pressure of the LNG sufficient for the vaporized Natural Gas to enter the Export Pipelines after vaporization at maximum 1440 psig. Normal operation at design capacity will require eight pumps, one each for each SCV.

Eight (8) Submerged Combustion Vaporizers (SCVs) shall be provided to vaporize the LNG. Heat for vaporization will be provided by burning a portion of the Boil-Off gas or vaporized gas. Blowers will provide combustion air at a pressure sufficient to force the combustion products up through a stainless steel water basin where the combustion products will heat the water. The water basin contains a bank of submerged tubes through which the LNG will pass. As the LNG passes through the tubes it will be heated by the warm bath and vaporized. Each vaporizer shall have its own fired heater, basin and tube bundle.

The SCVs shall be designed to provide a 40°F gas outlet temperature at design flow.

Each SCV will be self supporting and shall contain a separate coil to heat the fuel gas required for its combustion.

Each SCV will have a burner management system that controls the firing of each SCV. The operation, start-up, and shutdown sequences, and process control of the SCVs will be done through the Facility Distributed Control System.

The water in the SCV basins becomes acidic as it absorbs the carbon dioxide from the combustion products. The water is neutralized in-situ using caustic before overflowing to the LNG Trench linked to the Phase 1 Facility LNG Impoundment Sump, and will then be pumped to the Firewater Pond.

In addition to the SCVs, one Pilot Test Train of Ambient Air Vaporizers (AAVs) will be installed. The AAVs will be a collection of cells which utilize convection with the atmosphere as the heat transfer mechanism. The AAVs Pilot Test Train will comprise of 11 cells. It will be installed adjacent to one of the SCVs and will be piped to share the sendout pump and sendout gas outlet from that SCV.

Each AAV cell is comprised of a number of individual multi-finned heat transfer tubes connected in parallel in a bundle about 11 feet square by 40 feet tall. LNG is evenly distributed throughout the tube bundle and enters the AAV cell at the bottom. The vaporized natural gas exits at the top of the AAV cell where it is collected in a header with other AAV cells and is piped back to the sendout system.

During operation, frost will gradually build up on the fins and tubes of the AAV cells, reducing the temperature of the vaporized gas and limiting the effectiveness of the AAV cell. Periodically the cells must be shut down to defrost the fins. The amount of defrost water produced will be a function of the vaporization throughput, relative humidity, air temperature, and other environmental factors.

The defrost water will be drained from under the AAV train, collected in the LNG Trench system linked to the Phase 1 Facility LNG Impoundment Sump, and pumped to the existing Firewater Pond.

The AAVs Pilot Test Train will have extensive instrumentation, control valves, and monitoring devices to allow the operators to fully assess the operation of the AAV Train, including how it affects the surrounding environment. However, this instrumentation has not yet been fully defined, and thus is not reflected in the current cost estimate. The information gathered during the operation of the Pilot Train will be used to optimize the configuration, layout, control, and other aspects of the design of AAV Trains planned for future stages of the Expansion.

The Facility Safety Instrumented System shall be capable of initiating a shut down of the vaporizers. The detection of low temperatures downstream of each vaporizer will shut down the individual SCV to protect downstream piping and Equipment from being subjected to lower than design temperatures. Other shutdowns of individual vaporizer trains or groups of vaporizer trains will be determined during detailed design.

Pipeline gas Btu control is not included in the scope of the Phase 2 Project.

Two low pressure stacks located at the top of the Tanks, shall be provided to vent process plant vapor releases to a safe location.

One (1) 36-inch stainless/Carbon steel Sendout Pipeline shall be provided. The Sendout Pipeline will tie in via a flanged connection near the Phase 1 Facility meter. (Details are still in developmental stage).

In addition to the export to the Export Pipeline, fuel gas shall be consumed in the Phase 2 Facility for vaporization of the LNG in the SCVs and for power generation in the GTG’s.

The normal source of fuel gas for vaporizers will be from the discharge of the BOG Compressors. Alternate supplies of fuel will be from downstream of the vaporizers. The fuel is heated in separate coils in the water bath of the SCVs. Each vaporizer shall have a coil designed to heat the amount of fuel required for that vaporizer.

For power generation, fuel gas from the Phase 1 Facility Sendout Pipelines shall be heated and reduced in pressure from the Sendout Pipeline pressure to meet power generating equipment requirements. All power generation fuel gas heating and conditioning facilities are part of Phase 1 Facility scope that was pre-invested to handle Phase 2 Facility requirements.

For power generation, one (1) simple cycle 25 MW gas turbine generator shall be provided.

Permanent electrical power from the local electrical utility has been assumed to be available to supply all essential loads during start-up, upsets, and shutdowns.

2.4 Buildings and Structures

All buildings and structures will be designed to maintain structural integrity in a 150 mph wind speed, exposure “C” per ASCE 7. Buildings and shelters as listed below will be provided:

•	Combined Electrical MCC and Instrument Enclosure Building.

•	Remote electrical MCC/Transformer Building.

•	Shelters with Kynar coated metal roofing and partial siding will be provided for firewater booster pumps, and Plant/Instrument Air Compressor.

2.5 Control Systems

Control and monitoring of the Facility will be performed by an integrated Distributed Control System (DCS) using operator interface stations located in the existing control room.

An independent Safety Instrumented System (SIS) will be installed to allow the safe, sequential shutdown and isolation of rotating Equipment, fired Equipment and Tanks.

Overall Facility control will consist of the following major functions:

1.	LNG ship unloading (included in Phase 1 Facility with interface with Phase 2 Facility)

2.	Tank pressure control

3.	LNG vaporization and sendout

4.	Plant SIS

A DCS will control the overall Facility operations and interface with the following programmable logic controllers (“PLCs”):

1.	Jetty LNG ship unloading PLCs (included in Phase 1 Facility with Phase 2 Facility interface)

2.	Tank gauging data acquisition systems

3.	Natural Gas metering (included in Phase 1 with Phase 2 interface)

4.	BOG Compressors (included in Phase 1 with Phase 2 interface)

5.	Vapor return blowers (included in Phase 1 with Phase 2 interface)

6.	Nitrogen package

7.	Instrument air compressor and dryers

8.	Liquid caustic system

9.	Gas turbine generators (included in phase 1 with Phase 2 interface)

An independent SIS will be installed to allow the safe, sequential shutdown and isolation of rotating Equipment, fired Equipment, jetty areas, and LNG Storage Tanks. Emergency shutdowns will be provided for the entire project, for each of the ship unloading systems, and for specific Equipment. Design, construction and installation of SIS will be compliant with ANSI/ISA-S84.01.

The Phase 2 Project will have a dedicated monitoring system for fire, combustible gas, and low temperature spill monitoring. Detection of fire and combustible gas will produce alarms that will require manual intervention. Low temperature spill detection in the impoundment sumps will automatically stop the pumps in the affected sump.

A closed circuit television (CCTV) system will be expanded to allow operators and security staff to remotely view selected areas of the Facility from the control building, jetty areas and gate house.

Communication between the various remote I/O cabinets and the control rooms will be achieved via a redundant fiber optic network. This will provide two-way, high-speed communication for control and display. All Vendor local panel connections will be via a simplex fiber optic connection.

Facility control will only be from the main control room in the control building.

2.6 Electrical

The Facility will generate all the power required for the Facility for operation and maintenance. A permanent tie to the local power grid is assumed for startup and standby loads. Generated power from the gas turbine generator is designed to be at 13.8 kV. Transformers will be designed to step down the voltage from 13.8 kV to 4.16 kV, 480 V, and 240/120 V distribution levels.

The total operating load of the Facility, including the Phase 1 Facility and Phase 2 Facility will be approximately 75 MVA. Four (4) combustion turbine generators will be available to furnish power to the Phase 1 Facility and Phase 2 Facility. Most of this load will consist of motors, with the largest motors rated at approximately 2600 HP each.

Generator switchgear will be installed in the existing Phase 1 Facility powerhouse building.

A new substation consisting of distribution transformers, substation switchgear and motor control centers will be installed near the Phase 1 electrical substation building.

Electrical area classification will be according to the applicable sections of NFPA 497 and API RP 500. The electrical materials and installation will be in accordance with the requirements of the NEC. 15 kV, 5 kV and 480 Volt switchgears will be located in the Phase 2 Powerhouse buildings.

The electric motor drives in the Facility, except for stand by DC motors in the power generation area will be rated for 4.16 kV, 460 V or 120 Volt depending on size. The 4.16 kV and 480 Volt motor controllers/starters will be located in indoor motor control centers that are located inside the Powerhouse building.

High-pressure sodium type lighting will be provided in process areas, along roadways, Tank stairways, platforms, and building exteriors.

The grounding system design will be based on the ground fault calculations. Grounding system will consists of a buried copper wire grid and 10-foot ground rods. Ground wells will be installed at selected locations for periodic testing of the system.

Several uninterruptible power supply (“UPS”) systems will be provided for both the Phase 1 Facility and Phase 2 Facility and are located in the main control building, the Phase 2 Facility MCC building and the Remote MCC/Transformer Building. The UPS system will consist of an inverter, rectifier, static bypass switch, manual maintenance bypass switch, 60 minute batteries and distribution panel with circuit breakers.

The existing DC UPS will supply power to the emergency lighting in enclosures (24V DC) on the gas turbine generator.

2.7 Fire Protection

Fire protection for the Facility will involve several independent systems, based on water, CO2, nitrogen, and chemical agents. A firewater system will be provided to cover the Phase 2 Facility. Carbon dioxide fire protection system will be provided for the gas turbine generator enclosures. These systems will incorporate CO2 bottle racks, valving and tubing. Portable dry chemical fire extinguishers will be provided throughout the Facility and in all the buildings.

The main components of the firewater system will be tied into the existing seven (7) million gallon firewater pond. For supply of water to the monitors located on top of the Phase 2 LNG Tanks, Phase 1 booster pumps will be used. The existing firewater pond was designed to have a capacity well exceeding 2-hour duration back to back events.

Nitrogen snuffing for small fires and Dry Chemical for large fires will be provided at the tailpipe of each Tank pressure relief valve.

Fireproofing, where required, will be used where structures or Equipment cannot be protected by other means.

The Facility will include manual pull boxes, audible sirens and visual lights at strategic locations on the Site. These sirens will have a distinctive mode, for easy recognition between alarms and emergency events.

2.8 Hazard Detection

The Project will have dedicated monitoring systems for fire, combustible gas, and low temperature LNG spillage detection, in accordance with 49 CFR Part 193 and NFPA 59A.

Flame detectors, smoke detectors, gas detectors, and other sensors will be strategically located throughout the Facility. Audible and visual alarms will be provided throughout the Facility area. The monitoring system will be self-contained as required by NFPA 59A.

All area monitors will be hardwired from the field device to a control room panel. Ultraviolet/infrared fire detectors and gas detectors will be equipped with self-diagnostic circuitry to assure proper device operation.

An independent SIS will be installed to allow the safe, sequential shutdown of the facility. The SIS will be separate from the DCS, but will feed status information and data to the DCS for monitoring and recording.

A CCTV system will be installed to provide the operators and security staff with panoramic and variable zoom views of the onshore and marine areas.

Instrumentation will be rated to meet the hazardous area classifications.

Hazard detection for the Facility shall be designed based on the following strategies:

•	Direct visual monitoring;

•	Remote visual monitoring through closed circuit television;

•	Centralized alarm system; and

•	Emergency shut down system.

In addition to visual monitoring, following detectors shall be furnished:

•	Gas detectors

•	Low temperature detectors

•	UV/IR flame detectors

•	Smoke detectors

•	High temperature detectors

A security monitoring system will be used to monitor the perimeter security fence line and Facility entry gates included in Phase 1 Facility scope with interfacing for the Phase 2 Facility. Visual monitoring will be provided for viewing of the following areas:

•	Main gate;

•	Process area;

•	Tanks;

•	East and west jetty operations; and

•	Ship manifold.

Two pull stations shall be provided on each Tank, one on the Tank stairway and one on the roof platform for activation of audible and visual alarms.

2.9 Soil Improvement and Earthen Dike Spill Containment for LNG Tanks

Soils will be improved for LNG Tanks S-104 and S-105 (no soil improvement is provided for future LNG Tank S-106), the vaporizers process area, along piperack alignments, and in other areas as required to achieve soil strength sufficient for constructing the impoundment dikes, to support foundations for structures that are not supported on piles, and to support other construction activities.

The Company will let a contract directly to a specialty soil improvement contractor (the “Soil Contractor”) for all plant, labor, materials, tools, supplies, equipment, transportation, supervision, technical, professional and other services. The Soil Contractor shall perform all operations necessary to satisfactorily engineer, procure, and construct soil improvement works including but not necessarily limited to excavation, stabilization of dredge fill with fly ash/bed ash or other suitable reagent, wick drains installation, and earthen dike construction.

2.10 Site Development and Civil Work

Selected areas within the Phase 2 Site will be backfilled, leveled and graded for material laydown and infrastructure to support the construction of the Phase 2 Facility. No site development is provided for later Stages of Phase 2, including the future buildout of AAVs process areas.

The Facility shall be designed to provide positive drainage of rainfall runoff.

LNG Spill Trenching will be provided to convey spills to the LNG Impoundment basin installed in the Phase 1 Project.

Storm water from inside the tank area will be pumped to a storm water drainage ditch leading to the Sabine River.

A spill prevention control and countermeasures plan for the construction activities will be developed and implemented in accordance with 40 CFR Parts 122 through 124.

Buildings, process equipment, and pipe rack foundations will be pile supported foundations.

The Facility roads and paving will consist of gravel or asphalt surfacing.

2.11 Settlement of Structures

LNG Tanks and all other heavy structures will be subject to short term and long term settlement and differential settlement due to subsurface soil conditions at the Site. These structures shall be designed and constructed in accordance with Applicable Codes and Standards and Good Engineering and Construction Practice (GECP), and also in accordance with the following requirements:

All foundations shall be designed and constructed to take into consideration settlement and differential settlement based on the subsurface soil conditions as described in the Geotechnical Reports.

Differential settlements should be expected between pile-supported structures and adjacent non-piled facilities or fill/improved areas. In addition to any differential settlement which may take place prior to Ready for Handover, the engineering design and construction shall be such that a six (6) inch differential settlement between pile-supported structures and adjacent non-piled facilities or fill/improved areas, which may occur from Ready for Handover through the expected lifetime of the Phase 2 Facility, will not cause any defects with normal monitoring and maintenance provided by Company.

Differential settlement should be expected between each Tank and other adjacent pile-supported structures such as piperacks. In addition to any differential settlement which may take place prior to Ready for Handover, the engineering design and construction shall be such that a six (6) inch differential settlement between any Tank and adjacent pile supported structures, which may occur from Ready for Handover through the expected lifetime of the Phase 2 Facility, will not cause any Defects with normal monitoring and maintenance provided by the Company.

The design and construction of the LNG containment dikes shall be such that the Primary Consolidation Settlement (as defined in “Foundation Analysis and Design, Third Edition, by Joseph E. Bowles, McGraw-Hill Book Company”) shall take place prior to Ready for Handover, with the exception of any gaps in the dikes which may be required for construction access by the Tank Contractor but which shall be completed or reinstated prior to Cool Down of each Tank. The LNG containment dikes shall be maintained by Soil Contractor through the Defect Correction Period and restored, as necessary, in order to ensure that: (i) Primary Consolidation Settlement of the completed dikes at the gaps described above is obtained; (ii) the Design Basis capacity is satisfied; and (iii) settlement of the dikes will not cause any Defects.

Plant roads, where applicable, shall be designed and constructed in accordance with the current edition of Louisiana State Department of Highways and Public Transportation “Standard Specifications for Construction of Highways, Streets and Bridges.”

3. MANAGEMENT AND SUPERVISION

3.1 Company Management Philosophy

To effect the necessary control of the interfaces between Company and Bechtel, and to facilitate prompt and accurate communications between Company and Bechtel, Company Representative will utilize a team of Company’s personnel or consultants, which will be resident in Bechtel’s Houston home office during design and procurement phase, and at Site during construction through Provisional Acceptance of all Systems.

3.2 Project Execution Plan

Within sixty (60) Days after Notice to Proceed, Bechtel shall submit to Company for review Bechtel’s project execution plan (“Project Execution Plan”), which shall address, summarize, and provide a schedule for development and finalization of the following plans, procedures, and other documents.

a.	Project Objectives

b.	Phase 1 Interface Procedure

c.	Project Management

d.	Project Engineering Plan

e.	Document Management Plan

f.	Project Controls Plan

g.	Project Procurement Plan

h.	Document control Plan

i.	Communications Plan

j.	Subcontractor List

k.	Project Subcontract Plan

l.	HSE Plan

m.	Interface Management Plan

n.	Project Quality Plan

o.	Project Construction Plan

p.	Project Pre-Commissioning Plan

q.	Labor relations plan

r.	Management of change plan

3.3 Company Office Accommodations

All security, furnishings, electrical power and other temporary utilities, lighting, telephones, facsimile, and high speed internet access associated with the office accommodation below shall be provided by Bechtel on a reimbursable basis as indicated in the Agreement. This shall include the telecommunications line rentals, from Notice to Proceed (NTP) until thirty (30) Days after Provisional Acceptance of all Systems. Company will supply computers to Company personnel:

Bechtel shall provide office accommodation for:

•	Up to a peak of twelve (12) Company personnel at Bechtel’s Houston home office, including two reserved covered parking spaces, all for a 24-month period commencing with NTP.

•	Up to total twenty-four (24) Company personnel at Site at the peak of the construction activities, including two reserved parking spaces for 30-months period.

4. ENGINEERING

4.1 Design Basis

Company shall be responsible for providing those items of information defined as “Rely Upon” in the Design Basis included in Schedule A-2 of this Attachment A. Company shall remain fully responsible for the accuracy, completeness and sufficiency of such information.

All other information constituting the Design Basis or otherwise required for performance of the Phase 2 Project work and Services shall be provided or developed by Bechtel, as required.

4.2 Applicable Codes and Standards

The Applicable Codes and Standards include: (i) 49 CFR Part 193, 33 CFR Part 105, 33 CFR Part 127, NFPA 59A; (ii) any codes and standards specifically mentioned in any provision of the Agreement or the Attachments as applicable to the Phase 2 Project work and Services; and (iii) those codes and standards of the following standards organizations and other generally accepted practices, methods, techniques and standards employed by the international LNG industry constituting GECP, as specifically identified through detailed engineering:

•	AASHTO, American Association of State Highway and Transportation Officials

•	ACI, American Concrete Institute

•	AFBMA, Anti-Friction Bearing Manufacturers Association

•	ADA, Americans with Disabilities Act, Accessibility Guidelines (ADAAG)

•	AGA, American Gas Association

•	AGMA, American Gear Manufacturers Association

•	ASA, Acoustical Society of America

•	ARI, Air Conditioning and Refrigeration Institute

•	AICHE, American Institute of Chemical Engineers

•	AISC, American Institute of Steel Construction

•	ANSI, American National Standards Institute

•	API, American Petroleum Institute

•	ASME, American Society of Mechanical Engineers

•	ASNT, American Society for Non-Destructive Testing

•	ASTM, American Society for Testing and Materials

•	ASCE, American Society of Civil Engineers

•	ASHRAE, American Society of Heating, Refrigeration and Air-conditioning Engineers

•	AWWA, American Waterworks Association

•	AWS, American Welding Society

•	CINI, Insulation for Industries

•	CMAA, Crane Manufacturers Association of America

•	CRSI, Concrete Reinforcing Steel Institute

•	CSI, Construction Specifications Institute

•	EJMA, Expansion Joint Manufacturers Association

•	FCI, Fluid Control Institute

•	FM, Factory Mutual

•	GPA, Gas Processors Association

•	HFES, Human Factors and Ergonomics Society

•	IBC, International Building Code

•	ICEA, Insulated Cable Engineers Association

•	IESNA, Illuminating Society of North America

•	IEEE, Institute of Electrical and Electronics Engineers

•	ISA, International Society for Measurement and Control

•	MSS, Manufacturer’s Standardization Society of the Valve and Fitting Industry

•	NACE, National Association of Corrosion Engineers

•	NEMA, National Electrical Manufacturers Association

•	NFPA, National Fire Protection Association

•	NFSA, National Fire Sprinkler Association

•	OCIMF, Oil Companies International marine Forum

•	OSHA, Occupational Safety and Health Administration

•	PCI, Precast/Prestressed Concrete Institute

•	PIP, Process Industries Practices, Piping

•	SAE, Society of Automotive Engineers

•	SDI, Steel Door Institute

•	SIGTTO, Society of International Gas Tanker and Terminal Operators

•	SMACNA, Sheet Metal and Air Conditioning Contractors National Association

•	SSPC, Steel Structures Painting Council

•	TEMA, Tubular Exchanger Manufacturers Association

•	UFC, Uniform Fire Code

•	UL, Underwriters Laboratories

4.3 Project Engineering Plan

Bechtel shall produce a detailed project engineering plan (“Project Engineering Plan”) for review by Company within sixty (60) Days after Notice to Proceed. The Project Engineering Plan will provide a summary of the procedures, plans, and execution methodologies to be used by Bechtel to develop the engineering design in accordance with the Applicable Codes and Standards and the requirements of the Agreement.

4.4 Engineering Design

4.4.1 General

In addition to any other engineering requirements specified in Attachment A or any other provision, Attachment or Schedule of the Agreement, the following services, Drawings, and

Specifications, as a minimum, shall be provided by Bechtel in respect of all engineering disciplines during engineering of the Phase 2 Facility:

a.	Developing new Drawings sufficient for procurement of materials, installation, construction, manufacture, fabrication, commissioning, startup, testing, operation and maintenance of the Phase 2 Facility

b.	Preparation of Equipment data sheets

c.	Preparation of Drawings for the Phase 2 Facility and related Drawing list

d.	Preparation of engineering material requisitions and purchase requisitions, and amendments as necessary up to record status

e.	Technical evaluation for all Major Equipment

f.	Review of vendor data, Drawings and other documentation for engineered Equipment

g.	Detailed material take-offs and monitoring of material changes for all disciplines

h.	Development of acceptance test requirements for all Major Equipment

i.	Development and implementation of a plan for witnessing of factory acceptance tests at vendor’s shops for all Major Equipment

j.	Drawings control, vendor data, documentation control and review process utilizing Bechtel’s computer database document control procedure

k.	Review of vendor’s recommended spares for Equipment and prepare final recommended operating spare parts list

l.	Development of technical documents for Company Contractors

m.	Provision of engineering support for procurement, construction and commissioning, including assistance to Company Contractors in the interpretation of technical requirements and Drawings

n.	Preparation of mechanical catalogues and vendor data books

o.	Provision of all Record Drawings and Specifications

p.	Tie-in Drawings

q.	Development of Equipment lists, instrument index, line lists, material lists, and supplier lists

r.	Review of Company Contractors’ drawings and document and advise Company of review comments

4.4.2 Process and Systems

Bechtel shall be responsible for developing the following Drawings and Specifications related to the process and process systems:

a.	Process flow diagrams with heat and material balances

b.	Piping and instrument drawings (“P&IDs”)

c.	Equipment list

d.	HAZOP review of P&ID’s, prior to issue for design. Any subsequent design changes on P&ID’s will be integrated into the design prior to finalization of design. Safety review of changes to Drawings after HAZOP will be done as part of a project management of change procedure.

e.	Bechtel shall conduct a safety integrity level (“SIL”) meeting to define integrity levels of critical control and safety systems.

4.4.3 Plant Layout and Piping Design

Bechtel shall be responsible for developing the following Drawings and Specifications related to the piping and piping systems:

a.	Plot plans, Equipment location plans, underground piping plans, key plans

b.	Electronic 3-D model

c.	Piping isometric Drawings

d.	Service class index

e.	Pipe support design Drawings

f.	Pipe stress analysis

g.	Piping Specifications

4.4.4 Mechanical Design

Bechtel shall be responsible for developing the following Drawings and Specifications related to the mechanical design of vessels, Tanks, heat exchangers, rotating Equipment, fired Equipment, special Equipment, and packaged Equipment:

a.	Equipment data sheets

b.	Equipment Specifications

4.4.5 Electrical Design

Bechtel shall be responsible for developing the following Drawings and Specifications related to the electrical power supply and distribution:

a.	Electrical equipment data sheets

b.	Specifications for electrical Equipment and bulks

c.	One-line diagrams

d.	Electrical area classification Drawings

e.	Substation design

f.	Wiring layouts and plans

g.	Closed circuit TV, Facility communications, electrical security systems, and other electrical systems

4.4.6 Civil / Structural / Architectural Design

Bechtel shall be responsible for developing the following Drawings and Specifications:

a.	Foundations design basis

b.	Buildings layout and specifications

c.	Grading / drainage plan

d.	Foundation designs

e.	Piling designs

f.	Drainage, roads, and buildings

4.4.7 Materials

Bechtel shall be responsible for developing the following Drawings and Specifications related to materials selection, engineering, and applications technology:

a.	Material selection guide

b.	Corrosion control Specifications

c.	Painting and coating Specifications

d.	Insulation systems Specifications

4.5 Procurement and Material Control

4.5.1 General

The Project procurement plan will provide a summary of the procedures, plans, and execution methodologies to be used by Bechtel for procuring Equipment, materials, goods and services within the scope of the Phase 2 Project (the “Project Procurement Plan”).

4.5.2 Project Procurement Plan

Bechtel shall produce a Project Procurement Plan for review by Company within ninety (90) Days after Notice to Proceed, and Company will provide review comments within ten (10) Working Days after receipt.

•	Inspection

•	Expediting

•	Supplier quality reports

•	Technical requirement compliance

•	Material control, marking, and certification

•	Packing, consolidation, importing

•	Transportation, handling, and storage

•	Warranties and guarantees

•	Vendor servicemen

4.5.3 Local Suppliers

Bechtel shall give due consideration to local companies to provide materials and services, provided they are competitive in terms and price, proven quality, experience, expertise, service and delivery. The procedures shall indicate how Bechtel intends to ensure appropriate consideration of local suppliers.

4.5.4 Inquiries

Bechtel shall ensure all inquiries request sufficient information to support a complete commercial and technical evaluation, including nearest parts and service location. Inquiries shall be issued to vendors/contractors on the approved contractors’ list. A sufficient number of qualified suppliers/subcontractors shall be invited to bid to ensure receipt of at least three (3) bona fide bids for reimbursable purchases unless otherwise agreed by Company.

Bechtel shall prepare all inquiries to insure that the inquiry documentation is comprehensive and complete with all Drawings so that competitive bids received will require a minimum amount of conditioning.

4.5.5 Bid Evaluations

Bechtel shall issue a complete technical and commercial bid evaluation with recommendations for award to Company for review and agreement, prior to any award. Company technical and administrative personnel will work with Bechtel’s staff in bid evaluations for all purchases of Equipment and other items.

4.5.6 Purchase Orders

Following agreement of the vendor list and bid evaluation, Bechtel shall issue a purchase order package to Company. Company will sign the purchase order, and Bechtel will send such purchase order directly to the Company Contractor (or Company Vendor).

4.5.7 Communications

Bechtel shall give Company in writing, at least ten (10) Working Days advance notice of proposed technical and logistics meetings and commercial negotiations. Company will indicate whether or not it will participate.

4.6 Welding

Bechtel shall prepare and/or review all welding procedures, non destructive evaluation procedures and non destructive evaluation reports including radiographs for compliance to applicable standards for welding and testing. All cryogenic stainless steel piping that contains flammable fluids, except drains and vents, shall have 100% radiographic testing of all circumferential welds. Cryogenic stainless steel piping that contains flammable fluids for drains and vents does not require radiographic testing of circumferential welds if operating pressure is less than 20% of specified minimum yield stress, otherwise it shall have 100% radiographic testing of all circumferential welds. Carbon steel piping that contain flammable fluids and operates above -20oF, except fuel gas piping, shall have radiographic testing of 30% of each day’s circumferential welds. Fuel gas piping shall be installed in accordance with NFPA 54.

Bechtel shall qualify all weld procedures, non destructive evaluation procedures, welder and non destructive personnel qualifications in accordance with ANSI B31.3 unless otherwise agreed by Company in writing.

5. COMPANY CONTRACTS AND BECHTEL SUBCONTRACTS

5.1 General

Bechtel shall engage Subcontractors as required to perform the Services.

5.2 Project Subcontract Plan

Bechtel shall produce a detailed Subcontract plan (“Project Subcontract Plan”) for review by Company within ninety (90) Days after Notice to Proceed. The Project Subcontract Plan will provide a summary of the procedures, plans, and execution methodologies to be used by Bechtel for bidding, evaluating, awarding, inspection, progress monitoring, technical requirement compliance, material controls, and expediting of Bechtel Subcontracts and Company Contracts.

5.3 Local Contractors

Bechtel shall give due consideration to local companies to provide materials and services, provided they are competitive in terms and price, proven quality, experience, expertise, service and delivery. The Project Subcontract Plan shall indicate how Bechtel intends to ensure appropriate consideration of local contractors.

5.4 Bid Packages

Bechtel shall be responsible for preparing and issuing bid packages or request for proposals for Subcontracts.

6. CONSTRUCTION

6.1 General

Bechtel shall produce a detailed construction plan (“Project Construction Plan”) for review by Company within ninety (90) Days after Notice to Proceed. Company will provide comments within ten (10) Working Days following receipt. The Project Construction Plan will provide a summary of the procedures, plans, and execution methodologies to be used by Bechtel for all management, controls, labor, supervision, consumables, tools, plant and Equipment necessary to construct, mechanically complete, test, and pre-commission the Phase 2 Facility. The Project Construction Plan will address the following:

•	Construction procedures

•	Phase I Interface Procedure

•	Policies, rules and regulations for:

•	HSE

•	Personnel identification

•	Access to Site

•	Firearms, drugs, alcohol, animals, etc.

•	Access Equipment

•	Construction Permits

•	Parking

•	Vehicular access

•	Personnel orientation

•	Construction plant and Construction Equipment

•	Construction methodology

•	Demolition

•	Scaffolding and access equipment

•	Temporary Facilities

•	Work force training

•	Industrial relations

•	Public relations

•	Security

•	Transportation of Equipment

•	Construction dock

•	Utilities, chemicals, lubricants

•	Construction communication procedures

•	First fills

•	Punchlists

•	Close out

•	Demobilization

6.2 Site Preparation

Bechtel shall be responsible for managing site preparation work by Company’s Soil Contractor including:

•	Removal of all vegetation

•	Soils improvement

•	Temporary and permanent roads

•	Top soil removal

•	Temporary and permanent drainage

6.3 Scaffolding and Access Equipment

Bechtel shall provide a safe means of access to the work on the Phase 2 Project at all times, including for purposes of inspections by Company. Scaffolding must be substantial and appropriately designed for the job. Bechtel shall keep adequate records to demonstrate a system of regular inspection of scaffolds, by appropriately qualified personnel. Records shall also be maintained of calculations performed for load bearing scaffolds. Tags with inspection, and expiration shall be prominently displayed on all scaffolding.

6.4 Craneage and Lifting Equipment

Bechtel shall only employ craneage and lifting equipment that has been tested and which are fit for purpose. All crane operators and riggers shall be adequately trained and must be able to demonstrate that they hold the appropriate certification. Bechtel shall keep records of tests and certification of all lifting equipment, craneage and operators employed in the Phase 2 Project work and Services. Bechtel shall comply with its internal rigging procedure MPT-4MP-T81-01903 for all lifting operations. Bechtel will submit rigging plans for lifts exceeding 50-tons, multiple crane lifts or lifts which are considered critical for review by Company or Company’s designee.

6.5 Medical Facilities

Bechtel shall provide provisions for suitable first-aid facilities which shall be available to all personnel at the Site, including those employed by Company, Company Contractors, Subcontractors and visitors.

The first-aid facilities, as a minimum, shall include a fully equipped first-aid room capable of treating injuries that can be anticipated on a construction site. Consideration shall be given for at least one qualified EMT or nurse on duty during the hours when construction work is in progress at the Site. Bechtel shall also provide a program of training for first-aid personnel among the workforce and establish an emergency response team, drawn from the medical and workforce first-aid personnel, to deal with serious on Site accidents.

Bechtel shall produce for review by Company within thirty (30) Days after Notice to Proceed, a plan detailing how emergency medical treatment will be administered. Such plan shall take into account capabilities of local hospital and medical facilities.

6.6 Sanitation

Bechtel shall provide adequate washing and latrine facilities for its workforce and for visitors permitted on the Site. These facilities shall be cleaned, disinfected, stocked with supplies and maintained regularly at all times and the disposal of sanitary waste shall conform to statutory requirements.

6.7 Housekeeping

Bechtel shall provide suitable receptacles and services to ensure that all scrap materials, debris and spoil generated by Bechtel’s construction activities, are collected regularly and properly disposed of. Disposal of such materials outside the Site shall be to a properly licensed land fill or environmental waste subcontractor, in accordance with Applicable Law and Permits.

As soon as practicable after the completion of all Punchlist items, Bechtel shall remove all Construction Equipment, construction trailers and other temporary facilities, and all other items brought onto the Site by Bechtel, Subcontractors or Sub-subcontractors which are not the property of Company, and remove from the Site and properly dispose of all scrap materials, debris and spoil. Bechtel shall allow all temporary construction laydown areas to naturally revegetate, unless such areas are designated for wetland mitigation or other use by Company that does not require such restoration.

6.8 Temporary Facilities

Until Provisional Acceptance of all Systems, Bechtel shall provide all temporary facilities necessary for performance of the Phase 2 Project work and Services. All temporary buildings, piping, cabling, communications equipment, storage facilities, fencing, gates, gas detection equipment, utilities, and the like shall be removed on Provisional Acceptance of all Systems.

6.9 Health, Safety and the Environment (HSE)

Within thirty (30) days after Company’s issuance of NTP, Bechtel shall deliver to Company for its review the Health, Safety and Environmental (“HSE”) plan which shall include the following sections:

•	Project Outline, Scope and Project Organization

•	Action Register

•	HSE Interface Meetings

•	Define Roles and responsibility

•	Organization Charts Showing the HSE Organization and its Interfaces

•	Environmental Plan

•	Waste Management Plan

•	Construction Environmental Control Plan

•	Construction HSE Plan

•	Traffic Management and Transportation Plan

•	HSE Deliverables

•	Project HSE Implementation Schedule

•	Interface with FERC and permitting agencies through Company

6.10 Industrial Relations

Bechtel shall prepare and provide to Company within ninety (90) Days following Notice to Proceed, its policies and plans for managing industrial relations at the Site, for review by Company. Such policies and plans shall cover working hours, right to work policies, working patterns, shifts, disputes procedure, welfare facilities (catering, sanitary, wet weather gear, protective clothing etc.), training, wet weather working, holidays and any other relevant matters.

Bechtel shall report all disputes or potential disputes involving Bechtel’s or Subcontractors’ employees to Company Representative as soon as practicable after they occur. Bechtel will be expected to take a pro-active role in managing industrial relations among such employees at the Site.

6.11 Site Security

Bechtel shall be responsible at all times for security at the Phase 2 Site until Provisional Acceptance of all Systems. Adequate fencing and security devices shall be provided and maintained to prevent unauthorized access to the Phase 2 Site and theft or damage. Bechtel shall employ sufficient security personnel to police the Phase 2 Site entrances, perimeter fencing and secure areas at all times and to carry out random searches of vehicle arriving or leaving the Phase 2 Site. Adequate security lighting of the Phase 2 Site shall be provided.

Bechtel shall prepare within thirty (30) Days after Notice to Proceed a security plan for the Phase 2 Site for review by Company, that shall address measures related to access to the Phase 2 Site by Company, Bechtel, Subcontractors, Sub-subcontractors and third parties, personnel identification, enforcement and compliance by all such Persons with the Phase 2 Site security policy. Bechtel shall be responsible for implementing, including monitoring of compliance with and enforcement of, such security plan.

6.12 Phase 2 Site Materials Handling, Control and Preservation

Bechtel shall utilize their Standard Policies and Procedures for all items of Equipment delivered to Phase 2 Site which will include, unless otherwise specified in Company Contracts:

a.	Receipt of all items delivered to the Phase 2 Site, including unloading, unpacking, inspection, storage and protection of same;

b.	Record and document any damage during shipping and follow-up for repairs and/or replacement;

c.	Ensure that all materials are used correctly and no materials are substituted without Bechtel’s agreement;

d.	Safekeeping, in accordance with the vendor’s/manufacturer’s guidelines/instructions for preservation of all Equipment on Phase 2 Site and ensuring that all materials are marked as being provided for the Phase 2 Project;

e.	Establishing and maintaining an adequate security system to control access to Equipment storage sites and prevent theft or other loss;

f.	Maintain records and account for all Equipment delivered and installed, and the remaining surplus and scrap for all Equipment;

g.	Maintain and provide to Company upon request a critical items delivery report (“Procurement Status Report”), for Major Equipment and other critical items required for the Phase 2 Project;

h.	Development and implementation of a materials handling methods procedure for the movement of all Major Equipment and materials; and

i.	The inspection, care, preservation, and maintenance of materials and equipment.

6.13 Material Control Procedure

Bechtel shall implement strict material control throughout all phases of the Phase 2 Project. Bechtel shall submit to Company for review within ninety (90) Days after Notice to Proceed, its proposed material control procedures for inclusion in the Project procedures manuals, which shall include Bechtel’s plans and procedures for the use of appropriate computer systems to manage material control and to provide Company with periodic status reports regarding the control of Equipment, and it shall submit its procedures for these systems for Company review.

6.14 Material Marking

All Equipment arriving on Phase 2 Site shall be inspected by Bechtel to ensure that it is marked according to Project requirements, and purchase order instructions. The marking of each item will act as a cross-reference to associated documentation, Drawings and work scope.

6.15 Construction Utilities

6.15.1 Hydrotest water

Company shall provide about 200,000 m3 of hydrotest water of suitable quality per API 620, Appendix Q, within 4000 feet of the Tanks. Provision of and payment for Tank hydrotest water is the responsibility of Company. Upon completion of the hydrotest the water shall be returned to Company within 4000 feet of the Tanks.

6.15.2 Electrical

Company shall be responsible for provision of temporary building power from existing local power source. Bechtel and Company Contractors will provide all necessary construction power by diesel generators during construction until Provisional Acceptance of all Systems.

6.15.3 Potable Water

Bechtel shall provide potable water and ice for the Phase 2 Site use, and ensure that a safe and plentiful supply of potable water and ice is available for all activities on the Phase 2 Site until Provisional Acceptance of all Systems. The water and ice for human consumption shall be of suitable quality.

6.15.4 Air

Until Provisional Acceptance of all Systems, Bechtel shall provide instrument air for testing and operation and compressed air suitable for construction, testing and drying and any other purposes required in connection with performance of the Phase 2 Project work and Services.

6.15.5 Nitrogen

Until Provisional Acceptance of all Systems, Bechtel shall provide all nitrogen as required for construction, testing, drying, purging and commissioning, including the Tanks. Nitrogen for testing, drying, purging and commissioning shall be derived from liquid Nitrogen.

6.15.6 Fuels, Lubricants & Service Fluids

Until Provisional Acceptance of all Systems, Bechtel shall provide all necessary fuels, lubricants, catalysts, and service fluids required for all Equipment, except that Company will supply Natural Gas for startup of the gas turbine generators and operation until Cool Down of Tank 1. Suitable temporary storage of fuels, lubricants, and service fluids shall be provided including secondary containment where required.

6.16 First Fill Materials

Bechtel shall supply and install all first fill lubricants, chemicals, packings, distilled/deionized water. First fill materials shall be stored in accordance with the manufacturer’s instructions. Bechtel shall provide SCV water, diesel fuel, caustic soda and lubricating oils from date of first fill, including changes and replenishments, until Ready for Handover.

6.17 Construction Management

Bechtel will assist in procuring and will manage the full Phase 2 work including the work of Company Contractors, on behalf of the Company.

Responsibilities include the overall coordination and overall integration of the Phase 2 scope of work for the Phase 2 Project, including interfaces between Bechtel Subcontractor’s and Company Contractors; assistance as requested by Company, to support the Company’s co-ordination with other contractors or authorities outside the scope of this Agreement, with Bechtel providing assistance as requested by Company; ensure that the Phase 2 work is managed, progressed and completed in accordance with the schedule for the Phase 2 Project, with due expedition of all Phase 2 Project contracts; maintain an effective Bechtel presence, as required, through accomplishment of acceptance of work and as required under this Agreement during the warranty period; and implement sound and effective management procedures for the control, co-ordination and reporting of Bechtel’s activities and those of the Company Contractors during the execution of the Services and the Company Contractor work.

7. QUALITY MANAGEMENT

7.1 Quality Assurance Requirements

Bechtel shall provide an integrated quality management group to operate the quality assurance, quality control and certification functions of the quality management system. The quality management group shall be independent from Bechtel’s construction, procurement and scheduling activities.

7.2 Project Quality Plan

Bechtel shall produce a detailed Phase 2 Facility-specific quality assurance and inspection plan (“Project Quality Plan”) for approval by Company within sixty (60) Days after Notice to Proceed. Company will notify Bechtel within ten (10) Working Days after receiving the Project Quality Plan whether Company approves such plan, and if it does not approve the plan, will provide comments to Bechtel within such 10-Business Day Period, concerning those provisions which require changes in order for Company to approve the Project Quality Plan. The Project Quality Plan shall define the Bechtel organization and responsibilities of the quality management group personnel and shall detail the procedures Bechtel intends to use to manage and control those aspects of the work which may affect the quality of the completed Phase 2 Facility.

The Project Quality Plan shall meet the requirements of Section 3.18 of the Agreement, and be based on Bechtel’s standard quality assurance procedures, and shall cover the following information:

1.	Project quality policy

B.	Project quality objectives

C.	Management responsibilities and duties of all key QA personnel

D.	Quality assurance and quality control organization

E.	A list and status of the procedures that will be employed on the Project. Program of internal, supplier, and Subcontractor audits

Documentation and certification control

Control of nonconforming products or processes and corrective actions

Design validation

Material traceability for all cryogenic materials.

8. COMMISSIONING AND START UP

8.1 General

Commissioning and start up will be the responsibility of the Company. If requested, Bechtel will provide resources to support the activities on a seconding basis as indicated in the Agreement.

8.2 Operating and Maintenance Manuals

No Operating and Maintenance Manuals will be required from Bechtel. If requested, Bechtel will provide resources to support the activities on a seconding basis as indicated in the contract.

8.3 Performance Tests

No Testing will be required by Bechtel. If requested, Bechtel will provide resources to support the activities on a seconding basis as indicated in the contract.

8.4 Operating Tests

No Operating Tests will be required by Bechtel. If requested, Bechtel will provide resources to support the activities on a seconding basis as indicated in the contract.

9. PROJECT CONTROL

9.1 General

Bechtel shall plan and program the Phase 2 Project work and its resource requirements in accordance with the requirements of the Project Schedule. The project estimate and plan is based on the following milestones:

• Notice to Proceed	July 2006
• Construction Start	July 2006
• Issue Soils Improvement Contract	July 2006
• Mobilize LNG Tank Contractor	August 2006
• Award SCV’, AAV’s & GTG	October 2006
• Mobilize Piling Subcontractor	December 2006
• Issue Control Estimate	December 2006
• First Structural Steel Delivery	April 2007
• Start Foundation work	April 2007
• Delivery of First SCV to site	December 2007
• Turnover GTG to Cheniere	October 2008
• Final Acceptance	August 2009

9.2 Project Controls Plan

Bechtel shall produce a detailed Project controls plan (“Project Controls Plan”) for review by Company within sixty (60) Days after Notice to Proceed. Company will provide comments within ten (10) Working Days. The Project Controls Plan shall detail the procedures Bechtel to be used by Bechtel to maintain the scheduling, control, progress, Change Order control, and reporting of all activities required to ensure that Provisional Acceptance of all Systems is achieved.

9.3 Program Reporting - Planning Network

The Phase 2 Project work shall be planned, managed, monitored and controlled by use of an integrated critical path network planning system, derived from a work breakdown structure (“WBS”).

9.4 CPM Schedule

Bechtel shall produce a critical path method schedule that will be the reference schedule for the duration of the Phase 2 Project unless revised at the request of Company. The schedule shall be the Phase 2 Project baseline plan comprising a control network detailing all activities to be completed in a logical sequence and being in sufficient detail to identify key activities and restraints, interdependencies, interrelationships and resources required to control the Phase 2 Project.

The schedule shall:

Be consistent with the anticipated dates for completing Phase 2 Project work and Services;

Represent Bechtel’s best judgment as to how the Phase 2 Project work and Services will progress and be completed in a timely manner;

Be a detailed graphic representation of all significant aspects of the Phase 2 Project work and Services, showing Bechtel’s plans for performance of the Phase 2 Project work and Services;

Comply with GECP;

Indicate a level of detail sufficient for Bechtel to plan, organize, direct, coordinate, perform and execute the Phase 2 Project work and Services, and for Company to monitor the progress of the Phase 2 Project work and Services;

Include separate activities for each significant portion of the Phase 2 Project work and Services including activities for engineering, procurement, construction and pre-commissioning;

Show the duration, start dates, and finish dates for each activity;

Show activity number, activity description, and responsible Person (i.e., Bechtel, Company Contractor, Subcontractor, or Sub-subcontractor) for each activity;

Reflect logical relationships between activities with a reasonable duration for each activity, and show an uninterrupted critical path from the NTP to the anticipated dates for Provisional Acceptance of all Systems; and

Indicate all Phase 2 Project milestones for measuring progress of the Phase 2 Project.

Bechtel shall until Provisional Acceptance of all Systems develop and maintain systems and procedures for the measurement of progress against the schedule. Bechtel shall measure progress based on actual Phase 2 Project work and Services completed.

9.5 Meetings; Weekly Progress Meetings; Minutes

Periodic meetings shall be held as required for the purpose of keeping Company fully informed of all aspects of the Phase 2 Project, and for reviewing execution plans, technical or financial concerns, progress status and scheduling of the Phase 2 Project work and Services, remedial actions, quality concerns, safety concerns, interfaces, and Company and Bechtel plans for resolving issues.

Commencing at NTP, weekly progress meetings will be held between Company’s Representative or his designee, and any other Persons designated by Company, and Bechtel’s Key Personnel at the appropriate Site location, or as agreed by the Parties, Company or Bechtel home office. Company and Bechtel shall agree on dates, standardized reports and agenda for such meetings well in advance as the Phase 2 Project demands.

Minutes of all progress-related meetings (including weekly and monthly progress meetings) shall be prepared by Bechtel (unless otherwise agreed by Company) and sent to Company in electronic format within five (5) Working Days following the meeting. The contents of the minutes shall be subject to review at the next weekly progress meeting. The format for the preparation of the minutes shall be mutually agreed. The minutes as a minimum should include decisions made, action item responsibilities and action dates and the results of assigned actions outlined in the previous minutes and shall be distributed to all attendees, Company Representative, and in accordance with the document distribution matrix, to be developed during the Phase 2 Project execution.

9.6 Monthly Progress Reports

Commencing with NTP, Bechtel shall provide a written Monthly Progress Report to Company no later than ten (10) Days after the end of each Month, and the Monthly Progress Report shall cover activities up through an agreed cut off date in the Month preceding the Month in which the Monthly Progress Report is issued. Bechtel shall provide Company with the number of copies of such reports and shall arrange for the distribution thereof as Company may reasonably request.

Commencing with NTP a progress meeting shall be held each Month by Bechtel at the Site or at an alternate site mutually agreeable to Company and Bechtel and at a mutually agreeable time, for the purpose of reviewing with Company the Monthly Progress Report issued during such Month.

Bechtel shall provide Monthly Progress Reports in a form reasonably acceptable to Company which will indicate, at a minimum:

•	Narrative summary of progress

•	A description, as compared with the Phase 2 Project schedule, of engineering, procurement, construction and pre-commissioning status including actual percentage complete versus planned percentage complete, document status, significant activities accomplished during the reporting Month, significant activities planned for the current Month and estimated dates on which RFH and Provisional Acceptance of all Systems shall be achieved

•	Summary of milestones planned and actually completed

•	Change Orders pending and approved

•	Summarize Trends pending and approved

•	Description of any problems (including any occurrence of which Bechtel is aware that could reasonably be expected to increase the cost of the Phase 2 Project or delay Provisional Acceptance of all Systems) and summary of plans for resolution

•	A description of the status of the Permits, including the dates of applications submitted or to be submitted and the anticipated dates of actions by Governmental Instrumentalities with respect to such Permits

•	A description of reportable environmental, health and safety incidents as well as any unplanned related impacts, events, accidents or issues that occurred during the reporting period

•	A description of all safety and security issues

•	A description of quality assurance activities

•	Progress photos showing representative portions of the Phase 2 Site and the progress of the Phase 2 Project, including completed milestones, with a description of the photograph and the date taken

•	All applicable information reasonably required by FERC and other Governmental Instrumentalities

9.7 Quarterly Executive Progress Reports

Commencing at NTP, within fifteen (15) Days after the end of each quarter, Bechtel shall provide Company an executive progress report (“Executive Progress Report”) suitable for presentation to Company’s executive management and shareholders in a form reasonably acceptable to Company. These reports will be presented to Company and discussed at a progress meeting to be held between Bechtel’s Key Personnel and Company’s Representative or his designee and any other Persons designated by Company, every four Months. The Executive Progress Reports will include:

•	Narrative summary of progress

•	Update of the status of the Phase 2 Project

•	Progress photographs and other illustrations

•	Description of any problems and summary of plans for resolution

10. CONTRACTOR INTERFACES

10.1 FERC Activities – Division of Responsibility

Company is required to provide regular reports and other information to the FERC during design, construction, and operation of the LNG Terminal as outlined in FERC Authorization, and in the Code of Federal Regulations (CFR), Title 49 – Transportation; Part 191 – Transportation of Natural and Other Gas by Pipeline; Annual Reports, Incident Reports, and Safety Related Condition Reports, and Part 193 – Liquefied Natural Gas Facilities: Federal Safety Standards. The Facility will also be subject to regular inspections by FERC staff, and continuous monitoring by inspectors providing reports to FERC. Bechtel shall assist Company for interfaces with FERC, including as specifically noted in the Division of Responsibility Matrix below:

FERC Activity	Company	Bechtel	Remarks
FERC Permit overall responsibility	P	S

FERC communication/ questions/ clarifications/ data request/ follow up items	P	S	Bechtel will participate in FERC scoping and cryogenic review meetings to support Company as required.

FERC coordination during Project execution	P	S

Department of Transportation (“DOT”) drug testing program during construction.	S	P

FERC compliance and inspection during Project execution	P	S

(a) Company’s Monthly Report

(b) Environmental inspector’s weekly reports concerning construction activities;

(c) ©Provide required Project data

(d) Update FERC permit data

(e) FERC technical reviews and occasional meetings

(f) FERC witness of tests such as Tank foundation, hydro test, startup and commissioning etc.

(g) Address FERC inspection and compliance issues

Submit final report to FERC	P	S

Obtain FERC Authorization	P	S	The FERC Authorization is required to site, construct and operate the Facility.

FERC’s authorization to commence operation	P	S

Start-up and commissioning coordination with FERC	P	S	Company responsible for LNG supply, shipping and logistics, and Export Pipeline.

FERC Activity	Company	Bechtel	Remarks
FERC requirement for Project Books and Records to be maintained three years after Final Completion	P	Note 2	Note 2 - Bechtel to turn over Project records at the earlier of expiration of the Defect Correction Period or termination of the Agreement.

Legend:

P = Primary responsibility

S = Support as required

NA = Not applicable

10.2 FERC Required Reports

Company is required to provide regular reports and other information to the FERC during design, construction, and operation of the Facility. The Facility will also be subject to regular inspections by FERC staff, and continuous monitoring by inspectors providing reports to FERC. Bechtel shall assist Company with all interfaces with FERC as requested during the course of the project.

10.3 Requirements of Department of Homeland Security

Bechtel will support Company by providing any information needed in order for Company to meet these requirements.

10.4 Vessel Security Plan

Bechtel will support owner by providing any information needed in order for Company to meet these requirements.

10.5 Existing Well

An existing operating gas well is currently located on the Site. Bechtel shall at all times avoid interfering with the operation of the well and any related pipelines and facilities, and shall provide reasonable access to the operator of the well or pipeline for maintenance and other purposes.

10.6 Environmental Mitigation

Company is responsible for wetlands mitigation required by Permits, Applicable Law or Governmental Instrumentalities to be performed on or off the Site. Subject to Applicable Law and Permits, it is anticipated that most such mitigation will take place after the majority of construction by Bechtel has been completed. Bechtel shall cooperate to ensure the mitigation is accomplished expeditiously and with minimum interference.

10.7 WT Property

Company is required to provide access to the owner of the WT property located at the southeastern corner of the Site. Such access can be by appointment only. Bechtel, Subcontractors, Sub-subcontractors, and any Persons for which they are legally responsible, shall not trespass upon the WT property for any purpose.

11. BECHTEL DELIVERABLES

11.1 Document Formats

Bechtel shall provide engineering, procurement, construction and operating and maintenance documentation for all aspects of the Phase 2 Project work and Services. Documents developed by Bechtel and Major Subcontractors shall conform to the following:

1.	Bechtel shall use industry standard 2D and/or 3D computer aided drawing systems (CAD). All final 2D CAD Drawing files generated by Bechtel must be compatible with 2D AutoCAD format. File levels (layers) of drawing attributes shall be retained in the original level structure and intelligence, wherever practical.

2.	Software used for word processing shall be Microsoft Word.

3.	Software used for spreadsheets shall be Microsoft Excel.

4.	Hand-written documentation shall be minimized.

5.	All documents shall be produced in a clear readable and reproducible manner.

6.	Each page of the document shall carry the document number, revision, and a sequential page number.

7.	Software used for scheduling shall be compatible with Primavera or Microsoft Project.

8.	Databases shall be compatible with Microsoft Access or Oracle.

11.2 Progress Reviews

During the development of the Drawings and Specifications, Bechtel shall provide Company with reasonable opportunity to perform reviews of the design and engineering in progress. Such reviews may be conducted at Bechtel’s office located in Houston, Texas or at any of its Subcontractor’s offices. The reviews may be of progress prints, computer images, draft documents, working calculations, draft specifications or reports, Drawings, Specifications or other design documents as agreed to by Bechtel and Company. The Parties acknowledge that any Company comments/instructions to Bechtel during such reviews will be documented by Bechtel. Final approval of owner’s comments/instructions will be given to contractor by Company Project Manager.

11.3 Documents for Company Approval

In addition to any other documents which Bechtel is required by the other provisions of the Agreement to provide for Company’s approval, Bechtel shall submit copies of the following document, Drawings and Specifications to Company for formal review, comment, and approval.

•	Process flow diagrams (PFDs) with heat and material balances

•	Piping and Instrument Diagrams (P&IDs)

•	HAZOP reports

•	Plot plans

•	Equipment location plans

•	Equipment lists

•	Equipment data sheets

•	Equipment Specifications

•	Acceptance test procedures for all Major Equipment and packages.

•	Recommended spare parts lists

•	Complete commercial and technical evaluation

•	Electrical one-line diagrams

•	Piping layouts (from the 3D model)

•	Bidders lists

•	Electrical area classification drawings

•	Building layouts

•	Material selection guide

11.4 Documents for Company Review

In addition to any other documents which Bechtel is required by the other provisions of the Agreement to provide for Company’s review, Bechtel shall submit copies of the following documents, Drawings and Specifications to Company for review and comment. These documents are not subject to Company approval; however, Bechtel will consider all Company comments. In addition, Company may select other documents with the agreement of Bechtel.

a.	Piping Specifications

b.	Underground piping plans

c.	3-D model

d.	Minutes and reports of HAZOP reviews and management of change reviews

e.	Minutes and reports of safety integrity level (SIL) meetings

f.	Key plans

g.	Standard detail Drawings

h.	Corrosion control Specifications

i.	Painting and coating Specifications and charts

j.	Insulation system Specifications

k.	Technical evaluation for all materials and Equipment

l.	Factory acceptance test reports

11.5 Review Periods

Company shall have up to ten (10) Working Days from its receipt of the documents listed in Sections 1.3 and 1.4 above, to issue to Bechtel written comments on such documents, Drawings and Specifications. Company will annotate the Drawings and Specifications as appropriate and return to Bechtel. In the event that Company disapproves the Drawings or Specifications, Company shall provide Bechtel with a written statement of the reasons for such rejection within the time period required for Company’s response, and Bechtel shall provide Company with agreed to revised and corrected Drawings and Specifications as soon as possible thereafter. Bechtel shall report on Company’s Drawing Review status on a weekly basis.

11.6 Record Drawings and Specifications

Bechtel shall deliver to Company the documents, Record Drawings and Specifications listed below. All Record Drawings shall be provided in their native formats. Scanned documents, “.pdf”, and other non-editable formats are only acceptable for Subcontract (including Supplier) records where Bechtel can not obtain the native format, or where approved as an exception by Company.

Record Drawings and Specifications shall be handed over in hard copy printed format, and in electronic format by compact disks (CDs). CD’s shall have a specific index of CD contents on each CD in “Document Register” format that includes the document number, title and revision. CD’s shall be organized in a logical structure by discipline. A master index shall be prepared to detail the contents of all handover CD’s listed by CD number and contents.

Record Drawings shall be inclusive of all design changes and field changes made up to Provisional Acceptance of all Systems with “Record Drawing” in the revision block or with an as-built stamp. Vendor prints to be review Code 1 (work may proceed) or Code 4 (Review not required work may proceed). Hand annotations on CAD prepared Record Drawings and Specifications are not permitted.

a.	Piping and Instrument Diagrams (P&IDs)

b.	Plot plans

c.	Underground plans

d.	Electrical area classification Drawings

e.	One-line diagrams

f.	Start up, operating and maintenance manuals

g.	Vendor data books

11.7 Turnover Documents

Bechtel shall deliver to Company the turnover documents listed below. All turnover documents shall be provided in their native formats; however turnover documents may contain clearly legible hand annotations if necessary provided a scanned or “.pdf” files of the annotated document is also provided along with the native file. Scanned documents, “.pdf”, and other non-editable formats are acceptable for Subcontract (including supplier) records where Bechtel cannot obtain the native format, or where approved as an exception by Company.

Turnover documents shall be handed over in hard copy printed format, and in electronic format by compact disks (CDs). CD’s shall have a specific index of CD contents on each CD in “Document Register” format that includes the document number, title and revision. CD’s shall be organized in a logical structure by discipline. A master index shall be prepared to detail the contents of all handover CD’s listed by CD number and contents.

Turnover Documents shall be the last revision issued by Bechtel

a.	Process flow diagrams (PFDs) and heat and material balances

b.	Equipment location plans

c.	Key plans

d.	Cabling plans

e.	Piping Specifications

f.	Painting and insulation summaries

g.	Building layouts

h.	Equipment data sheets

i.	Material selection guide

j.	Quality records and certification documentation

k.	Tie-in Drawings

l.	Equipment list

m.	Instrument list

n.	Line list

o.	Punch Lists (if any)

Schedule A-2

DESIGN BASIS

The Design Basis consists of the following items, plus the bases of design, technical parameters and Specifications contained in the other provisions of Attachment A.

Company shall be responsible for the information designated below as “Rely Upon”. Subject to the requirements of Section 4.8 of the Agreement, items listed as “Rely Upon” are considered to be part of the Design Basis. Bechtel is entitled to rely upon the specific information provided or to be provided by Company for the items designated as “Rely Upon”; however, Bechtel shall be obligated to take such information into account and to perform all relevant portions of the Phase 2 Project in accordance with such information.

Items designated below as “Design Reqt” are design requirements which define some of the specifications, philosophies, selections, results, data or other information that have been developed prior to the Contract Date. These design requirements must be complied with unless modified by Company during the Phase 2 Project.

	Item	Design Basis	Remarks	Design Req’t	Rely Upon
1	General

1.1	Required daily Sendout Rate, annual average	1400 MMscfd	Bechtel is not obliged to guarantee the annual average Sendout Rate		Yes

1.2	Installed Capacity	1440 MMscfd based on Trinidad LNG	Running installed spares, provided pressure drops permit.	Yes

1.3	Installed spare availability	Electrical systems and control systems must have sufficient capacity to operate all connected Equipment.	The sendout capacity with all spares operating cannot be guaranteed, but if the Equipment is up, LNG is available, and the Export Pipeline can take the gas, this capacity should be available.	Yes

1.4	Design Natural Gas Sendout Temperature	40 F (4.4 C) minimum measured at vaporizer outlet		Yes

1.5	LNG Mol. Wt.	17.1 - 18.9 To include the leanest of the lean and the richest of the rich for the Atlantic Basin (including Middle East)	See Section 1.13 below		Yes

1.6	Source of LNG	Assume Trinidad, West Africa plus spot market which could be from any source in the Atlantic Basin, including Middle East.	See Section 1.13 below		Yes

1.7	Battery limit Natural Gas pressure requirement	1440 psig at Design Sendout Rate downstream of Master Meter	At battery limit	Yes

1.8	Sparing philosophy	N+1 philosophy for all major equipment (booster pumps, vaporizers) includes one installed spare SCV and Sendout Pump shared between Phase 1 and 2.	Each piece of Equipment must be able to be isolated for maintenance. See Section 1.9 below.	Yes

1.9	Manual Isolation	Be able to safely isolate every piece of Equipment (booster pump/SCV train considered as one unit).	Double block and bleed for all (liquid) LNG lines and vapor over 50 psig.	Yes

1.10	Venting	No venting allowed under normal operations. Small purge of N2 allowed. Maintenance vents, drains allowed. The primary purpose for this vent is emergency venting of Natural Gas to a safe location (as required by code).	This vent is NOT to be used as a flare. There may be times the vent is ignited by static electricity or lighting, therefore, the tip needs to be specified with flare materials. Fire suppression (using N2 plug flow) to be supplied.	Yes

	Item	Design Basis	Remarks	Design Req’t	Rely Upon
1.11	BTU control	No BTU Control system will be provided	Removable spool is shown on P&ID.		Yes

1.12	Design Life (subject to Article 12 of the Agreement)	25 years		Yes

1.13	LNG specification range	Equipment sizing based on rich case and lean case for all LNG from the Atlantic Basin and the Middle East. Equipment must be designed on the most stringent LNG based on the four LNG Specifications provided.	Although determination of LNG specification range is Company’s responsibility, Bechtel shall be responsible for appropriate sizing of Equipment based upon the LNG. compositions specified below		Yes

	Component	Lean Feed	Rich Feed		Yes

		(mole %)	(mole %)		Yes

	Supply source	Trinidad	NLNG		Yes

	N2	0.05	0.137		Yes

	CO2	0	0		Yes

	C1	94.75308	89.342		Yes

	C2	3.550116	5.322		Yes

	C3	0.916118	3.357		Yes

	i-C4	0.340988	0.731		Yes

	C4	0.339701	1.1		Yes

	i-C5	0.05	0.011		Yes

	C5	0	0		Yes

	C6	0	0		Yes

	C7-plus	0	0		Yes

	Total	100	100		Yes

	Density [kg/m3]	441.6	466.4		Yes

	Mol weight	17.1	18.5		Yes

	HHV [Btu/Scf] (1)	1067	1142		Yes

	LHV [Btu/ Scf] (1)	963	1032		Yes

(1) Standard conditions for US are 60 F and 14.7 psia					Yes

	Item	Design Basis	Remarks	Design Req’t	Rely Upon
	Supply source	Algeria Unknown Facility	Unknown Facility B		Yes

	N2	1.4	0.43		Yes

	CO2	0	0		Yes

	C1	89.8	84.56		Yes

	C2	6	10.93		Yes

	C3	2.2	3.21		Yes

	i-C4	0.3	0.47		Yes

	C4	0.3	0.38		Yes

	i-C5	0	0.02		Yes

	C5	0	0		Yes

	C6	0	0		Yes

	C7-plus	0	0		Yes

	Total	100	100		Yes

	Density [kg/m3]	464.4	475.9		Yes

	Mol weight	17.92	18.90		Yes

	HHV [Btu/Scf] (1)	1088.0	1157.0		Yes

	LHV [Btu/ Scf] (1)	982.7	1046.5		Yes

(1) Standard conditions for US are 60 F and 14.7 psia					Yes

1.14	Equipment for Startup	Facility will be designed to allow start up when the first Tank is ready along with its associated piping and facilities.		Yes

1.15	Cool Down assumptions	Assume Cool Down with LNG (not LN2).		Yes

2	Emergency Issues

2.1	Three Emergency Shutdown interlocks to be provided	ESD-1	Ship unloading shutdown: LNG transfer will stop in a quick, safe, and controlled manner. All connections remain as is, all ship LNG transfer pumps shutdown. Manually activated by ship or the Facility, automatically activated by large unloading arm movement, HHLL in Tank or high pressure in Tank. Confirm during HAZOP review	Yes

2.2		ESD-2	Ship unloading shutdown and disconnection of unloading arms with minimum LNG spillage. Manually activated by ship or the Facility, automatically activated by gross unloading arm movement. ESD-1 has activated. Confirm during HAZOP review	Yes

2.3		ESD-3	Facility vaporization shutdown and isolation of all vaporization trains. Manually activated. Ship unloading mode is unaffected. Confirm during HAZOP review	Yes

	Item	Design Basis	Remarks	Design Req’t	Rely Upon

4	Site Description

4.1	Wetlands	Delineation of wetlands is in the Army Corps of Engineers Permit	Company’s responsibility		Yes

4.2	NOx limitations	NOx emissions as defined in the Air Permit	Total NOx emissions classify Project a “major” source in Louisiana. This requires PSD permitting. No special NOx reduction measures are required downstream of the equipment		Yes

4.3	Land Available	As described in Attachment Y of the Phase 1 Contract Document. Sufficient land is available for Phase 2.	Company’s responsibility		Yes

4.4	Permanent Easement Availability	As described in Attachment Y of the Phase 1 Contract Document. No known restrictions on easements required for Phase 2.	Company’s responsibility		Yes

4.5	Access Roads, Bridges & Other Infrastructure	Initial access roads and related infrastructure established by Phase 1. Additional in-plant access roads will be installed in Phase 2.		Yes

4.6	Final Site Elevation (NAVD88)	As required for drainage and raised pads to protect Equipment and buildings from storm surge of 14.0 ft.	MSL=NAVD88 + 1.39’	Yes

4.6.1	Tank impoundment floor	High point elevation as required to meet the capacity required by 49 CFR 193. Same as Phase 1 LNG Tanks Impoundment floors.	Grading and drainage per code, sump will be below ground level. High ground water must be considered during design.	Yes

4.6.2	Improved areas	High point elevation as required for adequate drainage	Common grounds, administration building lawn		Yes

4.6.3	Process and pipeways	Bottom of pipe elevation = 14.0 ft. NAVD88 minimum.		Yes

4.6.4	Interfacility Roads and parking	2 feet minimum above natural grade elevations or final site elevation.	Asphalt surface	Yes

4.6.5	Buildings	Bottom of slab elevation = 14 ft. NAVD88 minimum.		Yes

4.6.6	Top of dike elevation	As required to achieve design capacity required by 49 CFR 193. Same as Phase 1	15 foot wide road at vehicle access areas along top of dikes on east and north side, 10 foot wide road on intermediate dike.	Yes

4.6.7	Tanks	On elevated piles, 3 ft air gap preferred.		Yes

4.7	Geotechnical Conditions	See the Geotechnical Reports	Most Equipment, buildings, and structures to be on pile foundations Dikes and roads will not be.	Yes

4.8	New roads	Yes, new in-plant access roads will be provided.		Yes

4.9	Natural land characteristics	Plant footprint shall limit impact to the land. Temporary construction laydown areas must be returned to its natural state.		Yes

4.10	Drainage	Original drainage patterns should be preserved as much as possible.		Yes

	Item	Design Basis	Remarks	Design Req’t	Rely Upon

4.11	Differential settlement	The engineering design shall be such that a six (6) inch differential settlement between pile-supported structures and adjacent non-piled facilities or fill/improved areas which may occur from Provisional Acceptance of all Systems through the expected lifetime of the Facility will not cause any Defects with normal monitoring and maintenance provided by Company.		Yes

5	Seismic Conditions

5.1	Basic Seismic Design to be per ASCE 7 and NFPA 59A.	See ABS Consulting report in Resource Report 13 for more details		Yes

5.2	Operating Basis Earthquake (OBE)	OBE Peak Ground Acceleration = 0.03g, OBE spectral acceleration at 1-second period is 0.03 g			Yes

5.3	Safe Shutdown Earthquake (SSE)	SSE Peak ground Acceleration = 0.05g, SSE spectral acceleration at 1-second period is 0.06 g			Yes

6	Climatic Data

6.1	Design Ambient Temperature	Minimum: 14 deg F; Maximum 90 deg F	No heat tracing required for freeze protection		Yes

6.2	Maximum Design Barometric Pressure Change	0.295 inches of Hg/hr (10 mbar/hr)			Yes

6.3	Maximum Design Wind Speed	150 mph (67.1 m/s) sustained.	Special wind speed requirement per CFR, Title 49, Part 193. Wind design to otherwise conform to ASCE-7, exposure C, I=1.0.		Yes

6.4	Maximum Rainfall in 24 hours , 100 year storm event	13.3 inches per hour for 100 year storm	49 CFR requires water removal rate at 25% of the collection rate from a 10 year frequency and one hour duration rainfall.		Yes

6.5	Maximum Design Snowfall	Zero			Yes

7	LNG Storage Tanks

7.1	Type of Tank	Single containment on piles, no bottom or side penetration		Yes

7.2	Number of Tanks	Two total		Yes

7.3	Capacity (Gross)	169,600 m3	Tank Subcontractor to confirm.	Yes

7.4	Capacity (Working)	160,000 m3		Yes

	Tank OD	269 feet (82 meters)	Tank Subcontractor to confirm.	Yes

7.5	Minimum Heel	1 meter	Minimum level sets NPSH available for in-tank pump	Yes

7.6	Maximum Design LNG Density	30.5 lb/ft3 (489 kg/m3)			Yes

7.7	Minimum Design LNG Temperature	-265 F (-165 C)	Dependent on LNG composition. Set temperature based on Hysys simulation.		Yes

7.8	Maximum Internal Design Pressure	2.5 psig (172 mbarg)		Yes

7.9	Minimum dike height	Match Phase 1 top of dike.		Yes

	Item	Design Basis	Remarks	Design Req’t	Rely Upon

7.10	Support Piles	Piles required. See the Geotechnical		Yes

7.11	Maximum Tank Heat In-Leak Rate at 90 F (32.2 C)	0.05 vol%/day/tank (based on pure methane)	By calculation		Yes

7.12	Instrumentation Philosophy	Fully automatic as shown on P&IDs	Instrument and control philosophy will follow PHASE 1 guidelines.	Yes

7.13	Tank spacing	Per NFPA-59A	Refer to plot plan PDP-SK-25169-102-00016	Yes

7.14	Number of in-Tank pumps	3 pumps with one spare well in each Tank. Spare well is not piped or wired up. Foot valve is to be provided with each spare well.	Six in-Tank pumps installed in 2 Tanks.	Yes

7.15.1	Level control and safeguarding:	Level indicators provided to control limits of LNG level will be per NFPA 59A requirements.	Two automatic, continuous Tank level transmitters to be provided. In addition there is a high level switch installed. A level, temperature, and density transmitter will be supplied for density profiling. Redundant temperature profile indicators in annular space.	Yes

7.15.2			On low low flow (FALL), and high high motor current (IAHH) in Tank pumps are stopped automatically.	Yes

7.15.3			On high high level (LA/HH), the unloading operation is stopped by activation of ESD-1.	Yes

7.16.1	Pressure control and safeguarding:	Three pressure control loops to be provided	1. Absolute pressure control loop dedicated to BOG Compressor capacity control.	Yes

7.16.2			2. Pressure control loop (on gauge pressure) dedicated to the vent valve to relive high pressure (set just below PSV pressure).	Yes

7.16.3			3. Pressure control loop (on vacuum gauge pressure) dedicated to introduce Natural Gas from the Sendout Pipeline to prevent vacuum (set just above VSV pressure).	Yes

7.16.4			HP venting is controlled with 1 pressure transmitter at each Tank, with logic opening the vent based on the highest reading. LP vacuum breaker is controlled with same pressure transmitter at each Tank, logic opens the gas makeup based on the lowest reading. BOG capacity control is also controlled by same transmitter.	Yes

7.17	Tank shutdown	Two redundant ESD pressure transmitters	Two pressure (gauge) transmitters are dedicated to emergency shutdown (stop compressor on low pressure; stop unloading operation via an ESD-1 in case of high high pressure) . To be confirmed during HAZOP review	Yes

7.18	Impounding area	Yes, one per Tank with remote sump in each.	110% of full storage	Yes

7.19	Tank Startup	Facility will startup when the first Tank is cooled down	Confirm Whether or not the remaining Tank will be finished under hot-work permits. Positive Tank isolation is required.	Yes

	Item	Design Basis	Remarks	Design Req’t	Rely Upon

7.20	Tank Deluge system	Provide 3 water monitors on elevated posts (equal to dike height) pre-aimed for maximum coverage of Tank side. In addition, two (pressure boosted) monitors are located on top of the platform of each tank which can be aimed at the max radiation spots.		Yes

8	Ship Berths

8.1	Number of ships to unload simultaneously	Two at combined rate equal to maximum permitted by both LNG ship capabilities and procedures.	See 8.4 below		Yes

8.2	LNG ship size	86,500 m3 to 250,000 m3	For 250,000 m3 ship, length overall (LOA) = 344m, molded breadth (Bmld) = 54m, operating draft = 12 m, molded depth (Dmld) = 27m, length between perpendiculars (LBP) = 332 m.		Yes

8.3	Frequency of LNG Ship Unloading (average)	One every 1.5 days based on 138,000 m3 ship sizes.	Depends on size of ship. Larger ships will allow fewer loads.	Yes

8.4	Average Ship Unloading Rate	12,000 m3/hr through two (2) 30” unloading lines.	Does not change with number of ships unloading. Two ships can unload but at half the rate.	Yes

8.5	Maximum Shipboard LNG Storage Pressure	1.5 psig (103.4 mbarg)			Yes

8.6	Minimum Ship Pump Discharge Pressure	70.0 psig (4.83 barg)			Yes

8.7	Maximum Unloading Time	11.5 hours for 138,000 m3 ship, 16.7 hours for 200,000 m3 ship (Unloading rate is based on the LNG vessel capability and defined line sizes and layout)	Time to hookup, test, startup, cooldown, etc is excluded from the transfer time	Yes

9	Vaporization Process & Regasification Process Pumps

9.1	Type of Main Vaporizers	Submerged Combustion Vaporizers (SCVs) with stainless steel tanks			Yes

9.2	Number of Main Vaporizers	Eight (8) to produce 1.4 BCF/d Annual Average Daily Sendout Rate	SCV’s can actually produce approximately 180 MMscf/d, therefore 8 operating should be able to produce 1.440 Bcf/d if all are operating at their design rate. Sendout is minus fuel gas and Tank blanket gas.	Yes

9.3	Heat source	Fuel gas for SCVs. Ambient air for Ambient Air Vaporizers (AAVs).		Yes

9.4	Fuel Gas source	Supply will be from letdown sendout gas	Separate heater in water bath to heat fuel supply	Yes

9.5	Capacity of Each Vaporizer	180 MMscf/d	Nominal capacity, based on proven SCV from T-Thermal.	Yes

9.6	Control philosophy	Safe, stable Facility operation is automatically controlled. Adjustments to capacity are manually input within the operating range of the Equipment. DCS type system to control all Equipment.	Control philosophy will follow PHASE 1 guidelines.	Yes

	Item	Design Basis	Remarks	Design Req’t	Rely Upon
9.7	Vaporizer PSV	Per NFPA 59A paragraphs 5.4 and 6.8	Pipe all PSV tail pipes from the vaporizers to a high pressure vent. Low pressure PSV’s will be piped to a separate low pressure vent.	Yes

9.8	LNG Primary In-Tank Pumps Type	In-tank vertical turbine type with inducer	Inducer plus one or two stages ok.	Yes

9.9	Number of In-Tank Sendout Pumps per Tank	Three (3)	See Item 7.14.	Yes

9.10	In-Tank Sendout Pump Capacity	Normal 4,026 gpm @ 110 psig, rated at 4,304 gpm	Same as Phase 1	Yes

9.11	LNG Booster Pumps Type	Vertical turbine type with inducer		Yes

9.12	Number of LNG Booster Pumps	Eight (8 total)	Pipe one booster pump to one vaporizer, for a total number of 8 trains. No flanges or block valves between pump and vaporizer (in high pressure LNG). Double block and bleed at vaporizer discharge and send out pump suction.	Yes

9.13	LNG Booster Pumps Capacity	Normal 1,578 gpm @ 1,549 psig, Rated at 1,686 gpm	Confirm flow rates and head. Same as Phase 1	Yes

9.14	Sendout & Booster Pumps Bearing Life	3 to 5 years		Yes

9.15	Ambient Air Vaporizer (AAV)	One pilot test train consisting of 11 AAV cells.	Nominal vaporization capacity = 94 MMscfd. Outlet temperatures will vary with ambient temperature and will be compensated by higher SCV outlet temperature.

10	Fire & Gas Safety

10.1	Firewater Pump Number	3 + 1 jockey in Phase I plus 2 phase 1 booster pumps for Tanks	Use standby tug as a backup firewater pump	Yes

10.2	Firewater Pump Capacity	7 total Phase 1 and Phase 2 pumps @ 4000 gpm each (see 10.1 comment)	Bechtel to verify capacity for code requirements	Yes

10.3	Firewater Pump Driver (backup)	diesel engine, 1MW (see 10.1 comment)	Bechtel to verify size for capacity	Yes

10.4	Firewater Pump Driver	diesel engine, 1MW (see 10.1 comment)	Bechtel to verify size for capacity	Yes

10.5	Fire Protection System	Fresh water, dry powder, Nitrogen	Dry powder and nitrogen are for relief valves	Yes

10.6	Firewater storage	Yes, use Firewater Pond provided by Phase 1. Capacity (to be confirmed) is sufficient to protect the overall plant based on 2 back to back fires each of 2 hours duration.	Fire water pond to also serve as a holding pond for the SCV overflow water and the AAVs defrost water.	Yes

11	Blowers & Compressors

	Boil Off Gas (BOG)	BOG flow from Phase 2 Tanks will be handled by Phase 1 Compression and Recondensing equipment.	Diameter of BOG header to Phase 1 is initially set at 36”, to be confirmed during design.

11.1	Instrument Air Compressor Type	Lubed screw type	Purchase pre-packaged self contained units with dryers.	Yes

11.2	Instrument Air Compressor Number	One 285 scfm unit	Same as Phase 1	Yes

11.3	Instrument Air Compressor Driver	100 hp electric motor	Same as Phase 1	Yes

11.4	Motors	All motors, without exception, will be minimum TEFC. Motors in Class 1 Div 1 areas will be explosion-proof		Yes

	Item	Design Basis	Remarks	Design Req’t	Rely Upon
12	Utilities

12.1	Vent system	Yes, high pressure vent and Low pressure vent	Tank PSV and PV tailpipes vented directly to atmosphere at a safe location.	Yes

12.1.1		LOW PRESSURE VENT: One common for all 3 tanks. Atmospheric vent (for maintenance vents/drains, and cooldown). Located away from LNG Tanks	Purchase a flare tip to prevent damage if accidentally ignited, but use as a vent. Phase 1 Low pressure vent will be used for Phase 2.	Yes

12.1.2		HIGH PRESSURE VENT: To vent the tailpipes from the SCVs, AAVs and all other RVs with discharge pressure greater than 75 psig.	Phase 2 will vent to atmosphere	Yes

12.2	Nitrogen package	Tie-in to the Company-provided system installed in Phase 1			Yes

12.3	Electric Power Supply	Self generate all electric power. One additional gas turbine generator LM-2500+		Yes

12.4	Sparing philosophy for electrical power system	Adequate generation for overall Phase 1 / Phase 2 plant complex		Yes

12.5	Standby Generator	Diesel, If required	Current assumption is that this standby generator will not be required, and adequate purchased power will be available from the local electrical utility agency.

12.6	Instrumentation Philosophy	Plant control will be done by DCS. Prefer all packaged equipment vendors to provide the same brand and model PLC when possible.	Instrumentation Philosophy will follow PHASE 1 guidelines.	Yes

12.7	Custody Metering of Natural Gas to Export Pipeline	Yes	Tie-in to Phase 1 metering system.		Yes

12.8	Fuel Gas System	Yes, low pressure for SCVs and gas turbine generators		Yes

12.9	Pipeline relief philosophy	Not required at Facility			Yes

12.10	Communication System	LAN, telephone, and two-way radio		Yes

12.11	Power available	Utility power is on site for Phase 1 construction and operating facility. No power is available for Phase 2 construction, allowances for portable generators have been made in owners cost. More investigation with power company is ongoing with owner.			Yes

12.12	Water requirements Construction	For personnel usage, 8000 gpd.	Construction personnel may peak at about 700, with an average of 170. Most construction water will be for personnel usage & washdown. All subcontractors will be required to supply water for their own use.	Yes

12.13	Water requirements Hydrotest	Need about 100,000 m3 (26.4 million gallons) potable water to fill a Tank over a 2 week duration.	Company’s responsibility; contractor to coordinate	Yes

12.14	Service Water requirements Operation	Assume 160 gpm normal water usage rate (non continuous) with 240 gpm required for instantaneous max water rate.	An 8” Line will be installed during Phase 1, Phase 2 will connect to it.		Yes

	Item	Design Basis	Remarks	Design Req’t	Rely Upon
13	Buildings

13.1	Main Substation Enclosure	Prefab modular enclosure. Similar to Phase 1 counterpart.	Stand alone enclosure, Includes motor control and switchgear, also I/O for controls systems.	Yes

13.2	Remote MCC Enclosure	Prefab modular enclosure. Similar to Phase 1 counterpart	Stand alone prefabricated modular enclosure adjacent to LNG Tank farm. No restroom. Contains UPS batteries, self contained eye wash near batteries, MCC, I/O cabinet, SIS cabinet, etc.

13.3	Firewater pump house	18 ft x 30 ft Similar to Phase 1 counterpart. Required for 2 new firewater booster pumps		Yes

13.4	HVAC	Heat pumps (not Natural Gas)		Yes

Yes

14	Export Pipeline

14.1	Pig receiver/launcher	Not in the Scope of Phase 2 Project	Leave space for others for Export Pipeline		Yes

14.2	Odorization	Not required			Yes

14.3	MAOP of Export Pipeline	1,980 psig	From the booster pumps through SCV up to and including ESD valves the line spec is 900# class. From the ESD valves through the metering skid the line spec is H1, 900# class.		Yes

14.4	Operating pressure	1440 psig			Yes

15	Metering

15.1	Natural Gas metering	A Master Meter will monitor total Facility output. Custody transfer will take place at the connections to Export Pipeline.	Tie-in to Phase 1 meter. No additional metering equipment will be provided by Phase 2.		Yes

15.2	Type of meters for Main Sendout Meter	Ultrasonic, 0.25% accuracy			Yes

15.3	Number of custody transfer meters	See Phase 1 (meter flow rate to be confirmed)	Quantity and sizing are to be confirmed. Follow Phase 1 specification		Yes

15.4	Fuel gas meters	Ultrasonic, 0.25% accuracy		Yes

16	Miscellaneous

16.1	Low water bridge weight limit	25 tons (50,000 lbs) for dual axle trucks.	Hwy 82 crossing the mouth of Sabine Lake. The bridge is on the state line (Port Arthur on the west, Cameron Parish on the east). Bridge rotates for boat traffic. This is a serious limitation for east-bound construction traffic. Traffic from the east has the usual load limitation of 37,000 lbs – to be confirmed by Bechtel.		Yes
16.2	Power Failure	Upon power failure assume the security system stays up, control room is fully functional, ship unloading stops.	If an emergency situation exists where the ship is partially full but it must continue to unload (for what ever reason), assume displaced vapors will be vented.	Yes

	Item	Design Basis	Remarks	Design Req’t	Rely Upon

16.3	Cryogenic Valves			Yes

16.3.1		All cryogenic valves will be installed with the stem in the-vertical axis (rising upward). Maximum of forty-five degrees from vertical either way is allowed.		Yes

16.3.2		All cryogenic valves will have a minimum extension of 18 inches as measured from top of flange.		Yes

16.3.3		For on/off service, the cryogenic valve of choice is the ball valve or butterfly valve.		Yes

16.3.4		Cryogenic gate valves are not acceptable. Use of gate valves of any type must have Company’s prior written approval.		Yes

16.3.5		Lug body and wafer butterfly valves are not acceptable.		Yes

16.3.6		Cryogenic ball valves can be of the “floating-ball” or “trunion” design.		Yes

16.3.7		All cryogenic valves must have a cavity vent (if applicable). All cavity vented valves must have permanent stenciled markings on the vented flange. The P&ID’s must indicate the cavity vent side, i.e. – Preferred Pressure End (PPE).		Yes

16.3.8		Cryogenic valves shall not be hydrotested. If water touches the graphite seals, the seal shall be replaced (not dried).		Yes

16.3.9		All cryogenic check valves shall be drilled to allow a small backward flow of LNG. All cryogenic check valves NOT drilled must have Company’s prior written approval. P&ID’s must indicate all drilled check valve.		Yes

16.4	Piping:			Yes

16.4.1		All cryogenic connections will be a minimum of 2” in the vertical (up or down) until the first valve. Sizes can change after the first valve. Side connections are generally not acceptable. Only under very special conditions and only with Company’s prior written approval will other arrangements be allowed.		Yes

16.4.2		All cryogenic piping and fittings less than 2-inches in diameter shall be schedule 80.		Yes

16.4.3		Threaded connections are not acceptable for cryogenic fittings and piping.		Yes

16.4.4		Only dual certified stainless steels (where possible) will be used as piping.		Yes

	Item	Design Basis	Remarks	Design Req’t	Rely Upon
16.5	Miscellaneous:			Yes

16.5.1		Sendout pump should be designed for NFPA-59A and API-610 guidelines		Yes

16.5.2		High pressure vent to contain only the code required PSV tailpipes for the vaporizers. The low pressure vent to contain all other vents.		Yes

16.5.3		All vessels shall be rated for full vacuum.		Yes

16.5.4	Sendout Line	One 36” sendout line to ve provided.	Line will be capable of and designed for 2.8 Bcfd of capacity.	Yes

17	Guarantees and Warranties

17.1	Sendout Rate Performance Guarantee	Not Applicble		Yes

17.2	Tank Heat Leak	Tank heat leak = 0.05% per day based on pure methane using approved calculation methodology.		Yes

17.3	Warranty		Refer to Article 13 of the Agreement	Yes

18	Engineering Standards

18.1	Grid Coordinate System	Louisiana State Plane, South Zone, NAD 83			Yes

18.2	Elevation Reference	NAVD 88			Yes

19	Interfaces

19.1	Reroutes	Existing 3 inch gas line from gas well to Rte 82 to be rerouted to avoid clash with Phase 2 facilities.	Company’s responsibility		Yes

19.2	Wetland mitigation	Mitigation to be designed and constructed on or near Site	Wetland mitigation will be designed and constructed by others.		Yes

Execution Version

Sabine Pass LNG Receiving, Storage

and Regasification Terminal (Phase 2)

Engineering, Procurement, Construction

and Management of Construction Services Agreement

ATTACHMENT B

SCOPE OF BECHTEL’S AUTHORITY AS AUTHORIZED REPRESENTATIVE

1. Introduction

1.1 Bechtel shall have the authority to act on behalf of Company as Company’s Authorized Representative as set forth below.

2. Solicitation, Drafting and Negotiation of Company Contracts

2.1 Bechtel is authorized to identify potential Company Contractors for the procurement of equipment and materials, the provision of services, and construction of the Phase 2 Facility.

2.2 After Company’s approval of each such potential Company Contractor, Bechtel shall be authorized to prepare bids/requests for proposals and solicit and receive bids from each such potential Company Contractor.

2.3 When requested by Company to do so, Bechtel shall be authorized to negotiate the Company Contracts with potential Company Contractors on behalf of Company. Bechtel is not, however, authorized to sign or otherwise execute any Company Contract on behalf of Company.

3. Scheduling and Other Construction Planning

3.1 Bechtel is authorized to request and receive from Company Contractors information necessary to organize the Phase 2 Project, including the creation of Phase 2 Project schedules.

3.2 Bechtel is authorized to request and receive from Company Contractors information necessary to prepare cost reports, progress reports, construction forecasts, estimates of monthly cash requirements, estimates for contract progress payments, and such other reports and data as may be required by Company.

4. Performance, Quality and Progress of Company Contractors’ Work

4.1 Bechtel is authorized to request and review permits and other licenses required by the Company Contracts to ensure Company Contractors are in compliance with their contractual requirements.

4.2 Bechtel is authorized to work with Company Contractors to develop various procedures related to the performance of their work, such as welding procedures, testing procedures, calibration procedures, or other procedures necessary for the performance of the Company Contractor work and for which input from Company is required by the applicable Company Contract or otherwise is desirable.

4.3 Bechtel is authorized to monitor the progress of Company Contractors’ work and observe all such work at the Phase 2 Site. If requested by Company, Bechtel is authorized to observe the performance of such work at other locations.

4.4 Bechtel is authorized to inspect Company Contractors’ work to the same extent Company is permitted to do so under each Company Contract.

4.5 Bechtel is authorized to issue to Company Contractors notices of non-compliance with contractual obligations; if necessary and appropriate, Bechtel may recommend to Company further action with respect to such Company Contractors, including termination for default if the Company Contractor fails to correct such non-compliance in accordance with the terms of the applicable Company Contract. Bechtel shall not be authorized to issue such termination for default on behalf of Company.

4.6 Bechtel is authorized to assist Company with the enforcement of warranties from Company Contractors and their subcontractors and sub-subcontractors on the Phase 2 Project.

4.7 On behalf of and as requested by Company, as part of its Services, Bechtel also is authorized to perform expediting, quality surveillance and traffic services with respect to materials, equipment and supplies procured through Company Contractors. As used herein, “Quality Surveillance Services” consists of the review, observation and evaluation of processes, procurement, manufacturing operations, quality control systems and programs to monitor Company Contractor compliance with contractual quality requirements.

4.8 Bechtel is authorized to review and determine quantities of materials and equipment installed by Company Contractors and to assess the percentage completion of such Company Contractor work.

4.9 Bechtel is authorized to monitor Company Contractors’ compliance, or lack thereof, with the applicable construction schedules for such Company Contractors. In the event a Company Contractor is not in compliance with the applicable schedule, Bechtel may issue a notice of non-compliance to such Company Contractor and direct such Company Contractor to comply with its schedule obligations. Bechtel is not authorized to order acceleration of the work of any Company Contractor if such acceleration would warrant a change order under the applicable Company Contract.

5. Review of Items and Requests for Information Submitted by Company Contractors

5.1 Bechtel is authorized to receive and review items submitted by Company Contractors, including drawings, shop drawings, and samples. Bechtel is authorized to request additional information regarding such items, reject such items and accept such items to the same extent Company is permitted to do so under the applicable Company Contract.

5.2 Bechtel is authorized to receive and review requests for information (“RFIs”) submitted by Company Contractors and to respond to such RFIs on behalf of Company.

6. Safety and Security

6.1 Bechtel is authorized to monitor and direct compliance with the Phase 2 Project security obligations of Company Contractors.

6.2 Bechtel is authorized to monitor and direct compliance with Phase 2 Project safety obligations of Company Contractors. This includes the authority to issue instructions related to safety and to stop unsafe work by Company Contractors to the same extent Company is permitted to do so under the applicable Company Contract. Bechtel may recommend to Company the removal from the Phase 2 Project of personnel not complying with the safety requirements of the Phase 2 Project, but Bechtel may not direct that such personnel be removed.

6.3 Bechtel is authorized to instruct Company Contractors, their subcontractors and sub-subcontractors to stop work in any area where Hazardous Materials are discovered to the same extent Company is permitted to do so under the applicable Company Contract. Bechtel is also authorized to instruct Company Contractors and their subcontractors and sub-subcontractors to leave and not re-enter any portion of the Phase 2 Site where Hazardous Materials are discovered.

6.4 Bechtel is authorized to work with the safety representatives of Company Contractors for implementation by the Company Contractors of specific programs designed to enhance safety awareness and promote accident and fire prevention.

7. Insurance

7.1 Bechtel is authorized to request and receive certificates of insurance, policies of insurance and any other information related to insurance from Company Contractors to the same extent Company is permitted to do so under the applicable Company Contracts.

7.2 Bechtel is authorized to request information and documents necessary to ensure that Company Contractors are in compliance with the insurance obligations of their respective Company Contracts.

7.3 Bechtel is authorized to investigate claims made by any Company Contractor on any insurance policy provided by Bechtel or Company with respect to the Phase 2 Project.

8. Payment of Company Contractors

8.1 Bechtel is authorized to receive and review invoices from Company Contractors and to provide its review and recommendations regarding such invoices to Company.

8.2 Bechtel is authorized to request and receive lien and claim waivers required by the Company Contracts.

8.3 Bechtel is authorized to request and receive other documents and documentation required by the Company Contracts to be included in invoices or delivered with invoices.

8.4 Bechtel is authorized to make payment on Company Contractor invoices from the Company Contractor Payment Account.

8.5 Bechtel shall not be authorized to withhold any amounts invoiced by Company Contractors, except with the express written consent of or direction from Company.

9. Completion of Company Contractor Work

9.1 Bechtel is authorized to work with Company Contractors to develop punchlists for such Company Contractors as required by their respective Company Contracts.

9.2 Bechtel is authorized to identify and direct the correction of the work of Company Contractors that is not in compliance with the requirements of their respective Company Contracts to the same extent Company is permitted to do so under the applicable Company Contract.

9.3 Bechtel is authorized to receive certificates or notices of completion from Company Contractors, to review and evaluate any such certificates and notices, and to make recommendations to Company regarding whether such Company Contractor work is complete. Bechtel is not authorized to approve any such certificates or notices without the express written consent of or direction from Company.

10. Company Contractor Claims and Requests for Change Orders

10.1 Bechtel is authorized to receive and review claims, by requests for change orders or otherwise, for additional time and additional compensation from Company Contractors with respect to the performance of their work under the Company Contracts. With respect to such claims, Bechtel is authorized to request additional information and to seek clarification of such claims, and if Bechtel believes that the claim is not justified under the applicable Company Contract, Bechtel is authorized to convey that belief to the applicable Company Contractor. Bechtel is authorized to make recommendations to Company about accepting or rejecting such claims and regarding whether Bechtel believes a change order is justified under the applicable Company Contract.

10.2 If instructed by Company to do so, Bechtel is authorized to negotiate change orders with Company Contractors regarding claims. Bechtel is not authorized to execute change orders on behalf of Company.

11. Site Access, Coordination, Lay Down and Storage

11.1 Bechtel is authorized to coordinate access of all Company Contractors and their respective subcontractors, to and from the Phase 2 Site. As part of this coordination, Bechtel is authorized to schedule and coordinate access to the construction dock, plant, roads, and other delivery routes for all Company Contractors and their respective subcontractors.

11.2 Bechtel is authorized to coordinate and assign available space on the Phase 2 Site for lay down of materials, storage of materials and equipment and location of facilities, provided that Bechtel first consults with Company regarding such lay down, storage and location.

12. Company Permits and Other Governmental Requirements

12.1 Bechtel is authorized to assist Company in acquiring permits required for the Phase 2 Project.

12.2 Bechtel is authorized to request and receive information from Company Contractors necessary for Company to comply with Applicable Law and any requirements of any Governmental Instrumentality with respect to sales and use tax or other taxes on the Phase 2 Project.

13. Notice of Exercise of Authority Herein

13.1 Bechtel shall provide Company with a copy of any written instruction, directive, notice, or other document issued hereunder.

14. Company Right to Request Withdrawal and Supersede

14.1 If Bechtel exercises its authority herein by issuing to any Company Contractor a directive, instruction, or order; or by granting any permission; or otherwise; Company may request that Bechtel withdraw or retract such directive, instruction, order, permission, or other exercise of authority, and Bechtel shall do so within two (2) days of any such request by Company.

14.2 Company has the right to supersede any exercise by Bechtel of Bechtel’s authority granted herein.

Execution Version

ATTACHMENT C

RECOVERABLE COST

METHODOLOGY

EPCM Agreement

1.	LABOR COSTS

1.1.	Company will compensate the actual cost to Bechtel of wages and salaries for such time as is directly devoted to the Services by Bechtel employees. Wages and salaries utilized for purposes of this section shall be the actual gross amount paid to the employee. A project roster will be provided to Company and maintained throughout the Phase 2 Project. Company approval is required for Services performed by Bechtel employees not listed on the roster.

1.2.	Company will pay Bechtel a percentage mark-up on the base hourly rate for all hours worked to cover payroll burdens and all related costs such as employer social security contributions, unemployment insurance contributions, workers’ compensation insurance, employer’s liability insurance, vacation pay, holiday pay, sick leave, jury duty, retirement and pension plans, group medical insurance, overhead, and other such similar items.

1.3.	Services performed by personnel from high value execution centers shall be charged at an all-inclusive rate per jobhour spent, including all overtime hours. This rate shall encompass all charges such as burdens, overheads, and other direct costs (“ODC”). This rate is fixed for the duration of the Agreement and is not subject to audit.

1.4.	Company will pay Bechtel an amount equal to the actual invoice cost of agency and engineering subcontractor personnel plus a percentage mark-up of actual invoice cost of agency personnel and engineering subcontractor personnel to cover know-how, overhead, liability insurance, etc.

2.	OVERTIME

Company will pay Bechtel based on the following policies for overtime hours. All overtime must be pre-approved by Company.

2.1.	Salaried Employees

Employees designated NEX and EPO are paid one and one-half times their base hourly rate for any hours worked in excess of the normal workday or forty (40) hours in a workweek. Positions in this category generally include letter grades and number grades 21 through 24.

Employees designated EST are paid straight-time hourly rates for all scheduled and approved hours worked in excess of the normal workweek. Positions in this category generally include number grades 25 through 27.

Employees designated E do not normally receive overtime pay. However, if any overtime work schedule is approved in advance for this level of employee by Company, they may receive overtime pay at straight-time rates. Positions in this category generally include number grades 28 and above.

Attachment C	C-2

2.2.	Hourly Employees (Non-Manual)

All hourly status non-manual employees are designated NEX for overtime purposes. They are paid one and one-half times their base hourly rate for any hours worked in excess of the normal workday or forty (40) hours in a workweek. Positions in this category generally include letter grades and number grades 21 through 24.

2.3.	General

All overtime rates and hours of work are subject to federal, state, or local labor laws- including the Fair Labor Standards Act (FLSA). In some states, the wage and hour laws on overtime may be more stringent than federal regulations. In such cases, the state laws take precedence.

Authorized paid time off taken during a workweek is counted as time worked for purposes of computing overtime pay for the scheduled workday or workweek.

2.4.	High Value Execution Center Personnel

For all scheduled and approved hours worked by High Value Execution Center Personnel in excess of forty (40) hours in a workweek, Company will reimburse at the established unit rate.

2.5.	Agency Personnel and Independent Contractors

Straight time rates shall apply for all hours worked by Agency personnel and independent contractors.

3.	OTHER DIRECT AND PASS-THROUGH COSTS

3.1.	Home Office Other Direct Cost Items

For the following other direct costs (ODC) for work performed by Bechtel’s employees, agency personnel and independent contractors in home office locations, Company will compensate Bechtel at an ODC dollar rate per actual Home Office jobhours spent.

This rate includes all communications and communications services-related costs; reprographics; long-distance telephone; facsimile machines; equipment and supplies; telex; local communication costs of Bechtel personnel; printing; blueprinting; photostatting; reproductions; duplicating; postage; domestic courier services; consumable engineering and office supplies (to include supplies for computers, printers, and facsimiles usage); publications of project reports and other documents; computing-related costs; micro computers; terminal equipment; data processing; word processing; computer; computer software and hardware; 2D CADD, 3D CADD, and process engineering simulation services; and video-conference sessions, office facilities ( and all related costs), equipment, and operations.

Attachment C	C-3

3.2.	Home Office Pass-Through Costs

Company will reimburse Bechtel, at cost, for the items listed below:

•	Travel, temporary assignment, or relocation expenses of personnel directly engaged in the progress of the Services in accordance with Bechtel personnel policies, including expenses of construction management and high value execution center personnel temporarily assigned to the home office(s). All travel (excluding travel between the Houston home office and the jobsite area), temporary assignments and relocation expenses require Company approval.

•	International Federal Express, DHL, UPS, courier and messenger services, and other similar services.

•	Costs, at reimbursable terms per this agreement for: management, legal, tax, insurance, accountants, and other specialists when directly engaged in the advancement of the Services, if pre-approved by Company.

•	As approved in advance by Company, the cost of safety incentives, awards, and recognition events. Such costs shall not attract any burden, overhead or ODC’s.

•	The cost of meals for project meetings.

•	Transportation costs, demurrage, hired hauling of materials, and all loading and unloading costs.

•	All taxes, levies, import duties, etc., on or in connection with the performance of the Services, including licenses, permits, and inspection fees excepting only the following: taxes levied directly on or measured by net income, property tax on Bechtel assets, and the cost of licenses or permits required in order for Bechtel to carry on business in the jurisdiction wherein the services are performed.

•	Any and all costs and expenses incidental to and reasonably necessary for the performance of the Services hereunder, as approved by Company.

3.3.	Facility Costs

Company will reimburse Bechtel for each fully equipped work space provided for Company’s and Company Contractor’s exclusive use at a monthly rate. The details of the work spaces and associated facilities are summarized as follows:

•	Available office sizes range from 100 square feet to 150 square feet. Available furnishings include a workstation type desk, credenza, two-drawer file cabinet, three-shelf bookcase, desk chair and two side chairs.

•	A telephone handset will be provided for voice communication. The phone number associated with this handset will be configured to access an electronic voice

Attachment C	C-4

messaging system. Should the user require an analog phone line to support the use of a modem device, this can be provided at cost upon request.

•	Each office is configured with two data jacks, one of which can be connected to a DSL service providing network connectivity to the Internet, thus allowing Company personnel to use their Company provided desktops and/or laptops to connect to the Company home office network via their corporate IT-sanctioned connectivity tools.

•	Each office shall have access to common printer, photocopier and fax facilities all for the exclusive use of Company’s resident project team in Bechtel’s offices.

Additional office equipment and/or furnishings can also be supplied. Rates for these can be provided upon request.

3.4.	Field Other Direct Cost Items

For the following other direct costs (ODC) for Services performed by Bechtel’s employees, agency personnel and independent contractors in field office locations, Company will compensate Bechtel at an ODC rate dollar rate per actual Non-Manual jobhours spent.

This rate includes communications and communications services-related costs; reprographics; long distance telephone; facsimile machines; equipment and supplies; telex; local communication costs of Bechtel personnel; printing; blueprinting; photostatting; reproductions; duplicating; postage; courier services; consumable field office supplies (to include supplies for printers and facsimile usage), field office computers including hardware, utility software and network connections.

3.5.	Field Pass-Through Costs

The following is a list of those items that will be billed on a pass-through basis to Company while at a construction site (jobsite, fab yard, etc.):

•	Travel, temporary assignment (including per diems, uplifts, housing, etc.), and relocation costs of Bechtel’s salaried non-manual personnel to the project site (field) office and return in accordance with Bechtel’s policies.

•	The actual cost of equipment, materials, supplies, and subcontracts required for the establishment and operation of temporary construction facilities, including, but not limited to, site offices, trailers, warehouses, first aid, toilets, parking lots, laydown and storage, fencing, and the like supplied by third parties.

•	The actual cost of drug testing (as required) for all Bechtel personnel performing Services.

•	The actual cost of protective clothing and safety equipment for Bechtel personnel. This excludes PPE equipment which is included in the small tools and supplies rate.

Attachment C	C-5

•	Costs associated with recruitment of labor for the performance of Services, including advertising, hiring halls, screening, and finder’s fees.

•	Any and all other costs and expenses incidental to and reasonably necessary for the performance of the Services at the Phase 2 Site.

4.	TRAVEL AND RELOCATION

Company will reimburse Bechtel the actual costs for travel and relocation expenses for employees engaged in the Services in accordance with Bechtel’s established policies. All travel (excluding travel between the Houston home office and the jobsite area) temporary assignments and relocation require Company approval.

For hours executed by high value execution center personnel working in the U.S at the Bechtel’s home offices or construction site (field) offices greater than three months, Company will reimburse at a flat unit rate for all jobhours worked to cover travel, relocation, and living expenses.

5.	BECHTEL SUBCONTRACTS

Company will reimburse Bechtel the amounts paid or payable by Bechtel to construction contractors and other third parties for performance of any portion of the Services, including installation, construction, fabrication, and/or other field services, at actual invoiced cost to Bechtel plus a markup for processing and monitoring.

6.	BECHTEL PURCHASE ORDERS

Company will reimburse Bechtel the amounts paid or payable by Bechtel to suppliers of materials, supplies, machinery, and equipment purchased as part of the Services for permanent installation in the Phase 2 Facility at actual invoice cost to Bechtel plus a markup for processing and monitoring.

7.	FIELD CRAFT LABOR

Company will compensate the actual base salaries and wages paid to Bechtel’s direct hire employees specified in 7.1 below for the time expended performing the Services, commencing on the first day of performance of Services at the Phase 2 Site. Any change to a wage bulletin resulting in increased craft compensation requires Company prior to approval which will not be unreasonably withheld.

Company will reimburse the actual cost paid to direct hire Field Craft Labor by Bechtel for:

a)	Any and all taxes, contributions or assessments for unemployment insurance, old age benefits and all other payments required by law which are measured by or based upon wages (including contributions or assessments for Worker’s Compensation and premiums for Worker’s Compensation Insurance), and

Attachment C	C-6

b)	Reimbursement for transportation, subsistence, health and welfare, pension, vacation, holiday, training and other funds which Bechtel is required to pay in accordance with government regulations or either of the following as applicable to the agreement between Bechtel and construction craft labor: (1) union contracts or agreements, or (2) Bechtel’s published benefit programs.

In the event Bechtel undertakes work which requires payment for overtime, such costs will be reimbursed only with prior approval of Company. Payment to Bechtel’s employees for overtime shall be in accordance with Bechtel’s written policy.

7.1.	Field craft labor is as listed below:

a)	General Foremen

b)	Foremen

c)	Equipment Operators

d)	Journeymen, Apprentices, Helpers & Laborers

e)	Warehousepersons & Toolpersons

f)	Truck Drivers

g)	Watchmen, Guards and Janitors

h)	Surveyors, Rodmen and Chainmen

7.2.	Company will reimburse Bechtel the actual cost of welder qualification testing, as approved by Company, excluding costs of small tools and supplies.

7.3.	Company will reimburse Bechtel the actual cost of per diems, housing, uplifts, bonus and incentives (if any).

8.	CONSTRUCTION EQUIPMENT

8.1.	Company will reimburse Bechtel a fixed mobilization/demobilization cost per load or piece of equipment, whichever is most economical, as approved by Company.

8.2.	Company will reimburse Bechtel the cost of unloading and assembling construction equipment and small tools when received at the Phase 2 Site, and of loading upon completion of the Services.

8.3.	Company will reimburse Bechtel the cost of construction equipment, determined in accordance with BEO construction equipment rates table (which rates include the cost of physical damage insurance) to be approved by Company, for providing Bechtel-owned construction equipment.

8.4.	Company will reimburse Bechtel the cost of providing third party-owned rental construction equipment as approved by Company at net invoiced cost to Bechtel, including physical damage insurance for such equipment plus markup for processing and monitoring.

Attachment C	C-7

8.5.	Company will reimburse Bechtel the cost of Bechtel-owned and third party-owned construction equipment maintenance parts and supplies for minor repairs and servicing which can be accomplished at the Phase 2 Site by the regularly assigned maintenance crew.

9.	SMALL TOOLS AND SUPPLIES

Company will compensate Bechtel at a flat rate which is to be applied to all direct hire field craft jobhours designated in 7.1 above for small tools and supplies which are required for the proper performance of the Services. Small tools are defined as items normally costing less than One Thousand US Dollars (US$1,000) and are used by Bechtel craftsmen. Consumable supplies are defined as those supplies (including welding rods) consumed during the performance of the Services which are not directly incorporated into the Phase 2 Facility (either temporarily or permanently). A copy of the small tools and supplies list has been provided to Company.

10.	MISCELLANEOUS

10.1.	Company will reimburse Bechtel the cost of all labor associated with the maintenance and repair of construction equipment owned by Bechtel or third parties, except that labor required for daily servicing and minor repairs by the regularly assigned operating crew.

10.2.	Unless otherwise stated herein, the term “cost” as used herein means the actual, net, out-of-pocket cost to Bechtel of the item or service.

10.3.	Bechtel shall also provide Company with copies of all Bechtel personnel policies referenced herein, including those with respect to travel, relocation, temporary assignment, housing and living expenses, per diems, uplifts, and any other policies regarding personnel compensation and expenses referenced herein. The timely provision of such information pursuant to Company’s request is a condition precedent to any obligation of Company to pay any amount to Bechtel.

Attachment C	C-8

Execution Version

ATTACHMENT D

FIXED FEE

Attachment D	D-1	EPCM Agreement

1.	FIXED FEE

As part of Bechtel’s compensation for performance of the Services, Company will pay Bechtel a fixed fee (“Fixed Fee”) of Eighteen Million Five Hundred Thousand U. S. Dollars (U.S.$ 18,500,000). The Fixed Fee is designed to compensate Bechtel for its expected profit on the Phase 2 Project.

2.	FIXED FEE ADJUSTMENT

The Fixed Fee is not to be adjusted except in accordance with Article 7 CHANGES. Any such adjustments to the Fixed Fee will be added to the remaining balance of the Fixed Fee at the time the change is approved.

3.	FIXED FEE PAYMENT

The first payment of the Fixed Fee will be invoiced upon signing of the Agreement and will be five percent (5%) of the Fixed Fee.

Within thirty (30) days after Bechtel’s receipt of Notice to Proceed from Company, Bechtel shall provide to Company, for Company’s review and approval, a cash flow curve. Once approved by Company, such cash flow curve will set the percentage of the Fixed Fee that will be paid by Company to Bechtel each month.

The monthly Fixed Fee amount will be included in the Concurrent Funding Request. Fixed Fee payments shall be invoiced by Bechtel and payable by Company in accordance with the provisions of Article 8 MANNER AND TIMES OF PAYMENT.

Notwithstanding the foregoing, the final five percent (5%) of the Fixed Fee, as may be adjusted according to the terms of this Agreement, shall not be payable to Bechtel until the Phase 2 Facility has achieved Final Acceptance.

Attachment D	D-2

Execution Version

ATTACHMENT E

CHANGE ORDER FORMS

Change Orders and Change Order Requests executed pursuant to the Agreement shall be done so on forms substantially similar to those set forth in this Attachment E.

E-1	Attachment E EPCM Agreement

FORM E-1

CHANGE ORDER REQUEST FORM

BECHTELS CHANGE ORDER REQUEST OR RESPONSE TO A CHANGE ORDER PROPOSED BY COMPANY

(For use by Bechtel pursuant to Section 7.4 of the Agreement, when Bechtel requests a proposed Change Order)

PROJECT NAME: Sabine Pass LNG Phase 2 Receiving, Storage and Regasification Terminal Expansion. COMPANY: Sabine Pass LNG, L.P. CONTRACTOR: Bechtel Corporation DATE OF AGREEMENT: July 21, 2006	CHANGE ORDER REQUEST NUMBER: __________ DATE OF CHANGE ORDER REQUEST: __________

Bechtel proposes the following change(s) to the Services: (attach additional documentation, if necessary)

Detailed Reasons for Proposed Change(s) (provide detailed reasons for the proposed change, and attach all supporting documentation required under the Agreement)

Estimated Cost of the proposed Change in Services subject to increase in Fixed Fee (attach additional documentation, if necessary)

Change in Value of Services Previously Implemented by Change Order Request	$______________________
Change in Value of Services Implemented by This Change Order Request	$______________________
Cumulative Value of Services Implemented by all Change Order Requests To Date	$______________________*

*	Subject to an increase in Fixed Fee on the cumulative value of Change Order Requests in excess of $5 million each, in the aggregate.

This request for Change Order is signed by Bechtel’s duly authorized representative.

Bechtel

Name

Title

Date of Signing

E-2

FORM E-2

CHANGE ORDER FORM

(for use when the Parties increase the Fixed Fee and execute the Change Order pursuant to Article 7)

PROJECT NAME: Sabine Pass LNG Phase 2 Receiving, Storage and Regasification Terminal Expansion COMPANY: Sabine Pass LNG, L.P. CONTRACTOR: Bechtel Corporation DATE OF AGREEMENT: July 21, 2006	CHANGE ORDER NUMBER: _________________ DATE OF CHANGE ORDER: _________________

The Agreement between the Parties listed above is changed as follows: (attach additional documentation if necessary)

Increase in the Fixed Fee associated with the implementation of the following Change Order Requests

Adjustment to Bechtel’s Fixed Fee

The original Fixed Fee was	$	____________

Change in Fixed Fee by previously authorized Change Orders	$	____________

The Fixed Fee prior to this Change Order was	$	____________

The Fixed Fee will be (increased) (decreased) by this Change Order in the amount of	$	____________

The new Fixed Fee including this Change Order will be	$	____________

This Change Order [shall] [shall not] constitute a full and final settlement and accord and satisfaction of all effects of the change as described in this Change Order upon the Fixed Fee and shall be deemed to compensate Bechtel fully for such change.

Upon execution of this Change Order by Company and Bechtel, the above-referenced change shall become a valid and binding part of the original Agreement without exception or qualification, unless noted in this Change Order. Except as modified by this and any previously issued Change Orders, all other terms and conditions of the Agreement shall remain in full force and effect. This Change Order is executed by each of the Parties’ duly authorized representatives.

Company	Bechtel

Name	Name

Title	Title

Date of Signing	Date of Signing

E-3

Execution Version

Attachment F

Insurance Requirements

1. Bechtel’s Insurance.

A. Types and Amounts of Insurance. Bechtel shall at Company’s sole cost and expense procure and maintain in full force and effect at all times specified in Section 1.B the following insurances on an occurrence basis for coverages at not less than the following limits of liability:

1. Workers’ Compensation and Employer’s Liability Insurance. Bechtel shall comply with Applicable Law with respect to workers’ compensation requirements and other similar requirements where the Services are performed and shall procure and maintain workers’ compensation and employer’s liability policies in accordance with Applicable Law and the requirements of this Agreement. These policies shall include coverage for all states and other applicable jurisdictions, voluntary compensation coverage, alternate employer endorsement and occupational disease. If the Services are to be performed on or near navigable waters, the policies shall include coverage for United States Longshoremen’s and Harbor Workers’ Act, Death on the High Seas Act, the Jones Act, the Outer Continental Shelf Lands Act, and other Applicable Law regarding maritime law. A maritime employer’s liability policy may be used to satisfy applicable parts of this requirement with respect to Services performed on or near navigable waters. If Bechtel is not required by Applicable Law to carry workers’ compensation insurance, then Bechtel shall provide the types and amounts of insurance which are mutually agreeable to the Parties.

Minimum limits:

Workers’ Compensation: Statutory

Employer’s Liability: U.S.$1,000,000 each accident, U.S.$1,000,000 disease each employee and U.S.$1,000,000 disease policy limit

2. Commercial General Liability Insurance. This policy shall provide coverage against claims for bodily injury (including bodily injury and death), property damage (including loss of use) and personal injury, and shall include contractual liability (such coverage not to be written on a limited basis) insuring the indemnity obligations assumed by Bechtel under the Agreement, products and completed operations coverage (for a minimum of five (5) years after Final Acceptance), premises and operations coverage, broad form property damage coverage, independent contractors, actions over indemnity coverage, sudden and accidental pollution liability coverage including clean up on or off the Site, non-owned watercraft liability and deletion of any explosion, collapse, or underground exclusions. The policy shall cover the Phase 1 Project and Phase 2 Project and shall be endorsed to provide coverage wherever the Services are performed. The aggregate limits shall apply separately to each annual policy period, except for the products and completed operations coverage, which shall be an aggregate for the combined Phase 1 Project and Phase 2 Project. This coverage will be subject to a maximum deductible of U.S.$25,000.

F-1	Attachment F EPCM Agreement

Minimum limits:	U.S.$1,000,000 combined single limit each occurrence

U.S.$2,000,000 general aggregate, with such limits dedicated to the Phase 1 Project and Phase 2 Project

U.S.$2,000,000 products and completed operations aggregate, with such limits dedicated to the Phase 1 Project and Phase 2 Project

3. Commercial Automobile Insurance. This policy shall cover the Phase 1 Project and Phase 2 Project and shall include coverage for all owned, hired, rented, and non-owned automobiles and equipment. This coverage will be subject to a maximum deductible of U.S.$25,000.

Minimum limit:	U.S.$1,000,000 combined single limit each accident

4. Umbrella or Excess Liability Insurance. This policy shall be written on a “following form” basis and shall provide coverage in excess of the coverages required to be provided by Bechtel for employer’s liability insurance, commercial general liability insurance, maritime employer’s liability insurance, aircraft liability insurance and commercial automobile liability insurance. The aggregate limit shall apply separately to each annual policy period, except for the products and completed operations coverage, which shall be an aggregate for the Phase 2 Project of at least U.S.$100,000,000.

Minimum limits:
U.S.$200,000,000 combined single limit each occurrence, with the first U.S.$100,000,000 to be shared between the Phase 1 Project and the Phase 2 Project, and with the second U.S.$100,000,000 to be dedicated to Phase 2 Project

5. Aircraft Liability Insurance. If applicable, this policy shall provide coverage for bodily injury and property damage and shall cover aircraft that is owned, leased, rented or chartered by Bechtel. This policy shall cover the Phase 1 Project and the Phase 2 Project, as applicable. The policy shall include coverage for passengers and crew, cover all owned and non-owned aircraft, and be endorsed to provide a voluntary settlement.

Minimum limit:	U.S.$10,000,000 per occurrence

6. Hull and Machinery Insurance. This policy shall be provided by Bechtel if applicable and shall cover any watercraft that is owned, leased, rented or chartered by Bechtel. This policy shall cover the Phase 1 Project and the Phase 2 Project. If not provided for in the protection and indemnity policy in Section 1A.7 of this Attachment F, this policy shall include collision liability and tower’s liability with sister-ship clause un-amended. All “as owner” and “other than owner” clauses shall be deleted, and navigational limitations shall be adequate for Bechtel to perform the specified Services.

Hull: Fair Market Value of each vessel

7. Protection and Indemnity Insurance (P&I). This policy shall be provided by Bechtel if applicable and shall cover any watercraft that is owned, leased, rented or chartered by Bechtel. This policy shall cover the Phase 1 Project and the Phase 2 Project, as applicable. The coverage provided shall include marine contractual liability, tankerman’s liability, pollution liability, removal of wreck and/or debris, and if not provided for in the hull and machinery policy, collision liability and tower’s liability with sister-ship clause un-amended. All “as owner” and “other than owner” clauses shall be deleted, and navigational limitations shall be adequate for Bechtel to perform the specified Services.

If pollution liability coverage is not provided by the P&I underwriter, pollution liability insurance shall be separately provided that will cover bodily injury, property damage, including cleanup costs and defense costs imposed under Applicable Law (including the Oil Pollution Act of 1990 (OPA) and the Comprehensive Environmental Response Compensation and Liability Act (CERCLA)), resulting from pollution conditions of contaminants or pollutants into or upon the land, the atmosphere or any water course or body of water.

Minimum limits:	Protection and indemnity coverage provided with a minimum limit of U.S.$100,000,000. (This limit may be satisfied with a minimum underlying limit of U.S.$1,000,000 and the remaining U.S.$99,000,000 provided through excess P&I coverage which “follows form” with the underlying policy.)

Pollution liability coverage provided with a minimum limit of U.S.$100,000,000.

8. Bechtel’s Construction Equipment Floater. Bechtel shall maintain equipment insurance covering all construction equipment, tools, machinery and items (whether owned, rented, or borrowed) of Bechtel that will not become part of the Phase 2 Facility. It is understood that this coverage shall not be included under the builder’s risk policy, and shall cover the Phase 2 Project.

9. Builder’s Risk Insurance. Property damage insurance on an “all risk” basis insuring Bechtel, Company, Company Contractors and its subcontractors, and Lender, as their interests may appear, including coverage against loss or damage from the perils of earth movement (including earthquake, landslide, subsidence and volcanic eruption), flood, windstorm, startup and testing, strike, riot, civil commotion and malicious damage but excluding terrorism. If economically viable, the builder’s risk policy provided under the

Phase 1 Project shall be modified so that the policy covers the full replacement cost of both the Phase 1 Facility and the Phase 2 Facility.

(a)	Property Covered: The insurance policy shall provide coverage for (i) the buildings, structures, boilers, machinery, equipment, facilities, fixtures, supplies, fuel, and other properties constituting a part of the Phase 2 Facility, (ii) free issue items used in connection with the Phase 2 Facility, (iii) the inventory of spare parts to be included in the Phase 2 Facility, (iv) property of others in the care, custody or control of Bechtel or Company in connection with the Phase 2 Project, (v) all preliminary works, temporary works and interconnection works, (vi) foundations and other property below the surface of the ground, and (vii) electronic equipment and media.

(b)	Additional Coverages: The insurance policy shall insure (i) the cost of preventive measures to reduce or prevent a loss (sue & labor) in an amount not less than U.S.$10,000,000, (ii) operational and performance testing for a period not less than ninety (90) Days, (iii) inland transit with sub-limits sufficient to insure the largest single shipment to or from the Site from anywhere within the United States of America, (iv) expediting expenses (defined as extraordinary expenses incurred after an insured loss to make temporary repairs and expedite the permanent repair of the damaged property in excess of the delayed startup coverage even if such expenses do not reduce the delayed startup loss) in an amount not less than U.S.$15,000,000, (v) off-Site storage with sub-limits sufficient to insure the full replacement value of any property or Equipment not stored on the Site, (vi) the removal of debris with a sub-limit not less than twenty-five percent (25%) of the loss amount, but subject to a maximum of U.S.$10,000,000 and (vii) pollution clean up and removal for a sub-limit not less than U.S.$1,000,000.

(c)	Special Clauses: The insurance policy shall include (i) a seventy-two (72) hour flood/storm/earthquake clause, (ii) unintentional errors and omissions clause, (iii) a 50/50 clause, (iv) a requirement that the insurer pay losses within thirty (30) Days after receipt of an acceptable proof or loss or partial proof of loss, (v) an other insurance clause making this insurance primary over any other insurance, (vi) a clause stating that the policy shall not be subject to cancellation by the insurer except for non-payment of premium and (vii) an extension clause allowing the policy period to be extended up to six (6) months with respect to physical loss or damage without modification to the terms and conditions of the policy and a pre-agreed upon premium.

(d)

Prohibited Exclusions: The insurance policy shall not contain any (i) coinsurance provisions, (ii) exclusion for loss or damage resulting from freezing and mechanical breakdown, (iii) exclusion for loss or damage covered under any guarantee or warranty arising out of an insured peril, (iv) exclusion for resultant damage caused by ordinary wear and tear, gradual deterioration, normal subsidence, settling, cracking, expansion or contraction and faulty workmanship, design or materials no more restrictive than the LEG 3/96 or DE-5 exclusion.

(e)	Sum Insured: The insurance policy shall (i) be on a completed value form, with no periodic reporting requirements, (ii) insure one hundred percent (100%) of the Facility’s insurable values, (iii) value losses at replacement cost, without deduction for physical depreciation or obsolesce including custom duties, taxes and fees and (iv) insure loss or damage from earth movement without a sub-limit, (v) insure property loss or damage from flood and windstorm with a sub-limit not less than $400,000,000 for the combined Phase 1 Facility and Phase 2 Facility, and (vi) insure loss or damage from strikes, riots, and civil commotion with a sub-limit not less than $100,000,000 for the combined Phase 1 Facility and the Phase 2 Facility.

(f)	Deductible: The insurance policy shall have no deductible greater than U.S.$500,000 per occurrence; provided, however, (i) for flood and named windstorm, the deductible shall not be greater than two percent (2%) of values at risk, subject to a minimum deductible of U.S.$1,000,000 and a maximum deductible of U.S.$5,000,000 for flood and windstorm and (ii) for wet works, the deductible shall not be greater than U.S.$1,000,000.

10. Not Used

11. Marine Cargo Insurance. Cargo insurance insuring Bechtel, Company and Lender, as their interests may appear, on a “warehouse to warehouse” basis including land, air and marine transit insuring “all risks” of loss or damage on a C.I.F. basis plus ten percent (10%) from the time the goods are in the process of being loaded for transit until they are finally delivered to the Site including shipment deviation, delay, forced discharge, re-shipment and transshipment. Such insurance shall cover both the Phase 1 Project and the Phase 2 Project and shall (a) include coverage for war, strikes, theft, pilferage, non-delivery, charges of general average sacrifice or contribution, salvage expenses, temporary storage in route, consolidation, repackaging, refused and returned shipments, debris removal, (b) contain a replacement by air extension clause, a 50/50 clause, a difference in conditions for C.I.F. shipments, an errors and omissions clause, an import duty clause and a non-vitiation clause (but subject to a paramount warranty for surveys of critical items), (c) contain no exclusion for inadequate packing, (d) provide coverage for sue and labor in an amount not less than $1,000,000 and (e) insure for the replacement value of the largest single shipment on a C.I.F. basis plus ten percent (10%).

12. Not Used.

13. Not Used.

14. Marine General Liability Insurance. Marine general liability insurance against claims for bodily injury, property damage, marine contractual liability, tankerman’s liability, pollution liability, charter’s legal liability, removal of wreck and/or debris, collision liability and tower’s liability with the sister-ship clause un-amended arising out of any vessel or barge owned, rented or chartered by the Company, Bechtel, or any Bechtel Subcontractors with a U.S. $100,000,000 limit per occurrence to be shared between the Phase 1 Project and the Phase 2 Project provided that policy aggregates, if any, shall apply separately to claims occurring with respect to the combined Phase 1 Project and Phase 2 Project. A maximum deductible or self-insured retention of $25,000 per occurrence shall be allowed.

15. Pollution Liability Insurance. Pollution legal liability insurance in an amount not less than U.S. $25,000,000 per occurrence for the combined Phase 1 Facility and Phase 2 Facility insuring for (a) cleanup on or off the Site for conditions or releases of pollutants and (b) third party liability (including bodily injury, property damage, natural resource damages, third party property loss of use/revenue, and cleanup) due to conditions or releases of pollutants. A maximum deductible or self-insured retention of $250,000 per occurrence shall be allowed.

B. Time for Procuring and Maintaining Insurance. Bechtel shall procure as soon as practical but no later than Notice to Proceed the coverages specified in Sections 1A.1, 1A.2, 1A.3, 1A.4, 1A.8, 1A.9 (the builder’s risk policy having a minimum initial limit of $10,000,000), 1A.11, 1A.14 and 1A.15. Bechtel shall procure the full limits under the builder’s risk policy under Section 1A.9, including the full limits specified under Section 1A.9 for property loss or damage from flood and windstorm, no later than ninety (90) days after Notice to Proceed. Bechtel shall obtain the coverages under Sections 1A.5, 1A.6 and 1A.7 as soon as practical if such policies are applicable to the performance of the Services. Bechtel shall maintain all policies under this Attachment F in full force and effect at all times through Final Acceptance, except as follows: (i) for the builder’s risk policy under Section 1A.9, the builder’s risk coverage for each Phase 2 Tank shall cease upon the Provisional Acceptance of each such Phase 2 Tank, and the builder’s risk coverage for the Balance of Plant for the Phase 2 Project shall cease upon Provisional Acceptance of the Balance of Plant for the Phase 2 Project; (ii) for the products and completed operations coverage under Section 1A.2 and 1A.4, such coverage shall be maintained until five (5) years after Final Acceptance, and (iii) for flood and windstorm coverage under Section 1A.9, such coverage shall be maintained until at least December 20, 2008.

C. Not Used.

D. Insurance Companies. All insurance required to be obtained by Bechtel pursuant to this Agreement shall be from an insurer or insurers permitted to conduct business as required by Applicable Law and shall be rated with either an “A-: IX” or better by Best’s Insurance Guide Ratings or “A-” or better by Standard and Poor’s.

E. Subcontractor’s and Sub-subcontractor’s Insurance Requirements. Bechtel shall ensure that each Bechtel Subcontractor shall either be covered by the insurance provided by Bechtel pursuant to this Agreement, or by insurance procured by a Bechtel Subcontractor. Should a Bechtel Subcontractor be responsible for procuring its own insurance coverage, Bechtel shall ensure that each such Bechtel Subcontractor shall procure and maintain insurance to the full extent required of Bechtel under this Agreement and shall be required to comply with all of the requirements imposed on Bechtel with respect to such Bechtel provided insurance on the same terms as Bechtel, except that Bechtel shall have the sole responsibility for determining the limits of coverage required to be obtained by such Bechtel Subcontractors in accordance with reasonably prudent business practices. Failure of Bechtel Subcontractors to procure and maintain such insurance coverage shall not relieve Bechtel of its responsibilities under the Agreement.

F. Named and Additional Insured.

1. The following insurance policies provided by Bechtel shall include Company Group as Additional Insureds: employer’s liability, commercial automobile, aircraft liability, hull and machinery, and protection and indemnity insurance.

2. The following insurance policies provided by Bechtel shall include Company as Named Insureds: commercial general liability, umbrella or excess liability, builder’s risk, , marine cargo, , pollution liability, and marine general liability insurance.

G. Waiver of Subrogation and Waiver of Claims.

1. All policies of insurance provided by Bechtel or any of its Subcontractors pursuant to this Agreement shall include clauses providing that each underwriter shall waive its rights of recovery, under subrogation or otherwise, against Company.

2. Bechtel waives any and all claims, damages, losses, costs, and expenses against Company Group to the extent such claims, damages, losses, costs and expenses have already been paid to Bechtel by the insurance procured by Bechtel pursuant to the Agreement.

H. Bechtel’s Insurance is Primary. The insurance policies of Bechtel and its Subcontractors shall state that such coverage is primary and non-contributory to any other insurance or self-insurance available to or provided by the Company

I. Severability. All policies (other than in respect to worker’s compensation insurance) shall insure the interests of the Company Group regardless of any breach or violation by Bechtel or any other Party of warranties, declarations or conditions contained in such policies, any action or inaction of Company or others, or any foreclosure relating to the Phase 2 Project or any change in ownership of all or any portion of the Phase 2 Project.

J. Copy of Policy. At Company’s request, Bechtel shall promptly provide Company certified copies of each of the insurance policies of Bechtel, or if the policies have not yet been received by Bechtel, then with binders of insurance, duly executed by the insurance agent, broker or underwriter fully describing the insurance coverages effected.

K. Limitation of Liability. Types and limits of insurance shall not in any way limit or expand any of Bechtel’s obligations, responsibilities or liabilities under this Agreement.

L. Jurisdiction. All insurance policies shall include coverage for jurisdiction within the United States of America or other applicable jurisdiction.

M. Miscellaneous. Bechtel and its Subcontractors and shall do nothing to void or make voidable any of the insurance policies purchased and maintained by Bechtel or its Subcontractors hereunder. Bechtel shall promptly give Company and Lender notice in writing of the occurrence of any casualty, claim, event, circumstance, or occurrence that may give rise to a claim under an insurance policy hereunder and arising out of or relating to the performance of the Services or any work performed by Company Contractors. In addition, Bechtel shall ensure that Company is kept fully informed of any subsequent action and developments concerning the same, and assist in the investigation of any such casualty, claim, event, circumstance or occurrence.

N. Instructions for Certificate of Insurance. Bechtel’s certificate of insurance form, completed by Bechtel’s insurance agent, broker or underwriter, shall reflect all of the insurance required by Bechtel, the recognition of additional insured status, waivers of subrogation, and primary/non-contributory insurance requirements contained in this Attachment F and elsewhere in the Agreement.

O. Certificate of Insurance Requirements. Prior to the commencement of any Services under this Agreement and in accordance with Section 1B of this Attachment F, Bechtel shall deliver to Company certificates of insurance reflecting all of the insurance required of Bechtel under this Agreement. All certificates of insurance and associated notices and correspondence concerning such insurance shall be addressed to the contact information listed in the Agreement for notices, plus the following: Sabine Pass LNG, L.P., 717 Texas Avenue, Suite 3100, Houston, Texas 77002, Facsimile: (713) 659-5459, Attn: Graham McArthur

In addition, each such certificate of insurance for employer’s liability, commercial liability, aircraft, hull and machinery, and protection and indemnity insurance shall include the following language:

“Additional Insured: Sabine Pass LNG, L.P., Lender and each of their respective subsidiaries, affiliates, partners, co-venturers, agents, officers, directors and employees named as Additional Insureds on employer’s liability, commercial automobile liability, aircraft, hull and machinery, and protection and indemnity insurance. The coverage afforded the Additional Insured under these policies shall be primary insurance. If the Additional Insured has other insurance which is applicable to a loss or claim, such other insurance shall be on an excess or contingent basis.”

“Waiver of Subrogation in favor of Additional Insureds as respects all policies required hereunder.”

In addition, each such certificate of insurance for commercial general liability, umbrella excess liability, builder’s risk, marine cargo, , marine general liability insurance, and pollution liability insurance shall include the following language:

“Named Insured: Sabine Pass LNG, L.P., Lender and each of their respective subsidiaries, affiliates, partners, co-venturers, agents, officers, directors and employees as Named Insureds on commercial general liability, umbrella excess liability, builder’s risk, marine cargo,, marine general liability insurance, and pollution liability insurance. The coverage afforded the Named Insured under these policies shall be primary insurance. If the Named Insured has other insurance which is applicable to a loss or claim, such other insurance shall be on an excess or contingent basis.”

“Waiver of Subrogation in favor of Named Insureds as respects all policies required hereunder.”

P. Acceptable Policy Terms and Conditions: All policies of insurance required to be maintained by Bechtel shall be written on reasonable and customary policy forms with conditions and exclusions consistent with insurance written for facilities of similar size and scope as the Phase 2 Facility.

Q. Deductibles. Bechtel and Company shall bear the cost of deductibles under the insurance provided by Bechtel pursuant to this Attachment F in accordance with the allocation of risk found elsewhere in this Agreement.

2. Policy Cancellation and Change. All policies of insurance required to be maintained pursuant to this Attachment F shall be endorsed so that if at any time they are canceled, or their coverage is reduced (by any party including the insured) so as to affect the interests of Company or Lender, such cancellation or reduction shall not be effective as to Company or Lender for sixty (60) days after receipt by Company and Lender of written notice from such insurer of such cancellation or reduction, provided that (i) cancellation or reduction for marine cargo war risk shall not be effective for seven (7) days after receipt by Company and Lender of written notice from such insurer of such cancellation or reduction and (ii) for non-payment of premium, cancellation or reduction shall not be effective for ten (10) days after receipt by Company and Lender of written notice from such insurer of such cancellation or reduction.

3. Reports. Bechtel will advise Company and Lender in writing promptly of (1) any material changes in the coverage or limits provided under any policy required by this Attachment F and (2) any default in the payment of any premium and of any other act or omission on the part of Bechtel which may invalidate or render unenforceable, in whole or in part, any insurance being maintained by the Bechtel pursuant to this Attachment F.

4. Control of Loss. If commercially feasible, all policies of insurance required to be maintained pursuant to this Attachment F, wherein more than one insurer provides the coverage on any single policy, shall have a clause (or a separate agreement among the insurers) wherein all insurers have agreed that the lead insurers shall have full settlement authority on behalf of the other insurers.

5. Loss Survey. All policies of insurance required to be maintained pursuant to this Attachment F, wherein more than one insurer provides the coverage on any single policy, shall have a clause (or a separate agreement among the insurers) wherein all insurers have agreed upon the employment of a single firm to survey and investigate all losses on behalf of the insurers.

6. Miscellaneous Policy Provisions. If commercially feasible, all insurance policies providing builder’s risk or marine cargo (i) shall not include any annual or term aggregate limits of liability except for the perils of flood, earth movement and windstorm, (ii) shall have any aggregate limits of liability apply separately with respect to the Phase 2 Project, (iii) shall have aggregate limits for flood, earth movement and windstorm that apply annually and (iv) shall not include a clause requiring the payment of additional premium to reinstate the limits after loss except for insurance covering the perils of flood, earth movement and windstorm.

7. Lender Requirements. Bechtel agrees to cooperate with Company and as to any changes in or additions to the foregoing insurance provisions made necessary by requirements imposed by Lender (including additional insured status, notice of cancellation, certificates of insurance), provided that any resulting costs of increased coverage shall be reimbursable by Company and provided further that no such requirements shall materially adversely affect Bechtel’s risk exposure. All policies of insurance required to be maintained pursuant to this Attachment F shall contain terms and conditions reasonably acceptable to Company after consultation with Lender.

8. Note Regarding the Phase 1 Project. For avoidance of doubt, (i) all costs for any insurance specified in this Attachment F as covering the Phase 1 Project is handled under the Phase 1 EPC Agreement and not under this Agreement; and (ii) this Agreement shall not be interpreted to modify the insurance requirements under the Phase 1 EPC Agreement for the Phase 1 Facility.

Execution Version

ATTACHMENT H

BECHTEL HOLIDAYS

Attachment H

EPCM Agreement

The following days are approved as holidays in the U.S. for Bechtel employees:

New Year’s Day	January 1
Martin Luther King, Jr. Day	Third Monday in January
Presidents’ Day	Third Monday in February
Memorial Day	Last Monday in May
Independence Day	July 4
Labor Day	First Monday in September
Thanksgiving Day	Fourth Thursday in November
Floating Holiday	Fourth Friday in November
Christmas Day	December 25

When an approved holiday falls on Saturday, the preceding Friday will be recognized as the holiday. When an approved holiday falls on Sunday, the following Monday will be recognized as the holiday.

Execution Version

ATTACHMENT I

LIEN AND CLAIM WAIVER FORMS

The lien waivers and lien and claim waivers executed pursuant to the Agreement shall be done so on forms substantially similar to those set forth in this Attachment I.

I-1	EPCM Agreement

SCHEDULE I-1

BECHTEL’S INTERIM CONDITIONAL LIEN WAIVER

(To be executed by Bechtel with each Concurrent Funding Request)

STATE OF

COUNTY/PARISH OF

The undersigned, Bechtel Corporation (“Bechtel”), has been engaged under contract (“Agreement”) with Sabine Pass LNG, L.P. (“Company”), for the engineering, procurement, construction, commissioning, start-up and testing of improvements known as the Sabine Pass LNG Phase 2 Receiving, Storage and Regasification Terminal Expansion (the “Facility”), which is located in Cameron Parish, State of Louisiana, and is more particularly described as follows:

____________________________________________________________________________________________________________

____________________________________________________________________________________________________________

_________________________________________________________________________________________ (the “Property”).

Upon receipt of the sum of U.S.$                     (amount in Concurrent Funding Request submitted with this Bechtel’s Interim Conditional Lien Waiver), Bechtel waives, relinquishes, remits and releases any and all privileges, liens or claims of privileges or liens against the Facility and the Property that Bechtel has or may have arising out of the performance or provision of the work, materials, equipment, services or labor by or on behalf of Bechtel (including, without limitation, any Bechtel Subcontractor) in connection with the Facility through the date of                                     , 20     (date of the Concurrent Funding Request submitted with this Bechtel’s Interim Conditional Lien Waiver) and reserving those rights, privileges and liens, if any, that Bechtel might have in respect of any amounts withheld by Company under the terms of the Agreement from payment on account of work, materials, equipment, services and/or labor furnished by or on behalf of Bechtel to or on account of Company for the Facility. Other exceptions are as follows:

____________________________________________________________________________________________________________

____________________________________________________________________________________________________________

(if no exception entry or “none” is entered above, Bechtel shall be deemed not to have reserved any claim.)

Bechtel expressly represents and warrants that all employees, laborers, materialmen, and Bechtel Subcontractors employed by Bechtel have been paid in accordance with their respective contracts or subcontracts for all work, materials, equipment, services, labor and any other items performed or provided in connection with the Facility through                     , 20     (date of Bechtel’s last prior Concurrent Funding Request). Exceptions are as follows:

____________________________________________________________________________________________________________

____________________________________________________________________________________________________________

(if no exception entry or “none” is entered above, all such payments have been made )

This Bechtel’s Interim Conditional Lien Waiver is freely and voluntarily given and Bechtel acknowledges and represents that it has fully reviewed the terms and conditions of this Bechtel’s Interim Conditional Lien Waiver, that it is fully informed with respect to the legal effect of this Bechtel’s Interim Conditional Lien Waiver, and that it has voluntarily chosen to accept the terms and conditions of this Bechtel’s Interim Conditional Lien Waiver in return for the payment recited above.

This Bechtel’s Interim Conditional Lien Waiver has been executed by its duly authorized representative.

FOR BECHTEL:
Applicable to Concurrent Funding Request(s) No.

Signed:
By:
Title:
Date:

SCHEDULE I-2

BECHTEL SUBCONTRACTOR’S INTERIM CONDITIONAL LIEN WAIVER

(To be executed by Bechtel Subcontractors with each Concurrent Funding Request)

STATE OF

COUNTY/PARISH OF

The undersigned,                              (“Bechtel Subcontractor”) who has, under an agreement with Bechtel Corporation (“Bechtel”), furnished certain materials, equipment, services, and/or labor for the facility known as the Sabine Pass LNG Phase 2 Receiving, Storage and Regasification Terminal Expansion (“Facility”), which is located in Cameron Parish, State of Louisiana and is more particularly described as follows:

____________________________________________________________________________________________________________

____________________________________________________________________________________________________________

_____________________________________________________________________________________________ (the “Property”).

Upon receipt of the sum of U.S.$                     (amount in Concurrent Funding Request submitted with this Bechtel Subcontractor’s Interim Conditional Lien Waiver), Bechtel Subcontractor waives, relinquishes, remits and releases any and all privileges, liens or claims of privileges or liens against the Facility and the Property that Bechtel Subcontractor has or may have arising out of the performance or provision of the work, materials, equipment, services or labor or on behalf of Bechtel Subcontractor (including, without limitation, any sub-subcontractor) in connection with the Facility through the date of                         , 20     (date of the Concurrent Funding Request submitted with this Bechtel Subcontractor’s Interim Conditional Lien Waiver) and reserving those rights, privileges and liens, if any, that Bechtel Subcontractor might have in respect of any amounts withheld by Bechtel from payment on account of work, materials, equipment, services and/or labor furnished by or on behalf of Bechtel Subcontractor to or on account of Bechtel for the Facility. Other exceptions are as follows:

____________________________________________________________________________________________________________

____________________________________________________________________________________________________________

(if no exception entry or “none” is entered above, Bechtel Subcontractor shall be deemed not to have reserved any claim.)

Bechtel Subcontractor expressly represents and warrants that all employees, laborers, materialmen, sub-subcontractors and subconsultants employed by Bechtel Subcontractor in connection with the Facility have been paid for all work, materials, equipment, services, labor and any other items performed or provided through                         , 20     (date of Bechtel Subcontractor’s last prior invoice). Exceptions are as follows:

____________________________________________________________________________________________________________

____________________________________________________________________________________________________________

(if no exception entry or “none” is entered above, all such payments have been made)

This Bechtel Subcontractor’s Interim Conditional Lien Waiver is freely and voluntarily given and Bechtel Subcontractor acknowledges and represents that it has fully reviewed the terms and conditions of this Bechtel Subcontractor’s Interim Conditional Lien Waiver, that it is fully informed with respect to the legal effect of this Bechtel Subcontractor’s Interim Conditional Lien Waiver, and that it has voluntarily chosen to accept the terms and conditions of this Bechtel Subcontractor’s Interim Conditional Lien Waiver in return for the payment recited above.

This Bechtel Subcontractor’s Interim Conditional Lien Waiver has been executed by its duly authorized representative.

FOR BECHTEL SUBCONTRACTOR:
Applicable to Concurrent Funding Request(s) No.

Signed:
By:
Title:
Date:

SCHEDULE I-3

BECHTEL’S FINAL CONDITIONAL LIEN AND CLAIM WAIVER

(To be executed by Bechtel with the invoice for final payment)

STATE OF

COUNTY/PARISH OF

The undersigned, Bechtel Corporation (“Bechtel”), has been engaged under contract (“Agreement”) with Sabine Pass LNG, L.P. (“Company”), for the engineering, procurement, construction, commissioning, start-up and testing of improvements known as the Sabine Pass LNG Phase 2 Receiving, Storage and Regasification Terminal Expansion (“Facility”), which is located in Cameron Parish, State of Louisiana and is more particularly described as follows:

____________________________________________________________________________________________________________

_____________________________________________________________________________________________ (the “Property”).

Upon receipt of the sum of U.S.$                                          (amount in invoice for final payment submitted with this Bechtel’s Final Conditional Lien and Claim Waiver), Bechtel waives, relinquishes, remits and releases any and all privileges, liens or claims of privileges or liens against the Facility and the Property and all claims, demands, actions, causes of actions or other rights at law, in contract, quantum meruit, unjust enrichment, tort, equity or otherwise that Bechtel has or may have had against Company arising out of the Agreement or the Facility, whether or not known to Bechtel at the time of the execution of this Bechtel’s Final Conditional Lien and Claim Waiver, except for the following disputed claims for extra work in the amount of U.S.$                            :

____________________________________________________________________________________________________________

____________________________________________________________________________________________________________

(if no exception entry or “none” is entered above, Bechtel shall be deemed not to have reserved any claim.)

Except for work and obligations that survive the termination or expiration of the Agreement, including, without limitation, Warranties and correction of Defective Work, Bechtel represents that all of its obligations, legal, equitable, or otherwise, relating to or arising out of the Agreement or the Facility have been fully satisfied.

This Bechtel’s Final Conditional Lien and Claim Waiver is freely and voluntarily given, and Bechtel acknowledges and represents that it has fully reviewed the terms and conditions of this Bechtel’s Final Conditional Lien and Claim Waiver, that it is fully informed with respect to the legal effect of this Bechtel’s Final Conditional Lien and Claim Waiver, and that it has voluntarily chosen to accept the terms and conditions of this Bechtel’s Final Conditional Lien and Claim Waiver in return for the payment recited above. Bechtel understands, agrees and acknowledges that, upon payment, this document waives rights and is fully enforceable to extinguish all claims of Bechtel as of the date of execution of this document by Bechtel.

This Bechtel’s Final Conditional Lien and Claim Waiver has been executed by its duly authorized representative.

FOR BECHTEL:

Applicable to Concurrent Funding Request/final invoice No(s): ALL (If all, print “all”)

Signed:
By:
Title:
Date:

SCHEDULE I-4

BECHTEL SUBCONTRACTOR’S FINAL CONDITIONAL LIEN AND CLAIM WAIVER

(To be executed by Bechtel Subcontractors with their invoice for final payment)

STATE OF

COUNTY/PARISH OF

The undersigned,                                          (“Bechtel Subcontractor”), has, under an agreement with Bechtel Corporation (“Bechtel”), furnished certain materials, equipment, services, and/or labor for the facility known as the Sabine Pass LNG Phase 2 Receiving, Storage and Regasification Terminal Expansion (“Facility”), which is located in Cameron Parish, State of Louisiana, and is more particularly described as follows:

____________________________________________________________________________________________________________

_____________________________________________________________________________________________ (the “Property”).

Upon receipt of the sum of U.S.$                    , Bechtel Subcontractor waives, relinquishes, remits and releases any and all privileges and liens or claims of privileges or liens against the Facility and the Property, and all claims, demands, actions, causes of action or other rights at law, in contract, quantum meruit, unjust enrichment, tort, equity or otherwise against Sabine Pass LNG, L.P. (“Company”) or Bechtel, which Bechtel Subcontractor has, may have had or may have in the future arising out of the agreement between Bechtel Subcontractor and Bechtel or the Facility, whether or not known to Bechtel Subcontractor at the time of the execution of this Bechtel Subcontractor’s Final Conditional Lien and Claim Waiver.

Except for work and obligations that survive the termination or expiration of the agreement between Bechtel Subcontractor and Bechtel, including warranties and correction of defective work, Bechtel Subcontractor represents that all of its obligations, legal, equitable, or otherwise, relating to or arising out of the agreement between Bechtel and Bechtel Subcontractor, the Facility or sub-subcontracts have been fully satisfied.

This Bechtel Subcontractor’s Final Conditional Lien and Claim Waiver is freely and voluntarily given and Bechtel Subcontractor acknowledges and represents that it has fully reviewed the terms and conditions of this Bechtel Subcontractor’s Final Conditional Lien and Claim Waiver, that it is fully informed with respect to the legal effect of this Bechtel Subcontractor’s Final Conditional Lien and Claim Waiver, and that it has voluntarily chosen to accept the terms and conditions of this Bechtel Subcontractor’s Final Conditional Lien and Claim Waiver in return for the payment recited above. Bechtel Subcontractor understands, agrees and acknowledges that, upon payment, this document waives rights and is fully enforceable to extinguish all claims of Bechtel Subcontractor as of the date of execution of this document by Bechtel Subcontractor.

This Bechtel Subcontractor’s Final Conditional Lien and Claim Waiver has been executed by its duly authorized representative.

FOR BECHTEL SUBCONTRACTOR:

Applicable to Concurrent Funding Request/final invoice No(s). ALL (If all, print “all”)

Signed:
By:
Title:
Date:

Execution Version

ATTACHMENT J

KEY PERSONNEL

Attachment J

EPCM Agreement

The following individuals are designated Key Personnel. Key Personnel shall, unless agreed by Company, be devoted full time to the Services for the minimum durations specified.

Position	Name	Duration

Project Manager	Jose Montalvo	Full time through project completion

Project Engineering Manager	Sho Ota	Full time through the end of Engineering; as needed thereafter

Project Controls Manager	Don Anderson	Full time through project completion

Construction Manager	Jonathan Gaskamp	Full time through project completion

Procurement Manager	Ray Peters	Full time through final equipment delivery; as needed thereafter

Subcontract Manager	TBD	Full time through project completion

Execution Version

ATTACHMENT L

FORM OF CONSENT AND AGREEMENT

The Consent and Agreement executed among Bechtel, Company and Collateral Agent pursuant to the Agreement shall be in a form substantially similar to the Form of Consent and Agreement attached hereto as Attachment L.

FORM OF CONSENT AND AGREEMENT

THIS CONSENT AND AGREEMENT (this “Consent and Agreement”) dated as of [                    ], is made and entered into by and among Bechtel Corporation, a corporation duly organized and validly existing under the laws of the State of Nevada (“Bechtel” or the “Project Party”), Sabine Pass LNG, L.P., a limited partnership duly organized and validly existing under the laws of the State of Delaware (the “Owner”) and HSBC Bank U.S.A., National Association, in its capacity as collateral agent (in such capacity, together with its successors and assigns in such capacity, the “Collateral Agent”) under the Security Documents.

WITNESSETH

WHEREAS, the Owner, the lenders under the Credit Agreement referred to below and the Collateral Agent are parties to an [Amended and Restated Credit Agreement] dated on or about the date hereof (as amended, modified and supplemented and in effect from time to time, the “Credit Agreement”) pursuant to which the lenders will make loans and extend other credit to the Owner for the purpose of financing the cost of Phase 1 and Phase 2 of the construction and operation of the Sabine Pass Facility and related expenses;

WHEREAS, the Project Party and Owner have entered into that certain Agreement for Engineering, Procurement, Construction and Management of Construction Services of the Sabine Pass LNG Phase 2 Receiving, Storage And Regasification Terminal Expansion dated as of [Date] (as amended, restated, modified or otherwise supplemented from time to time, the “Assigned Agreement”), pursuant to which the Project Party shall engineer, procure, construct and manage the construction of the Phase 2 Facility (as defined in the Assigned Agreement); and

WHEREAS, as security for the loans made by the lenders under the Credit Agreement, the Owner has assigned, pursuant to the security documents entered into between the Owner and the Collateral Agent (as amended, modified and supplemented and in effect from time to time, the “Security Documents”), all of its right, title and interest in, to and under, and granted a security interest in, the Assigned Agreement to the Collateral Agent on behalf of the secured parties identified therein (the “Secured Parties”).

NOW THEREFORE, as an inducement to the lenders to make the loans, and in consideration of other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

1. Definitions. Terms defined in the Credit Agreement are used herein as defined therein. Unless otherwise stated, references herein to any Person shall include its permitted successors and assigns and, in the case of any Government Authority, any Person succeeding to its functions and capacities.

2. Representations and Warranties. The Project Party hereby represents and warrants that:

(a) it is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada. The Project Party is duly qualified to do business and is in good standing in all jurisdictions where necessary in light of the business it conducts and the property it owns and intends to conduct and own and in light of the transactions contemplated by the Assigned Agreement. No filing, recording, publishing or other act that has not been made or done is necessary or desirable in connection with the existence or good standing of the Project Party or the conduct of its business.

(b) The Project Party has the full corporate power, authority and right to execute, deliver and perform its obligations hereunder and under the Assigned Agreement. The execution, delivery and performance by the Project Party of this Consent and Agreement and the Assigned Agreement and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate and shareholder action. This Consent and Agreement and the Assigned Agreement have been duly executed and delivered by the Project Party and constitute the legal, valid and binding obligations of the Project Party enforceable against the Project Party in accordance with their respective terms, except as the enforceability thereof may be limited by (i) applicable bankruptcy, insolvency, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and (ii) the application of general principles of equity (regardless of whether such enforceability is considered in a proceeding at law or in equity).

(c) The execution, delivery and performance by the Project Party of this Consent and Agreement and the Assigned Agreement do not and will not (i) require any consent or approval of the board of directors of the Project Party or any shareholder of the Project Party or of any other Person which has not been obtained and each such consent or approval that has been obtained is in full force and effect, (ii) violate any provision of any law, rule, regulation, order, writ, judgment, decree, determination or award having applicability to the Project Party or any provision of the certificate of incorporation or by-laws of the Project Party, (iii) conflict with, result in a breach of or constitute a default under any provision of the certificate of incorporation, by-laws or other organic documents or any resolution of the board of directors (or similar body) of the Project Party or any indenture or loan or credit agreement or any other agreement, lease or instrument to which the Project Party is a party or by which the Project Party or its properties and assets are bound or affected or (iv) result in, or require the creation or imposition of, any Lien upon or with respect to any of the assets or properties of the Project Party now owned or hereafter acquired. The Project Party is not in violation of any such law, rule or regulation, order, writ, judgment, decree, determination or award referred to in clause (ii) above or its certificate of incorporation or by-laws or in breach of or default under any provision of its certificate of incorporation or by-laws or any material agreement, lease or instrument referred to in clause (iii) above.

(d) [No Government Approval is required for the execution, delivery or performance of this Consent and Agreement and the Assigned Agreement by the Project Party or for the exercise by the Collateral Agent of its rights and remedies.] [Each Government Approval required for the execution, delivery or performance of this Consent and Agreement and the Assigned Agreement by the Project Party and for the exercise by the Collateral Agent of its rights and remedies hereunder has been validly issued and duly obtained, taken or made, is not subject to any condition, does not impose restrictions or requirements inconsistent with the terms hereof or of the Assigned Agreement, is in full force and effect and is not subject to appeal. Each such Government Approval is listed on Exhibit A hereto.]

(e) This Consent and Agreement and (assuming the due authorization, execution and delivery by, and binding effect on, the Owner) the Assigned Agreement are in full force and effect.

(f) There is no action, suit or proceeding at law or in equity by or before any Government Authority, arbitral tribunal or other body now pending or to the best knowledge of the Project Party, threatened against or affecting the Project Party or any of its properties, rights or assets which (i) if adversely determined, individually or in the aggregate, could have a material adverse effect on its ability to perform its obligations hereunder or under the Assigned Agreement or (ii) questions the validity, binding effect or enforceability hereof or of the Assigned Agreement or any action taken or to be taken pursuant hereto or thereto or any of the transactions contemplated hereby or thereby.

(g) The Project Party is not in default under any material covenant or obligation hereunder or under the Assigned Agreement and no such default has occurred prior to the date hereof. To the best knowledge of the Project Party, the Owner is not in default under any material covenant or obligation of the Assigned Agreement and no such default has occurred prior to the date hereof. After giving effect to the assignment by the Owner to the Collateral Agent of the Assigned Agreement pursuant to the Security Documents, and after giving effect to the acknowledgment of and consent to such assignment by the Project Party, there exists no event or condition which would constitute a default, or which would, with the giving of notice or lapse of time or both, constitute a default under the Assigned Agreement. The Project Party and, to the best knowledge of the Project Party, the Owner have complied with all conditions precedent to the respective obligations of such party to perform under the Assigned Agreement.

(h) This Consent and Agreement and the Assigned Agreement constitute and include all agreements entered into by the Project Party relating to, and required for the consummation of, the transactions contemplated by this Consent and Agreement and the Assigned Agreement.

3. Consent and Agreement. The Project Party hereby acknowledges and agrees that:

(a) The Project Party hereby acknowledges and irrevocably consents to the assignment by the Owner of all its right, title and interest in the Assigned Agreement to the Collateral Agent as collateral security for the payment and performance by the Owner of its obligations under the Credit Agreement.

(b) Provided that an event of default by the Owner shall have occurred and be continuing pursuant to the loan documents executed in accordance with the Security Agreement, the Collateral Agent and any assignee thereof shall be entitled to exercise any and all rights of the Owner under the Assigned Agreement in accordance with their respective terms and the Project Party shall comply in all respects with such exercise. Without limiting the generality of the foregoing and provided that an event of default by the Owner shall have occurred and be continuing pursuant to the loan documents executed in accordance with the Security Agreement, the Collateral Agent and any assignee thereof shall have the full right and power to enforce directly against the Project Party all obligations of the Project Party under the Assigned Agreement and otherwise to exercise all remedies thereunder and to make all demands and give all notices and make all requests required or permitted to be made by the Owner under the Assigned Agreement.

(c) The Project Party will not, without the prior written consent of the Collateral Agent, take any action to (i) cancel or terminate, or suspend performance under, the Assigned Agreement (except as expressly provided in the Assigned Agreement), (ii) exercise any of its rights set forth in the Assigned Agreement to cancel or terminate, or suspend performance under, the Assigned Agreement unless the Project Party shall have delivered to the Collateral Agent written notice stating that it intends to exercise such right on a date not less than 45 days after the date of such notice, provided it has such right under the Assigned Agreement, specifying the nature of the default giving rise to such right (and, in the case of a payment default, specifying the amount thereof) and permitting the Collateral Agent to cure such default by making a payment in the amount in default or by performing or causing to be performed the obligation in default, as the case may be, (iii) except for change orders, amend, supplement or otherwise modify the Assigned Agreement (as in effect on the date hereof), (iv) sell, assign or otherwise dispose of (by operation of law or otherwise) any part of its interest in the Assigned Agreement or (v) petition, request or take any other legal or administrative action which seeks, or may reasonably be expected, to rescind, terminate or suspend or amend or modify the Assigned Agreement or any part thereof. In furtherance of the foregoing clause (ii), the Project Party agrees that, notwithstanding anything contained in the Assigned Agreement to the contrary, upon the occurrence of a default under the Assigned Agreement that cannot by its nature be cured by the payment of money, the Project Party will not cancel or terminate the Assigned Agreement if, and for so long as, the Collateral Agent shall be diligently seeking to cure such default or otherwise to institute foreclosure proceedings, or otherwise to acquire the Owner’s interest in the Assigned Agreement, and the Project Party shall grant the Collateral Agent a reasonable period of time to cure such default upon the occurrence of such foreclosure or acquisition.

(d) The Project Party shall deliver to the Collateral Agent at the address set forth on the signature pages hereof, or at such other address as the Collateral Agent may designate in writing from time to time to the Project Party, concurrently with the delivery thereof to the Owner, a copy of each material notice, request or demand given by the Project Party pursuant to the Assigned Agreement.

(e) In the event that the Collateral Agent or its designee(s) succeeds to the Owner’s interest under the Assigned Agreement as permitted under the Security Documents, the Collateral Agent or its designee(s) shall assume liability for all of the Owner’s obligations under the Assigned Agreement; provided however, that such liability shall not include any liability for claims of the Project Party against the Owner arising from the Owner’s failure to perform during the period prior to the Collateral Agent’s or such designee(s)’ succession to the Owner’s interest in and under the Assigned Agreement. Except as otherwise set forth in the immediately preceding sentence, none of the Secured Parties shall be liable for the performance or observance of any of the obligations or duties of the Owner under the Assigned Agreement and the assignment of the Assigned Agreement by the Owner to the Collateral Agent pursuant to the Security Agreement shall not give rise to any duties or obligations whatsoever on the part of any of the Secured Parties owing to the Project Party.

(f) Upon the exercise by the Collateral Agent of any of the remedies as permitted under the Security Documents in respect of the Assigned Agreement, the Collateral Agent may assign its rights and interests and the rights and interests of the Owner under the Assigned Agreement to any purchaser or transferee of the Project, if such purchaser or transferee shall assume all of the obligations of the Owner under the Assigned Agreement. Upon such assignment and assumption, the Collateral Agent shall be relieved of all obligations under the Assigned Agreement arising after such assignment and assumption.

(g) In the event that (i) the Assigned Agreement is rejected by a trustee or debtor-in-possession in any bankruptcy or insolvency proceeding involving the Owner or (ii) the Assigned Agreement is terminated as a result of any bankruptcy or insolvency proceeding involving the Owner and, if within 60 days after such rejection or termination, the Collateral Agent or its designee(s) shall so request and shall certify in writing to the Project Party that it intends to perform the obligations of the Owner as and to the extent required under the Assigned Agreement, the Project Party will execute and deliver to the Collateral Agent or such designee(s) a new Assigned Agreement which shall be for the balance of the remaining term under the original Assigned Agreement before giving effect to such rejection or termination and shall contain the same conditions, agreements, terms, provisions and limitations as the original Assigned Agreement (except for any requirements which have been fulfilled by the Owner and the Project Party prior to such rejection or termination). References in this Consent and Agreement to the “Assigned Agreement” shall be deemed also to refer to the new Assigned Agreement.

(h) In the event that the Collateral Agent or its designee(s), or any purchaser, transferee, grantee or assignee of the interests of the Collateral Agent or its designee(s) in the Project assume or be liable under the Assigned Agreement (as contemplated in subsection (e), (f) or (g) above), liability in respect of any and all obligations of any such party under the Assigned Agreement shall be limited solely to such party’s interest in the Project (and no officer, director, employee, shareholder or agent thereof shall have any liability with respect thereto).

(i) All references in this Consent and Agreement to the “Collateral Agent” shall be deemed to refer to the Collateral Agent and/or any designee or transferee thereof acting on behalf of the Secured Parties (regardless of whether so expressly provided), and all actions permitted to be taken by the Agent under this Consent and Agreement may be taken by any such designee or transferee.

4. Arrangements Regarding Payments. All payments to be made by the Project Party to the Owner under the Assigned Agreement shall be made in lawful money of the United States, directly to the Collateral Agent, for deposit into the Revenue Account (Account No. [COLLATERAL AGENT’S ACCOUNT NUMBER]), at the Principal Office of the Collateral Agent at [ADDRESS] or to such other Person and/or at such other address as the Collateral Agent may from time to time specify in writing to the Project Party for application by the Collateral Agent in the manner contemplated in Section [__] of the Credit Agreement, and shall be accompanied by a notice from the applicable Project Party stating that such payments are made under the Assigned Agreement.

5. Miscellaneous.

(a) No failure on the part of the Collateral Agent or any of its agents to exercise and no delay in exercising, and no course of dealing with respect to, any right, power or privilege hereunder shall operate as a waiver thereof (subject to any statute of limitations), and no single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The remedies provided herein against the Project Party are cumulative and not exclusive of any remedies provided by law.

(b) All notices, requests and other communications provided for herein and under the Assigned Agreement (including, without limitation, any modifications of, or waivers or consents under, this Consent and Agreement) shall be given or made in writing (including, without limitation, by telex or telecopy) delivered to the intended recipient at the “Address for Notices” specified below its name on the signature pages hereof or, as to any party, at such other address as shall be designated by such party in a notice to each other party. Except as otherwise provided in this Consent and Agreement, all such communications shall be deemed to have been duly given when transmitted by telex or telecopier or personally delivered or, in the case of a mailed notice, upon receipt, in each case given or addressed as aforesaid.

(c) This Consent and Agreement may amended or modified only by an instrument in writing signed by the Project Party, the Owner and the Collateral Agent acting in accordance with the Credit Agreement.

(d) This Consent and Agreement shall be binding upon and inure to the benefit of the respective successors and assigns of each of the Project Party, the Owner, the Secured Parties and the Collateral Agent (provided, however, that the Project Party shall not assign or transfer its rights hereunder without the prior written consent of the Collateral Agent).

(e) This Consent and Agreement may be executed in any number of counterparts, all of which when taken together shall constitute one and the same instrument and any of the parties hereto may execute this Consent and Agreement by signing any such counterpart. This Consent and Agreement shall become effective at such time as the Collateral Agent shall have received counterparts hereof signed by all of the intended parties hereto.

(f) If any provision hereof is invalid and unenforceable in any jurisdiction, then, to the fullest extent permitted by law, (a) the other provisions hereof shall remain in full force and effect in such jurisdiction and (b) the invalidity or unenforceability of any provision hereof in any jurisdiction shall not affect the validity or enforceability of such provision in any other jurisdiction.

(g) Headings appearing herein are used solely for convenience and are not intended to affect the interpretation of any provision of this Consent and Agreement.

(h) EACH OF BECHTEL, OWNER AND THE COLLATERAL AGENT HEREBY SUBMITS TO THE NONEXCLUSIVE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK AND OF ANY NEW YORK STATE COURT SITTING IN NEW YORK CITY FOR THE PURPOSES OF ALL LEGAL PROCEEDINGS ARISING OUT OF OR RELATING TO THIS CONSENT AND AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY, EXCEPT FOR DISPUTES ARISING OUT OF OR RELATING TO THE ASSIGNED AGREEMENT WHICH WILL CONTINUE TO BE GOVERNED EXCLUSIVELY BY THE PROVISIONS OF THE ASSIGNED AGREEMENT. EACH OF BECHTEL, OWNER AND THE COLLATERAL AGENT HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT AND ANY CLAIM THAT ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

(i) THE AGREEMENTS OF THE PARTIES HERETO ARE SOLELY FOR THE BENEFIT OF THE PROJECT PARTY, OWNER, THE COLLATERAL AGENT AND THE SECURED PARTIES, AND NO PERSON (OTHER THAN THE PARTIES HERETO, THE SECURED PARTIES AND THEIR SUCCESSORS AND ASSIGNS PERMITTED HEREUNDER) SHALL HAVE ANY RIGHTS HEREUNDER.

(j) THIS CONSENT AND AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

(k) EACH OF BECHTEL, OWNER AND THE COLLATERAL AGENT HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS CONSENT AND AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

(l) This Consent and Agreement shall terminate upon the indefeasible payment in full of all amounts owed under the Credit Agreement.

IN WITNESS WHEREOF, the undersigned by its officer duly authorized has caused this Consent and Agreement to be duly executed and delivered as of this [__] day of [                    ].

BECHTEL CORPORATION

By
Title:

Address for Notices:

[ ]

Facsimile:	[ ]
Telephone:	[ ]
Attention:	[ ]

HSBC BANK U.S.A. NATIONAL ASSOCIATION,
as Collateral Agent

By
Title:

Address for Notices:

[ ]
[ ]
[ ]

Facsimile:	[ ]
Telephone:	[ ]
Attention:	[ ]

Acknowledged and Agreed:

SABINE PASS LNG, L.P.,

By
Title:

Address for Notices:

[ ]
[ ]
[ ]

Facsimile:	[ ]
Telephone:	[ ]
Attention:	[ ]

Execution Version

EXHIBIT A to

Form of Consent and Agreement

GOVERNMENT APPROVALS

DITCH
SABINE PASS LNG TERMINAL
PHASE 2 EXPANSION SITE PLAN
SEC. 18
SABINE PASS L.N.G. TERMINAL

## SABINE PASS LNG CONSTRUCTION AREA FENCING PHASE 2.

COMMENCING AT PROPERTY LINE MONUMENT NO. 2, 1 ¼ IN DIAMETER IRON PIPE ON THE EAST LINE OF SECTION 18, TOWNSHIP 15 SOUTH, RANGE 15 WEST, CAMERON PARISH, LOUISIANA: THENCE TURNING NORTHWESTERLY 326D 0' 0", A DISTANCE OF 188.93' TO A POINT: THENCE
TURNING WESTERLY 270D 0' 0" TO A POINT, A DISTANCE OF 1155'-0"; THENCE TURNING SOUTHERLY 180D 0' 0" TO A POINT, A DISTANCE OF 165'-0"; THENCE TURNING EASTERLY 90D 0' 0" TO A POINT, A DISTANCE OF 130'-0"; THENCE TURNING SOUTHERLY 180D 0' 0", A DISTANCE OF 212'-0"; THENCE TURNING WESTERLY 270D 0' 0" TO A POINT, A DISTANCE OF 230'-0"; THENCE TURNING NORTHERLY 00D 0' 0" TO A POINT, A DISTANCE OF 117'-0"; THENCE TURNING WESTERLY 270D 0' 0" TO A POINT, A DISTANCE OF 141'-0"; THENCE TURNING NORTHERLY 00D 0' 0" TO A POINT,
A DISTANCE OF 84'-0"; THENCE TURNING WESTERLY 270D 0' 0" TO A POINT, A DISTANCE OF 520'-0"; THENCE TURNING SOUTHERLY 180D 0' 0" TO A POINT, A DISTANCE OF 107'-0", THENCE TURNING WESTERLY 270D 0' 0" TO A POINT, A DISTANCE OF 68'-0"; THENCE TURNING NORTHERLY 00D 0' 0" TO A POINT, A DISTANCE OF 237'-0"; THENCE TURNING EASTERLY 90D 0' 0" TO A POINT, A DISTANCE OF 328'0" 0"; THENCE TURNING NORTHERLY 00D 0' 0" TO A POINT, A DISTANCE OF 700'-0"; THENCE TURNING NORTHWESTERLY 355D 0' 0" TO A POINT, A DISTANCE OF 234'-0"; THENCE TURNING NORTHERLY 00D 0' 0" TO A POINT, A DISTANCE OF 470'-0"; THENCE TURNING WESTERLY 270D 0' 0" TO A POINT, A DISTANCE OF 1690'-0"; THENCE TURNING NORTHERLY 00D 0' 0" TO A POINT, A DISTANCE OF 955'-0"; THENCE TURNING EASTERLY 90D 0' 0" TO A POINT,A DISTANCE OF 2640'-0"; THENCE TURNING SOUTHERLY 180D 0' 0" TO A POINT, A DISTANCE OF 709'-0"; THENCE TURNING NORTHEASTERLY 56D 0' 0" TO A POINT, A DISTANCE OF 890'-0", THENCE TURNING EASTERLY 90D 0' 0" TO A POINT, A DISTANCE OF 1553'-0"; THENCE TURNING SOUTHEASTERLY 146D 0' 0" TO A POINT, A DISTANCE OF 188.93'; ENDING AT PROPERTY LINE MONUMENT NO. 2, 1 ¼ IN DIAMETER IRON PIPE ON THE EAST LINE OF SECTION 18, TOWNSHIP 15 SOUTH, RANGE 15 WEST, CAMERON PARISH, LOUISIANA;

CONFIDENTIAL

CHENIERE

CHENIERE LNG
SABINE LNG TERMINAL

ATTACHMENT "M"
PHASE 2 CONSTRUCTION AREA

2

ATT "M"

Execution Version

ATTACHMENT N

NOTICE OF PROVISIONAL ACCEPTANCE FORM

Any Notice of Provisional Acceptance submitted by Bechtel pursuant to the Agreement shall be in a form substantially similar to the Notice of Provisional Acceptance Form attached hereto as Attachment N.

N-1	EPCM Agreement

NOTICE OF PROVISIONAL ACCEPTANCE FORM

Date:

Sabine Pass LNG, L.P.

717 Texas Avenue, Suite 3100

Houston, Texas 77002

Attention: Ed Lehotsky

Re:	NOTICE OF PROVISIONAL ACCEPTANCE ( ) — Agreement for Engineering, Procurement, Construction and Management of Construction Services of the Sabine Pass LNG Phase 2 Receiving, Storage and Regasification Terminal Expansion, dated as of July 21, 2006 (the “Agreement”), by and between Sabine Pass LNG, L.P. (“Company”) and Bechtel Corporation (“Bechtel”)

Pursuant to Section 11.[__] of the Agreement, Bechtel hereby certifies that it has completed all requirements under the Agreement for Provisional Acceptance (            ), including: (i) RFH for [            ]; (ii) delivery by Bechtel to Company of a comprehensive Punchlist for [            ], including a cost estimate to complete the Punchlist for [            ], and the approval of such Punchlist and cost estimate by Company; (iii) delivery by Bechtel to Company of all documentation required to be delivered under this Agreement as a prerequisite of achievement of Provisional Acceptance (            ), including as-built drawings; (iv) delivery by Bechtel to Company of all remaining capital spares, capital spare parts and consumable spare parts purchased by Bechtel or its Subcontractors and still in Bechtel’s or its Subcontractors’ possession; and (v) Bechtel hereby delivers to Company of a Notice of Provisional Acceptance (            ) as required under Section 11.[__].

Bechtel certifies that it achieved all requirements under the Agreement for Provisional Acceptance (            ) on             , 200__.

Attached is all information required to be provided by Bechtel with this Notice of Provisional Acceptance (            ) under Section 11.[__] of the Agreement.

IN WITNESS WHEREOF, Bechtel has caused this Notice of Provisional Acceptance (            ) to be duly executed and delivered as of the date first written above.

BECHTEL CORPORATION

By:
Name:
Title:
Date:

cc:	Sabine Pass LNG, L.P.

717 Texas Avenue, Suite 3100

Houston, Texas 77002

Attn: General Counsel

N-2

Company Acceptance or Rejection of Notice of Provisional Acceptance (            )

Pursuant to Section 11.[__] of the Agreement, Company              accepts or              rejects (check one) the Notice of Provisional Acceptance (            ).

If Provisional Acceptance (            ) was achieved, Provisional Acceptance (            ) was achieved on             , 200__.

Acceptance of Provisional Acceptance (            ) shall not relieve Bechtel of any of Bechtel’s obligations to perform the Work in accordance with the requirements of the Agreement, nor shall it in any way release Bechtel or any surety of Bechtel from any obligations or liability pursuant to the Agreement, including obligations with respect to unperformed obligations of the Agreement or for any Work that does not conform to the requirements of this Agreement.

The basis for any rejection of Provisional Acceptance (            ) is attached hereto.

For and on behalf of

SABINE PASS LNG, L.P.

By: Sabine Pass LNG-LP, Inc., its General Partner

By:
Name:
Title:

N-3

Execution Version

ATTACHMENT O

NOTICE OF FINAL ACCEPTANCE FORM

The Notice of Final Acceptance submitted by Bechtel pursuant to the Agreement shall be in a form substantially similar to the Notice of Final Acceptance Form attached hereto as Attachment O.

O-1	EPCM Agreement

NOTICE OF FINAL ACCEPTANCE FORM

Date:

Sabine Pass LNG, L.P.

717 Texas Avenue, Suite 3100

Houston, Texas 77002

Attention: Ed Lehotsky

Re:	NOTICE OF FINAL ACCEPTANCE — Agreement for Engineering, Procurement, Construction and Management of Construction Services, dated as of July 21, 2006 (the “Agreement”), by and between Sabine Pass LNG, L.P. (“Company”) and Bechtel Corporation (“Bechtel”)

Pursuant to Section 11.6 of the Agreement, Bechtel hereby certifies that all Work and all other obligations under the Agreement (except for that Work and obligations that survive the termination or expiration of the Agreement, including obligations for Warranties and correction of Defective Services pursuant to Article 13 and management of warranty or remedial work by Company Contractors as set forth in Section 11.6) are fully and completely performed in accordance with the terms of the Agreement, including: (i) the achievement of Provisional Acceptance (BOP), Provisional Acceptance (Tank S-104) and Provisional Acceptance (Tank S-105); (ii) the completion of all Punchlist items, except those Punchlist items that Company has expressly in writing excused Bechtel or Company Contractors from performing; (iii) delivery by Bechtel to Company of a fully executed final conditional lien and claim waiver in the form of Attachment I, Schedule I-3; (iv) delivery by Bechtel of fully executed final conditional lien and claim waivers from all Bechtel Subcontractors in the form of Attachment I, Schedule I-4; (v) delivery by all Company Contractors and their subcontractors of conditional or unconditional final lien and claim waivers as required by the applicable Company Contracts; (vi) delivery by Bechtel to Company of all documentation required to be delivered under this Agreement as a prerequisite of achievement of Final Acceptance; (vii) unless otherwise instructed by Company pursuant to Section 18.2, removal from the Phase 2 Site of all of the personnel, supplies, waste, materials, rubbish, and temporary facilities of Bechtel, Bechtel Subcontractors and Company Contractors; (viii) delivery by Bechtel to Company of all remaining consumable spare parts and capital spare parts purchased by Bechtel or its Subcontractors and still in Bechtel’s or its Subcontractors’ possession; and (ix) Bechtel hereby delivers this Notice of Final Acceptance as required under Section 11.6 of the Agreement.

Bechtel certifies that it achieved all requirements under the Agreement for Final Acceptance on                     , 200__.

Attached is all documentation required under the Agreement to be provided by Bechtel with this Notice of Final Acceptance.

IN WITNESS WHEREOF, Bechtel has caused this Notice of Final Acceptance to be duly executed and delivered as of the date first written above.

BECHTEL CORPORATION

By:
Name:
Title:
Date:

cc:	Sabine Pass LNG, L.P.

717 Texas Avenue, Suite 3100

Houston, Texas 77002

Attn: General Counsel

O-2

Company Acceptance or Rejection of Notice of Final Acceptance

Pursuant to Section 11.6 of the Agreement, Company                      accepts or                      rejects (check one) the Notice of Final Acceptance.

If Final Acceptance was achieved, Final Acceptance was achieved on                     , 200__.

Acceptance of the Notice of Final Acceptance shall not relieve Bechtel of any of Bechtel’s remaining obligations in accordance with the requirements of the Agreement, nor shall it in any way release Bechtel or any surety of Bechtel from any obligations or liability pursuant to the Agreement, including obligations with respect to unperformed obligations of the Agreement or for any Work that does not conform to the requirements of this Agreement, including Warranty obligations.

The basis for any rejection of the Notice of Final Acceptance is attached hereto.

For and on behalf of

SABINE PASS LNG, L.P.

By: Sabine Pass LNG-LP, Inc., its General Partner

By:
Name:
Title:

O-3

Execution Version

ATTACHMENT P

NOTICE OF RFH FORM

Any Notice of RFH submitted by Bechtel pursuant to the Agreement shall be in a form substantially similar to the Notice of RFH Form attached hereto as Attachment P.

P-1	EPCM Agreement

NOTICE OF RFH FORM

Date:

Sabine Pass LNG, L.P.

717 Texas Avenue, Suite 3100

Houston, Texas 77002

Attention: Ed Lehotsky

Re:	NOTICE OF RFH — Agreement for Engineering, Procurement, Construction and Management of Construction Services of the Sabine Pass LNG Phase 2 Receiving, Storage and Regasification Terminal Expansion, dated as of July 21, 2006 (the “Agreement”), by and between Sabine Pass LNG, L.P. (“Company”) and Bechtel Corporation (“Bechtel”)

Pursuant to Section 11.1.1 of the Agreement, Bechtel hereby certifies that it has completed all requirements under the Agreement for Ready for Handover with respect to the following System:

____________________________________________________________________________________________________________

____________________________________________________________________________________________________________

(list applicable System for the Phase 2 Project)

including: (i) Bechtel has completed all applicable Services and all work to be performed by Company Contractors have occurred, other than Services and work of a Punchlist nature, in accordance with the requirements contained in this Agreement and the Company Contracts to ensure that the System is ready for commissioning and startup; (ii) Bechtel has submitted, and Company has approved, detailed requirements for Ready for Handover for the System; and (iii) Bechtel hereby delivers to Company this Notice of RFH as required by Section 11.1 of the Agreement.

Attached is supporting documentation which is reasonably required under the Agreement to establish that the requirements for Ready for Handover for the System have been met.

Bechtel certifies that it achieved all requirements under the Agreement for Ready for Handover for the System on ____________, 200__.

IN WITNESS WHEREOF, Bechtel has caused this Notice of RFH for the System to be duly executed and delivered as of the date first written above.

BECHTEL CORPORATION

By:
Name:
Title:
Date:

cc:	Sabine Pass LNG, L.P.

717 Texas Avenue, Suite 3100

Houston, Texas 77002

Attn: General Counsel

P-2

Company Acceptance or Rejection of Notice of RFH

Pursuant to Section 11.1.1 of the Agreement, Company                      accepts or                      rejects (check one) the Notice of RFH.

If Ready for Handover was achieved, Ready for Handover was achieved on ___________, 200__.

Acceptance of Ready for Handover shall not relieve Bechtel of any of Bechtel’s obligations to perform the Work in accordance with the requirements of the Agreement, nor shall it in any way release Bechtel or any surety of Bechtel from any obligations or liability pursuant to the Agreement, including obligations with respect to unperformed obligations of the Agreement or for any Work that does not conform to the requirements of this Agreement.

The basis for any rejection of Ready for Handover is attached hereto.

For and on behalf of

SABINE PASS LNG, L.P.

By: Sabine Pass LNG-LP, Inc., its General Partner

By:
Name:
Title:

P-3